Filed Pursuant to Rule 424(b)(2)
Registration No. 333-236629-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 9, 2020)

423,372,629 Shares

Common Stock

We are offering 423,372,629 shares of our common stock. Our shares of common stock are listed on the New York Stock Exchange under the symbol “PCG.” On June 25, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $9.73 per share.

We have granted the underwriters a 30-day option to purchase up to 42,337,263 additional shares of common stock from us at the public offering price, less underwriting discounts and commissions.

The underwriters have reserved up to $1.25 billion of the shares of common stock being offered hereby for sale at the public offering price to certain investors who beneficially own, together with their affiliates, at least 1,000,000 shares of our common stock as of 5:00 pm ET on June 19, 2020 as part of a reserved allocation program. See “Underwriting—Reserved Allocation” in this prospectus supplement.

Concurrently with this offering, we are offering our equity units (the “Equity Units”) pursuant to a separate prospectus supplement (the “Concurrent Equity Units Offering”). The Concurrent Equity Units Offering, if consummated, is expected to generate gross proceeds to the Company of approximately $1.21 billion (or approximately $1.33 billion if the underwriters in that offering exercise their over-allotment option in full). The completion of this offering is not conditioned on the completion of the Concurrent Equity Units Offering, and the completion of the Concurrent Equity Units Offering is not conditioned on the completion of this offering. See “Prospectus Summary—Concurrent Equity Units Offering” in this prospectus supplement. However, both the completion of this offering and the Concurrent Equity Units Offering are conditioned upon the occurrence of the Effective Date (as defined herein), which in turn is conditioned upon the Debtors (as defined herein) having obtained funding for the Plan of Reorganization.

We have also entered into certain prepaid forward stock purchase agreements with the Backstop Parties (as defined herein) to backstop the options we have granted to the underwriters of this offering and the Concurrent Equity Units Offering to purchase additional shares of our common stock and Equity Units, respectively. If the underwriters do not exercise or only partially exercise these options, we will issue up to $522,727,273 of shares of our common stock to the Backstop Parties at the Settlement Price (as defined herein) (such issuance, the “Greenshoe Backstop”). See “Prospectus Summary—Recent Developments—Greenshoe Backstop” in this prospectus supplement.

Investing in our common stock involves risks. For a description of these risks, see “Risk Factors” beginning on page S-24 of this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2019 Annual Report (as defined herein) and in Item 1A of Part II of the Q1 Quarterly Report (as defined herein) incorporated by reference herein.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to the Public	$9.50	$4,022,039,975.50
Underwriting Discounts and Commissions	$0.12825	$54,297,539.67
Proceeds to PG&E Corporation Before Expenses	$9.37175	$3,967,742,435.83

Delivery of the shares will be made on or about July 1, 2020 through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan

Barclays	Citigroup	BofA Securities

Co-Managers

BNP PARIBAS	Credit Suisse	Mizuho Securities	MUFG	Wells Fargo Securities

BMO Capital Markets	Wolfe Capital Markets and Advisory	BNY Mellon Capital Markets, LLC

Academy Securities	CastleOak Securities, L.P.	Loop Capital Markets

Ramirez & Co., Inc.	Siebert Williams Shank

June 25, 2020

This prospectus supplement should be read in conjunction with the accompanying prospectus and any related free writing prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither we nor any underwriter is making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date hereof.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. When used in this prospectus supplement, (i) the “Utility” refers to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation, and (ii) the “underwriters” refers to the firms listed on the cover page of this prospectus supplement. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus supplement under the headings “Forward Looking Statements” and “Capitalization,” we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus supplement, we refer only to PG&E Corporation, as the issuer of common stock in this offering, and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided or the context otherwise requires. When we refer to the “Debtors” or “Reorganized Debtors” in this prospectus supplement, we refer to PG&E Corporation and Pacific Gas and Electric Company. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K for the year ended December 31, 2019, as amended (the “2019 Annual Report”), which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

In connection with the Plan of Reorganization (as defined herein), PG&E Corporation and the Utility were required to prepare projected financial information to demonstrate to the Bankruptcy Court (as defined herein) the feasibility of the Plan of Reorganization and the ability of PG&E Corporation and the Utility to continue operations and satisfy their obligations under the Plan of Reorganization upon emergence from the Chapter 11 Cases (as defined herein). Neither those projections, which are attached as an exhibit to the Disclosure Statement (as defined herein) previously furnished to the SEC, nor any projections contained in any form of the Disclosure Statement previously furnished to the SEC, are incorporated by reference in this prospectus supplement or should be considered or relied upon in connection with the purchase of our common stock offered hereby. Neither the projections nor any form of the Disclosure Statement were prepared for the purpose of any offering of our common stock and have not been, and may not be, updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. The projections do not reflect events or developments that occurred subsequent to the date of their publication. For example, the projections do not reflect any updated interest expense assumptions related to subsequent debt financing transactions. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks, including those risks discussed in the section titled “Risk Factors” in this prospectus supplement and in the section titled “Risk Factors” in Item 1A of Part I of the 2019 Annual Report and in Item 1A of Part II of our quarterly report on Form 10-Q for the three months ended March 31, 2020 (the “Q1 Quarterly Report”) incorporated by reference herein. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections, the Disclosure Statement or any form of the Disclosure Statement previously furnished to the SEC in deciding whether to invest in our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus supplement. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to liabilities subject to compromise, insurance receivable, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We and the Utility are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

the risks and uncertainties associated with the Chapter 11 Cases, including, but not limited to, the ability to consummate and implement the Plan of Reorganization, as approved by the Bankruptcy Court; the ability to obtain additional required state or federal regulatory approvals; increased costs related to the Chapter 11 Cases; the ability to obtain sufficient financing sources for ongoing and future operations and investments;

•

the effect of any appeals or objections related to the Plan of Reorganization, the Funding Transactions Order (as defined herein) or the Confirmation Order (as defined herein), including the injunction contained in the Plan of Reorganization and the Confirmation Order that channels certain pre-petition fire-related claims to trusts to be satisfied from the trusts’ assets;

•

the ability to satisfy the conditions precedent to financing under the Amended and Restated Chapter 11 Plan Backstop Commitment Letters dated on or about March 4, 2020 with the Backstop Parties (as amended by the Consent Agreements (as defined herein) and as may be further amended, restated, modified, or supplemented from time to time, collectively, the “Equity Backstop Commitment Letters”) and the debt commitment letters dated October 11, 2019 with the Commitment Parties (as defined herein) (as amended, collectively, the “Debt Backstop Commitment Letters”) and the risk that such agreements may be terminated; the risk that each of the Restructuring Support Agreements dated January 22, 2020 with certain holders of funded indebtedness of the Utility, the Amended and Restated Restructuring Support Agreement dated November 1, 2019 with certain holders of subrogation claims, the Restructuring Support Agreement dated December 6, 2019 with the Official Committee of Tort Claimants, the Consenting Fire Claimants Professionals and the Shareholder Proponents (as defined therein) (as may be amended, modified, or supplemented from time to time, the “TCC RSA”) or the Plan Support Agreements as to Plan Treatment of Public Entities’ Wildfire Claims each dated June 18, 2019 with Supporting Public Entities (as defined therein) (as may be amended, modified, or supplemented from time to time, the “PSAs”) could be terminated; disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance;

•

if PG&E Corporation issues shares in respect of HoldCo Rescission or Damage Claims, PG&E Corporation may be obligated to issue additional shares of common stock to the Fire Victim Trust, resulting in additional dilution to holders of PG&E Corporation common stock (each such capitalized term as defined herein);

•	whether PG&E Corporation and the Utility will be able to successfully implement the Plan of Reorganization;

•

if the Plan of Reorganization fails to go effective in accordance with certain required dates, it could result in significant delay of the administration of the Chapter 11 Cases and result in the implementation of the Case Resolution Contingency Process as provided in the Bankruptcy Court’s Order Pursuant to 11 U.S.C.

Sections 105 and 363 and Fed. R. Bankr. P. 9019 (i) Approving Case Resolution Contingency Process and (ii) Granting Related Relief [Docket No. 6721] dated April 9, 2020, which was amended and superseded by the Order entered on April 24, 2020 [Docket No. 6937] (the “CRCP Order”). As more fully provided therein, the CRCP Order provides for, among other things, a sale process in the event the Plan of Reorganization fails to go effective in accordance with certain required dates;

•	whether the Utility is able to participate in the Wildfire Fund under AB 1054, and the consequences, including financial, of any inability to participate;

•	restrictions on PG&E Corporation’s and the Utility’s ability to pursue strategic and operational initiatives for the duration of the Chapter 11 Cases and upon emergence from the Chapter 11 Cases;

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PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and, among other things, the potential financial and other restructuring currently contemplated by the Plan of Reorganization;

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the possibility that PG&E Corporation and the Utility will not be able to meet the conditions precedent to funding under the Equity Backstop Commitment Letters and the Debt Backstop Commitment Letters, or that events or circumstances will occur that give rise to termination rights of the Backstop Parties or Commitment Parties under the Equity Backstop Commitment Letters or Debt Backstop Commitment Letters, respectively (or, to the extent that funds have been placed in escrow following the consummation of one or more debt transactions, that PG&E Corporation and the Utility will not be able to meet the conditions precedent to release such funds from escrow), which could make raising funds to pay claims and exit Chapter 11 difficult or uneconomic;

•

the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner and on acceptable terms in order to emerge from the Chapter 11 Cases and to raise financing for operations and investment after emergence;

•	the impact of AB 1054 on potential losses in connection with future wildfires, including the CPUC’s implementation of the procedures for recovering such losses;

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the impact of the 2018 Camp fire, the 2017 Northern California wildfires and the 2015 Butte fire, including whether the Utility will be able to timely recover any costs incurred therewith in excess of insurance not disallowed from recovery in the Wildfire OII; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liability associated with these fires; the timing and amount of insurance recoveries; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC, SEC or any other law enforcement agency were to bring an enforcement action, including, if the March 17, 2020 plea agreement (the “Plea Agreement”) is terminated, a criminal proceeding, and determination that the Utility failed to comply with applicable laws and regulations (which actions could also adversely impact a timely emergence from the Chapter 11 Cases);

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the ability of PG&E Corporation and the Utility to finance costs, expenses and other possible losses with respect to claims related to the 2018 Camp fire and the 2017 Northern California wildfires, through securitization mechanisms or otherwise, which potential financings are not addressed by the Wildfire Fund as it only applies to wildfires occurring after July 12, 2019;

•	the timing and outcome of any proceeding to recover 2015 Butte fire-related costs in excess of insurance through rates;

•	the risks and uncertainties associated with the 2019 Kincade fire;

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the timing and outcome of future regulatory and legislative developments in connection with SB 901, including future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility or its industry;

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the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer invoices, the ability of the Utility to offset these effects, including with spending reductions, and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic through cost recovery, and the impact of workforce disruptions, if any;

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the outcome of the Utility’s Community Wildfire Safety Program that the Utility has developed in coordination with first responders, civic and community leaders, and customers to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with the targets and metrics set forth in the 2020-2022 Wildfire Mitigation Plan; and the cost of the program and the timing and outcome of any proceeding to recover such cost through rates;

•	whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery;

•	whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims;

•	increased employee attrition as a result of the filing of the Chapter 11 Cases and the challenging political and operating environment facing PG&E Corporation and the Utility;

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the impact of the Utility’s implementation of its Public Safety Power Shutoff (“PSPS”) program, including the timing and outcome of the PSPS OII and order to show cause, and whether any fines or penalties or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

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the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, future applications for FHPMA, FRMMA, and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings;

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the outcome of the probation and the monitorship imposed by the federal court after the Utility’s conviction in the federal criminal trial in 2017, the timing and outcomes of the debarment proceeding, potential reliability penalties or sanctions from the North American Electric Reliability Corporation, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas- and electric-related laws and regulations, and the ultimate amount of fines, penalties, and remedial costs that the Utility may incur in connection with the outcomes including the costs of complying with any additional conditions of probation imposed in connection with the Utility’s federal criminal proceeding, such as expenses associated with any material expansion of the Utility’s vegetation management program, including as a result of the probation proceedings before the U.S. District Court, as well as the impact of additional conditions of probation on PG&E Corporation’s and the Utility’s ability to make distributions to shareholders;

•	the timing and outcomes of any other material litigations, regulatory investigations or claims that will not be discharged through the Chapter 11 Cases;

•	the impact of any claims for contribution or indemnity asserted with respect to the 2018 Camp fire, the 2017 Northern California wildfires and the 2015 Butte fire;

•	the effects on PG&E Corporation’s and the Utility’s reputations caused by matters such as the CPUC’s investigations and enforcement proceedings;

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the outcome of the Safety Culture OII proceeding, and future legislative or regulatory actions that may be taken, such as requiring the Utility to separate its electric and natural gas businesses, or restructure into separate entities, or undertake some other corporate restructuring, or transfer ownership of the Utility’s assets to municipalities or other public entities, or implement corporate governance changes;

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whether the Utility can control its operating costs within the authorized levels of spending, and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve project savings, the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

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whether the Utility and its third-party vendors and contractors are able to protect the Utility’s operational networks and information technology systems from cyber- and physical attacks, or other internal or external hazards;

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the timing and outcome in the Court of Appeals of the appeal of FERC’s order denying rehearing on September 19, 2019 of the complaint filed by the CPUC and certain other parties that the Utility provide an open and transparent planning process for its capital transmission projects that do not go through the CAISO’s Transmission Planning Process to allow for greater participation and input from interested parties; and the timing and outcome of FERC’s Order on Remand on July 18, 2019 granting the Utility a 50 basis point ROE incentive adder for continued participation in the CAISO;

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the outcome of current and future self-reports, investigations, or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion, or replacement of its electric and gas facilities, electric grid reliability, inspection and maintenance practices, customer billing and privacy, physical and cybersecurity, environmental laws and regulations; and the outcome of existing and future SED notices of violations;

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the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Utility’s known and unknown remediation obligations; and the extent to which the Utility is able to recover environmental costs in rates or from other sources;

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the impact of SB 100, signed into law on September 10, 2018, which increased the percentage from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030 and establishes state policy that 100% of all retail electricity sales must come from renewable portfolio standard-eligible or carbon-free resources by 2045;

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how the CPUC and the CARB implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Utility is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Utility is able to timely recover its associated investment costs;

•	the impact of the California governor’s executive order issued on January 26, 2018, to implement a new target of five million zero-emission vehicles on the road in California by 2030;

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the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

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the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of potential actions, such as legislation, taken by state agencies that may affect the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

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the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability;

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the outcome of future legislative developments in connection with the amendment to SB 350 introduced on May 18, 2020 that would implement the terms of the CRCP Order and purchase option to which PG&E Corporation and the Utility have committed by authorizing the creation of a non-profit public benefit corporation by the State of California for the purpose of acquiring the Utility’s assets and providing electric and gas service in the Utility’s territory in the event that the Plan of Reorganization fails to go effective in accordance with certain required dates, or if the CPUC revokes the Utility’s certificate of public convenience and necessity;

•	whether the Utility’s climate change adaptation strategies are successful;

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the breakdown or failure of equipment that can cause damages, including fires, and unplanned outages; and whether the Utility will be subject to investigations, penalties, and other costs in connection with such events;

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the impact that reductions in Utility customer demand for electricity and natural gas, driven by customer departures to CCAs and DA providers, have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services;

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the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

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the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Utility can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

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the impact of the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the uncertainty in connection with the 2018 Camp fire and the 2017 Northern California wildfires, the ultimate outcomes of the CPUC’s pending investigations, and other enforcement matters will impact the Utility’s ability to make distributions to PG&E Corporation;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;

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whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as a result of the implementation of the Plan of Reorganization and in subsequent years;

•	changes in the regulatory and economic environment, including potential changes affecting renewable energy sources and associated tax credits, as a result of the current federal administration; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the section titled “Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2019 Annual Report and in Item 1A of Part II of the Q1 Quarterly Report incorporated by reference herein.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part and the documents that we refer to under the section of the accompanying prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statements. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of this offering and our business, you should read and carefully consider this entire prospectus supplement, including the section titled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.

Our Company

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility provides natural gas and electric service to approximately 16 million people throughout a 70,000-square-mile service area in northern and central California. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers. As of December 31, 2019, approximately two-thirds of the Utility’s revenues were associated with owning and operating gas, electric, and generation infrastructure. The remaining third were pass-through costs primarily associated with commodity procurement. The Utility had approximately $86.15 billion in assets at March 31, 2020 and generated operating revenues of approximately $17.1 billion in 2019.

At December 31, 2019, the Utility owned approximately 18,000 circuit miles of interconnected transmission lines operating at voltages ranging from 60 kilovolt (“kV”) to 500 kV. The Utility also operated 33 electric transmission substations with a capacity of approximately 65,000 megavolt ampere (“MVA”). The Utility’s electric transmission system is interconnected with electric power systems in the Western Electricity Coordinating Council, which includes many western states, the Canadian provinces of Alberta and British Columbia, and parts of Mexico. The Utility’s electric distribution network consists of approximately 107,000 circuit miles of distribution lines (of which, as of December 31, 2019, approximately 25% are underground and approximately 75% are overhead), 68 transmission switching substations, and 760 distribution substations, with a capacity of approximately 32,000 MVA. At December 31, 2019, the Utility’s natural gas system consisted of approximately 43,300 miles of distribution pipelines, over 6,300 miles of backbone and local transmission pipelines, and various storage facilities. The Utility owns and operates eight natural gas compressor stations on its backbone transmission system and one small station on its local transmission system that are used to move gas through its pipelines.

The Utility is regulated primarily by the CPUC and the FERC. The CPUC has jurisdiction over the rates and terms and conditions of service for the Utility’s electric and natural gas distribution operations, electric generation, and natural gas transmission and storage services. The CPUC also has exercised jurisdiction over the Utility’s issuances of securities, dispositions of utility assets and facilities, energy purchases on behalf of the Utility’s electric and natural gas retail customers, rates of return, rates of depreciation, oversight of nuclear decommissioning, and aspects of the siting of facilities used in providing electric and natural gas utility service. The Utility’s ability to recover revenue requirements authorized by the CPUC in these rate cases is independent, or “decoupled,” from the volume of the Utility’s sales of electricity and natural gas services. As a result, the Utility’s base revenues are not impacted by fluctuations in sales resulting from, for example, weather or economic conditions.

On December 19, 2019, the CPUC issued a final decision that authorized the Utility’s capital structure and rates of return for the Utility’s electric generation, electric and natural gas distribution, and natural gas transmission and storage rate base through 2023, consisting of 52% common equity, 47.5% long-term debt, and 0.5% preferred stock. The CPUC also set the authorized ROE through 2023 at 10.25% and reset the cost of debt to 5.16%. The CPUC also authorized the continuation of an adjustment mechanism to allow the Utility’s cost of debt and ROE to be adjusted if the utility bond index changes by certain thresholds, which are reviewed annually. In the Utility’s cost of capital proceedings, the Utility acknowledged that its cost of long-term debt for cost of capital purposes may be different than the approved cost upon the Utility’s emergence from the Chapter 11 Cases. To account for this possible difference, the Utility proposed to update its cost of debt for cost of capital purposes for the period beginning after the Utility’s emergence from the Chapter 11 Cases to incorporate the costs of its exit financing, and the appropriate forward-looking forecast of debt costs for the remaining forecast period. The CPUC found the Utility’s proposal to be reasonable and adopted it.

The FERC has jurisdiction over the Utility’s electric transmission revenue requirements and rates, the licensing of substantially all of the Utility’s hydroelectric generation facilities, and the interstate sale and transportation of natural gas. Under the formula rate mechanism, transmission revenue requirements will be updated to the actual cost of service annually as part of the true-up process.

In addition, the Nuclear Regulatory Commission (the “NRC”) oversees the licensing, construction, operation, and decommissioning of the Utility’s nuclear generation facilities.

The Utility provides natural gas transportation services to “core” customers (i.e., small commercial and residential customers) and to “non-core” customers (i.e., industrial, large commercial, and natural gas-fired electric generation facilities) that are connected to the Utility’s gas system in its service territory. Core customers can purchase natural gas procurement service (i.e., natural gas supply) from either the Utility or non-utility third-party gas procurement service providers (referred to as “core transport agents”). When core customers purchase gas supply from a core transport agent, the Utility continues to provide gas delivery, metering and billing services to customers. When the Utility provides both transportation and procurement services, the Utility refers to the combined service as “bundled” natural gas service. Currently, more than 97% of core customers, representing approximately 82% of the annual core market demand, receive bundled natural gas service from the Utility.

The principal executive offices of PG&E Corporation and the Utility are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000. Our website address is www.pge.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Concurrent Equity Units Offering

Concurrently with this offering, PG&E Corporation is offering its Equity Units pursuant to a separate prospectus supplement. Each Equity Unit is comprised of (i) a prepaid forward stock purchase contract issued by PG&E Corporation (a “Purchase Contract”) and (ii) an undivided beneficial ownership interest in specified zero-coupon U.S. treasury strips (the “Treasury Strips”) that mature on a quarterly basis from, and including, August 15, 2020 through, and including, August 15, 2023 (the “Treasury Strips Component”). Unless settled earlier at the holder’s option, each Purchase Contract will, subject to postponement in certain limited circumstances, automatically settle on August 16, 2023, and PG&E Corporation will deliver a specified number of shares of its common stock upon the settlement of Purchase Contracts based upon applicable settlement rates and the applicable market value of PG&E Corporation’s common stock. The Treasury Strips will be held by The Bank of New York Mellon Trust Company, N.A., as custodian for the holders of Equity Units

(the “Custodian”). Payments in respect of the Treasury Strips Components will be made by the Custodian on the business day immediately following the maturity date of each Treasury Strip underlying the Equity Units. PG&E Corporation is offering approximately $1.45 billion of Equity Units, approximately $0.25 billion of which will be used to purchase the Treasury Strips. Neither PG&E Corporation nor the Utility will receive any proceeds from the sale of, and will have no obligations with respect to, the Treasury Strips. The sale of the Purchase Contracts pursuant to the Concurrent Equity Units Offering, if consummated, is expected to generate gross proceeds to the Company of approximately $1.21 billion (or approximately $1.33 billion if the underwriters in that offering exercise their over-allotment option in full).

This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Concurrent Equity Units Offering. The completion of this offering is not conditioned on the completion of the Concurrent Equity Units Offering, and the completion of the Concurrent Equity Units Offering is not conditioned on the completion of this offering. However, both the completion of this offering and the Concurrent Equity Units Offering are conditioned upon the occurrence of the Effective Date, which in turn is conditioned upon the Debtors having obtained funding for the Plan of Reorganization.

Recent Developments

Approval of the Plan of Reorganization

On June 20, 2020, the Bankruptcy Court entered an order [Docket No. 8053] (the “Confirmation Order”) confirming the Plan of Reorganization, which incorporates the Bankruptcy Court’s prior order [Docket No. 7909] authorizing PG&E Corporation and the Utility to enter into the Plan Financing Transactions (as defined below), including issuing the shares of common stock offered hereby. The Debtors will emerge from the Chapter 11 Cases on the effective date of the Plan of Reorganization (the “Effective Date”). The Effective Date will not occur, and the Plan of Reorganization will not be consummated, unless and until the conditions to the occurrence of the Effective Date provided in the Plan of Reorganization have been satisfied or duly waived pursuant to the terms of the Plan of Reorganization. There can be no assurance that the Effective Date will occur.

Plan Financing Transactions

As a condition to emergence and in order to effectuate the Reorganization, PG&E Corporation expects to raise an aggregate of $9.0 billion of gross proceeds in cash through this offering and the other Equity Offerings, and PG&E Corporation and the Utility expect to raise an aggregate of $16.675 billion of gross proceeds in cash through one or more debt financing transactions, including the entry into one or more credit facilities and/or term loans (collectively, the “Plan Financing Transactions”).

PG&E Corporation and the Utility expect to enter into, or have entered into, the following financing transactions as part of the Plan Financing Transactions:

•

PG&E Corporation expects to raise an aggregate of approximately $9.0 billion of gross proceeds in cash through the combination of this offering, the Concurrent Equity Units Offering, the options granted to the underwriters of this offering and the Concurrent Equity Units Offering to purchase additional shares of our common stock and Equity Units, respectively, and/or the Greenshoe Backstop, and the PIPE Transaction (as defined below) (collectively, the “Equity Offerings”);

•

PG&E Corporation issued $2.0 billion of New HoldCo Secured Notes (as defined herein) pursuant to the HoldCo Notes Issuance (as defined herein) and entered into the New HoldCo Term Loan Credit Agreement (as defined herein) on June 23, 2020, the net proceeds of which have been deposited in escrow pending the satisfaction of certain conditions, including consummation of the Plan; and

•

the Utility issued $8.925 billion of first mortgage bonds pursuant to the FMB Issuance, the net proceeds of which have been deposited in escrow pending the satisfaction of certain conditions, including consummation of the Plan of Reorganization.

In addition to the foregoing, PG&E Corporation and the Utility expect to enter into the following financing transactions as part of the Plan Financing Transactions:

•	PG&E Corporation expects to enter into a revolving credit agreement consisting of a $500.0 million revolving credit facility (anticipated to be undrawn on the Effective Date);

•

the Utility expects to enter into a revolving credit agreement consisting of a $3.5 billion revolving credit facility (to the extent cash and cash equivalents as of the Effective Date are insufficient for the purpose of funding the uses described under the heading “Uses of Funds” under “Use of Proceeds,” we expect to draw on the revolving credit agreement; in addition, availability thereunder will be reduced by the amount of letters of credit that will be outstanding thereunder as of the Effective Date); and

•	the Utility expects to enter into a term loan credit agreement consisting of an up to $3.0 billion term loan credit facility.

Neither PG&E Corporation nor the Utility can provide any assurance that this offering or the other Plan Financing Transactions will be completed on the terms PG&E Corporation or the Utility anticipate, or at all. The terms and conditions of certain of the Plan Financing Transactions described herein have not been finalized and are subject to change. Investors are encouraged not to place undue reliance on such descriptions in deciding to invest in the shares of common stock offered hereby, as changes may be made after the date of this prospectus supplement.

The completion of this offering and any other Plan Financing Transactions are not conditioned upon one another. However, the release of the aggregate net proceeds of PG&E Corporation’s and the Utility’s debt transactions from escrow are conditioned upon the waiver or satisfaction of certain escrow conditions, which conditions include, among other things, the Debtors having obtained funding for the Reorganization. Similarly, the consummation of each of the other Plan Financing Transactions, including this offering, the Concurrent Equity Units Offering and the PIPE Transaction, is conditioned upon, among other things, the Effective Date, which in turn is conditioned upon the Debtors having obtained funding for the Plan of Reorganization.

See “Plan of Reorganization—Plan Financing Transactions” and “Description of Indebtedness and Preferred Stock” for more information.

Equity Backstop Commitment Letters

Pursuant to the Equity Backstop Commitment Letters, the investors party thereto (collectively, the “Backstop Parties”) have severally agreed, subject to certain terms and conditions, to purchase up to an aggregate amount of shares of PG&E Corporation’s common stock equal to $9.0 billion (less the net proceeds of any one or more offerings of equity and/or equity-linked securities of PG&E Corporation (including this offering, the Concurrent Equity Units Offering and the PIPE Transaction)), at the Backstop Price (as defined below). In the event that we raise less than an aggregate of $9.0 billion of gross proceeds from the Equity Offerings, we expect to terminate this offering and instead draw on the backstop commitments contemplated by the Equity Backstop Commitment Letters (the “Equity Backstop Commitments”) in order to raise additional equity capital in an amount equal to such shortfall, subject to satisfaction (or waiver by the Backstop Parties) of the conditions set forth the Equity Backstop Commitment Letters.

As consideration for their obligations under the Equity Backstop Commitment Letters, the Backstop Parties will receive on the Effective Date a commitment premium generally payable in shares of common stock equal to 119,000,000 shares in the aggregate, subject to adjustment as set forth in the Equity Backstop Commitment Letters, as well as 50,000,000 additional shares of common stock in the aggregate as the Additional Backstop

Commitment Share Premium (as defined herein). All such shares are being issued pursuant to an exemption from registration under the Securities Act set forth in the Bankruptcy Code. The Backstop Parties will not be subject to any lock-up agreements with us or the underwriters of this offering, and as a result, such shares, as a general matter, will be freely tradeable by the Backstop Parties upon receipt on the Effective Date. See “Plan of Reorganization—Equity Backstop Commitment Letters.”

Greenshoe Backstop

On June 19, 2020, PG&E Corporation entered into Forward Stock Purchase Agreements (the “Forward Stock Purchase Agreements”) with the Backstop Parties, pursuant to which the Backstop Parties severally agreed, subject to certain terms and conditions, to purchase up to an aggregate amount of shares of PG&E Corporation’s common stock equal to $522,727,273 (the “Aggregate Greenshoe Backstop Purchase Amount”), at a price per share equal to the lesser of (i) the public price per share of this offering and (ii) the price per share payable by the PIPE Investors pursuant to the Investment Agreement (such lesser price, the “Settlement Price”) as described under “—PIPE Transaction” below. The Settlement Price has been determined to be $9.50. The term of the Forward Stock Purchase Agreements is 30 days from the date of this prospectus supplement.

If, during the term of the Forward Stock Purchase Agreements, the underwriters of this offering and/or the Concurrent Equity Units Offering exercise their options to purchase additional shares of our common stock or Equity Units, respectively, PG&E Corporation will redeem a portion of the rights under the Forward Stock Purchase Agreements to receive common stock and return to the Backstop Parties a portion of the Aggregate Greenshoe Backstop Purchase Amount equal to the gross proceeds received by PG&E Corporation from the sale of such additional shares of common stock and/or Equity Units to the underwriters. If the underwriters do not exercise or only partially exercise their option to purchase additional securities, then shortly after the expiration of the Forward Stock Purchase Agreements, PG&E Corporation will issue and deliver to the Backstop Parties a number of shares of common stock equal to the unredeemed portion of the Aggregate Greenshoe Backstop Purchase Amount divided by the Settlement Price.

Under the terms of the Forward Stock Purchase Agreements, the Backstop Parties are entitled to certain customary registration rights with respect to the shares of common stock delivered thereunder, which, among other things, require PG&E Corporation to register the resale of such shares under the Securities Act shortly following the delivery thereof and to use commercially reasonable efforts to maintain such registration. The Backstop Parties will not be subject to any lock-up agreements with us or the underwriters of this offering, and as a result, such shares, as a general matter, will be freely tradeable by the Backstop Parties upon effectiveness of the resale registration statement.

PIPE Transaction

On June 7, 2020, PG&E Corporation entered into an Investment Agreement (the “Investment Agreement”) with affiliates of Appaloosa, LP, Third Point LLC, Zimmer Partners, LP, Fidelity Management & Research Company, LLC and GIC Pte Ltd (each, a “PIPE Investor” and together, the “PIPE Investors”), relating to the issuance and sale to the PIPE Investors of an aggregate of $3.25 billion of PG&E Corporation’s common stock (the “PIPE Shares”) at a price per share to be equal to (a) if the price per share to the public in this offering is greater than $10.5263, the lesser of (i) 95% of the price per share to the public in this offering and (ii) $10.50 and (b) if the price per share to the public in this offering is equal to or less than $10.5263, the lesser of (x) the price per share to the public in this offering and (y) $10.00. Such price per share has been determined to be $9.50.

Issuance of common stock and consummation of the other transactions contemplated by the Investment Agreement (collectively, the “PIPE Transaction”) is conditioned upon, among other things, consummation by PG&E Corporation of at least $5.75 billion of gross proceeds of sales of common stock or other equity securities in respect of common stock other than pursuant to the Investment Agreement (of which at least $2.5 billion must be an underwritten offering of common stock) (such condition, the “PIPE Financing Condition”). We expect to satisfy the PIPE Financing Condition if this offering is consummated. Closing of the PIPE Transaction is expected to occur on the Effective Date. PG&E Corporation expects that the issuance and sale of common stock to the PIPE Investors will provide a portion of the $9.0 billion of gross proceeds it expects to raise through equity financing in connection with the Plan Financing Transactions.

Under the terms of the Investment Agreement, the PIPE Investors are entitled to certain customary registration rights with respect to the PIPE Shares, which, among other things, require PG&E Corporation to register the resale of the PIPE Shares under the Securities Act shortly following the Effective Date and to use commercially reasonable efforts to maintain such registration. Under the terms of the Investment Agreement, each PIPE Investor will be prohibited from selling or transferring the PIPE Shares, subject to certain exceptions, until 90 days after the closing of the PIPE Transaction.

This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the PIPE Transaction. This offering is not conditioned upon completion of the PIPE Transaction. However, both the completion of this offering and the Concurrent Equity Units Offering are conditioned upon the occurrence of the Effective Date, which in turn is conditioned upon the Debtors having obtained funding for the Plan of Reorganization.

The foregoing description of the terms of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the Investment Agreement and the schedules thereto, which is included as Exhibit 10.4 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on June 8, 2020.

Funding of Fire Victim Trust

In full satisfaction, release and discharge of the wildfire-related claims of certain individuals, public entities and other claimants (the “Fire Victim Claims”), on the Effective Date, we and the Utility will fund the Fire Victim Trust (as defined below under “Plan of Reorganization”) with aggregate consideration consisting of $6.75 billion in cash (including $1.35 billion on a deferred basis), common stock of reorganized PG&E Corporation representing 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, (plus certain other rights), in each case in accordance with the terms of the Plan of Reorganization. See “Plan of Reorganization—Funding of Fire Victim Trust” for more information.

THE OFFERING

Shares of Common Stock Offered	423,372,629 shares of our common stock.

Option to Purchase Additional Shares of Common Stock	42,337,263 shares of our common stock.

Greenshoe Backstop	We have entered into the Forward Stock Purchase Agreements with the Backstop Parties, pursuant to which the Backstop Parties severally committed to purchase up to an aggregate amount of shares of our common stock equal to $522,727,273 at the Settlement Price. If the underwriters of this offering and/or the Concurrent Equity Units Offering exercise their options to purchase additional shares of our common stock or Equity Units, respectively, we will use the gross proceeds received therefrom to redeem a corresponding portion of the Backstop Parties’ rights to receive shares of our common stock under the Forward Stock Purchase Agreements. If the underwriters do not exercise or only partially exercise their options to purchase additional securities, we will issue and deliver to the Backstop Parties an amount of shares of our common stock equal to the unredeemed portion under the Forward Stock Purchase Agreements at a price per share equal to Settlement Price. See “Prospectus Summary—Recent Developments—Greenshoe Backstop” in this prospectus supplement.

Shares of Common Stock to be Outstanding after this Offering	Approximately 2,079 million shares (or approximately 2,153 million shares if (i) the underwriters’ option to purchase additional shares of common stock in this offering is exercised in full and (ii) the underwriters in the Concurrent Equity Units Offering exercise their over-allotment option in full).

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $3,968 million (or approximately $4,365 million if the underwriters’ option to purchase additional shares of common stock is exercised in full), after deducting the underwriting discounts and commissions and before estimated offering expenses payable by us. We and the Utility intend to use the net proceeds from this offering, together with the net proceeds from the other Plan Financing Transactions, to effectuate the Reorganization (as defined herein) in accordance with the terms and conditions contained in the Plan of Reorganization. See “Use of Proceeds.”

Ownership Restrictions

We have adopted ownership restrictions in our amended and restated articles of incorporation (the “Amended Articles”) that prevent any person or entity (including certain groups of persons) from directly or indirectly acquiring 4.75% or more of our outstanding capital stock and other interests designated as our “stock” by the Board of Directors as disclosed in an SEC filing by us. Any transferee receiving stock or other such interests in violation of these restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders with respect to the stock or other such interests causing the violation. See the Amended Articles included as Exhibit 3.1 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on June 24, 2020, the section titled “Risk Factors—Risks Relating to this Offering and our Common Stock—Our common stock will be subject to ownership and transfer restrictions intended to preserve our ability to use our net operating loss carryforwards and other tax attributes” included in this prospectus supplement and the section titled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in the accompanying prospectus.

Accordingly, a person will not be entitled to purchase common stock in this offering to the extent that, as a result of such person purchasing shares of our common stock in this offering, such person or another person would violate the Ownership Restrictions. Any beneficial holder that acquires shares of our common stock in this offering will be deemed to have represented and warranted to us that neither it nor, to its knowledge, any other person, will violate the Ownership Restrictions as a result of such acquisition, including as a result of becoming a direct or indirect owner of 4.75% or more of our outstanding common stock.

Reserved Allocation	The underwriters have reserved for sale at the public offering price up to $1.25 billion of the shares of common stock being offered hereby for sale to certain investors who beneficially own, together with their affiliates, at least 1,000,000 shares of our common stock as of 5:00 p.m. ET on June 19, 2020 as part of a reserved allocation program. We do not know if these persons will choose to purchase all or any portion of the reserved allocation, but any purchases they make will reduce the number of shares otherwise available for purchase in this offering. See “Underwriting—Reserved Allocation” in this prospectus supplement.

Concurrent Equity Units Offering	Concurrently with this offering, we are offering our Equity Units pursuant to a separate prospectus supplement. The Concurrent Equity Units Offering, if consummated, is expected to generate gross proceeds to the Company of approximately $1.21 billion (or approximately $1.33 billion if the underwriters in that offering exercise their over-allotment option in full). Each Equity Unit is comprised of (i) a Purchase Contract and (ii) a Treasury Strips Component. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Concurrent Equity Units Offering. The completion of this offering is not conditioned on the completion of the Concurrent Equity Units Offering, and the completion of the Concurrent Equity Units Offering is not conditioned on the completion of this offering. However, both the completion of this offering and the Concurrent Equity Units Offering are conditioned upon the occurrence of the Effective Date, which in turn is conditioned upon the Debtors having obtained funding for the Plan of Reorganization. See “Prospectus Summary—Concurrent Equity Units Offering” in this prospectus supplement.

PIPE Transaction	We have entered into the Investment Agreement with the PIPE Investors, relating to the issuance and sale to the PIPE Investors of an aggregate of $3.25 billion of our common stock. Issuance of common stock and consummation of the other transactions contemplated by the Investment Agreement is conditioned upon, among other things, consummation of at least $5.75 billion of gross proceeds of sales of common stock or other equity securities in respect of common stock other than pursuant to the Investment Agreement (of which at least $2.5 billion must be an underwritten offering of common stock).

Risk Factors	See the risks that are described under “Risk Factors” in this prospectus supplement and under “Risk Factors” in Item 1A of Part I of the 2019 Annual Report and in Item 1A of Part II of the Q1 Quarterly Report, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

New York Stock Exchange Symbol	“PCG.”

Unless we specifically state otherwise, all share information in this prospectus supplement:

•	is based on 529,788,149 shares outstanding as of June 24, 2020;

•	gives effect to the issuance of approximately 42.3 million shares of our common stock pursuant to the exercise in full of the underwriters’ option to purchase additional shares of our common stock;

•

gives effect to the issuance of approximately 168.4 million shares of our common stock that may be issuable pursuant to the Purchase Contracts, assuming that (i) the underwriters of the Concurrent Equity Units Offering exercise their over-allotment option in full and approximately $16.0 million of equity units are issued in the Concurrent Equity Units Offering, (ii) the reference price in the Concurrent Equity Units Offering is equal to 9.50 (the share price of our common stock in this offering) and (iii) the maximum number of shares are issued upon settlement of the Purchase Contracts;

•

excludes the maximum of approximately 55.0 million shares of our common stock that may be issuable pursuant to the Forward Stock Purchase Agreements in connection with the Greenshoe Backstop, based on a Settlement Price of $9.50;

•	gives effect to the issuance of approximately 342.1 million shares of our common stock pursuant to the PIPE Transaction, based on a price per share of $9.50;

•	gives effect to the Reorganization, pursuant to which:

•

approximately 477.7 million shares of our common stock will be issued to the Fire Victim Trust, representing 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, in accordance with the terms of the Plan of Reorganization;

•

119.0 million shares of our common stock will be issued to the Backstop Parties as consideration for their obligations under the Equity Backstop Commitment Letters, subject to adjustment as set forth in the Equity Backstop Commitment Letters;

•	50.0 million additional shares of our common stock will be issued to the Backstop Parties as the Additional Backstop Commitment Share Premium; and

•

0.2 million shares of our common stock expected to be issued to directors within 30 days of the Effective Date in respect of vested equity awards (“Vested Shares”), assuming that the conversion price is $9.50 (the share price of our common stock in this offering); and

•

excludes approximately 50.1 million shares of our common stock reserve for issuance pursuant to PG&E Corporation’s 2014 Long Term Incentive Plan, as amended, which will become effective on the Effective Date; such shares do not include the Vested Shares and are not expected to be issued within 30 days of the Effective Date.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

Historical Consolidated Financial Information

The following table sets forth summary historical consolidated financial data as of the dates and for the periods indicated. The summary historical consolidated financial data as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018, and 2017, is derived from our audited consolidated financial statements, which are incorporated by reference herein. The summary historical consolidated financial data as of March 31, 2020 and for the three months ended March 31, 2020 and 2019, is derived from our unaudited consolidated financial statements, which are incorporated by reference herein. Our historical results are not necessarily indicative of the results to be expected for future periods, and our results for any interim period are not necessarily indicative of the results to be expected for the full fiscal year or any other future period. The summary historical consolidated financial data should be read in conjunction with the sections entitled “Capitalization,” “Risk Factors” and “The Offering” in this prospectus supplement and our historical consolidated financial statements and related notes thereto, which are included elsewhere or incorporated by reference herein.

	For the Years Ended December 31,			For the Three Months Ended March 31,
(In millions)	2019	2018	2017	2020	2019
Income Data:
Operating Revenues
Electric	$12,740	$12,713	$13,124	$3,040	$2,792
Natural Gas	4,389	4,046	4,011	1,266	1,219
Total Operating Revenues	17,129	16,759	17,135	4,306	4,011

Operating Expenses
Cost of Electricity	3,095	3,828	4,309	545	599
Cost of Natural Gas	734	671	746	284	339
Operating and Maintenance	8,725	7,153	6,321	1,967	2,087
Wildfire-Related Claims, net of insurance recoveries	11,435	11,771	—	—	—
Depreciation, Amortization and Decommissioning	3,234	3,036	2,854	855	797
Total Operating Expenses	27,223	26,459	14,230	3,651	3,822

Operating Income (Loss)	(10,094)	(9,700)	2,905	655	189

Interest Income	82	76	31	16	22
Interest Expense	(934)	(929)	(888)	(254)	(103)
Other Income, net	250	424	123	97	71
Reorganization Items, net	(346)	—	—	(176)	(127)

Income (Loss) Before Income Taxes	(11,042)	(10,129)	2,171	338	52
Income Tax Benefit	(3,400)	(3,292)	511	(36)	(84)

Net Income (Loss)	(7,642)	(6,837)	1,660	374	136

Preferred Stock Dividend Requirement of Subsidiary	14	14	14	3	—

Income (Loss) Available to Common Shareholders	(7,656)	(6,851)	1,646	371	136

Cash Flow Data
Net Cash provided by Operating Activities	4,816	4,752	5,977	1,605	2,244
Net Cash used in Investing Activities	(6,378)	(6,564)	(5,650)	(1,655)	(1,247)
Net Cash provided by (used in) Financing Activities	1,464	3,031	(55)	440	300

	As at December 31,		As at March 31,
(In millions)	2019	2018	2020	2019
Balance Sheet Data:

Current Assets	$10,165	$9,195	$10,558	$10,165
Property, Plant and Equipment, net	61,635	58,557	62,498	61,635
Total Assets	85,196	76,995	86,688	85,196
Current Liabilities	7,631	41,695	8,253	7,631
Liabilities Subject to Compromise	50,546	—	50,751	50,546
Total Shareholders’ Equity	5,136	12,651	5,507	5,136

Rate Base Data

The following table sets forth the Utility’s historical aggregate rate base for the periods indicated. The Utility’s rate base represents the amount of funds provided by investors that the Utility’s regulators determine are prudently invested in the Utility’s assets. Rate base is calculated as the total value of the assets invested by the Utility, less accumulated depreciation and net deferred taxes, and may include certain other additions or deductions. The Utility’s regulators use rate base to determine, in periodic proceedings, the amount of revenue requirements that the Utility is authorized to collect from customers to recover its anticipated costs related to its electric distribution, natural gas distribution, electric transmission, natural gas transmission and Utility-owned electric generation operations and to provide the Utility an opportunity to earn its authorized rate of return. The Utility’s historical rate base is not necessarily indicative of the rate base to be expected for future periods. For more information, you should read the related disclosure under the sections titled “Regulatory Environment,” “Ratemaking Mechanisms,” “Rate Cases” and “Transmission Owner Rate Cases” of the 2019 Annual Report (and corresponding updates in the Q1 Quarterly Report) incorporated by reference in this prospectus supplement.

	For the Years Ended December 31,
(In millions)	2019	2018	2017
General Rate Case

Electric Distribution	$14,900	$14,400	$13,800
Gas Distribution	6,400	5,800	5,200
Electric Generation	5,500	5,400	5,300

General Rate Case Subtotal	$26,800	$25,600	$24,300

Electric Transmission	8,100	7,100	6,800
Gas Transmission	4,500	3,800	3,000
Separately Funded & Other	800	300	200

Total Rate Base(1)	$40,200	$36,800	$34,400

Notes:

(1)	Amounts may not sum due to rounding.

Non-GAAP Measures

PG&E Corporation discloses certain financial measures that are not prepared in accordance with GAAP, including “Non-GAAP Core Earnings” and “Adjusted EBITDA.” Because Non-GAAP Core Earnings and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, such measures may not be comparable to other similarly titled measures presented by other companies. Non-GAAP Core Earnings and Adjusted EBITDA are not substitutes or alternatives for measures prepared in accordance with GAAP such as net income and income available for common shareholders.

Non-GAAP Core Earnings

Non-GAAP Core Earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that the management of PG&E Corporation and the Utility do not consider representative of ongoing earnings and affect comparability of financial results between periods. PG&E Corporation and the Utility use Non-GAAP Core Earnings to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that Non-GAAP Core Earnings provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. PG&E Corporation discloses Non-GAAP Core Earnings in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from “Non-GAAP Earnings from Operations” to “Non-GAAP Core Earnings” in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as “non-core items” rather than “items impacting comparability.”

The following table sets forth Non-GAAP Core Earnings, as well as a reconciliation of Non-GAAP Core Earnings to Income (Loss) Available to Common Shareholders of PG&E Corporation, the most directly comparable GAAP financial measure, for the periods indicated. All amounts presented in the table below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019, and 40.75% for 2017, except for certain Wildfire-related, Chapter 11-related, 2019 GT&S capital disallowance costs and fines, which are not tax deductible. Amounts may not sum due to rounding.

	For the Years Ended December 31,
(In millions)	2019	2018	2017
Non-GAAP Core Earnings Reconciliation

Income (Loss) Available to Common Shareholders	$(7,656)	$(6,851)	$1,646

Wildfire-Related Costs(1)	8,761	8,914	85
Pipeline-Related Expenses(2)	—	33	52
GT&S Capital Disallowance(3)	193	—	—
Legal and Regulatory Expenses	—	—	6
Electric Asset Inspection Costs(4)	557	—	—
Locate and Market Penalty(5)	39	—	—
Chapter 11-Related Costs(6)	180	—	—
Reduction in Gas-Related Capital Disallowances(7)	—	(27)	—
Tax Cuts and Jobs Act Transition Impact(8)	—	147
Fines and Penalties(9)	—	—	47
Diablo Canyon Settlement-Related Disallowance(10)	—	—	32
GT&S Revenue Timing Impact(11)	—	—	(88)
Net Benefit from Derivative Litigation Settlement(12)			(38)

Non-GAAP Core Earnings	$2,074	$2,069	$1,889

Notes:

(1)

The Utility incurred costs of $12.2 billion (before the tax impact of $3.4 billion), $12.4 billion (before the tax impact of $3.5 billion) and $142 million (before the tax impact of $57 million), during the years ended

December 31, 2019, 2018 and 2017, respectively, associated with wildfire-related costs related to the 2018 Camp fire, the 2017 Northern California wildfires, and the 2015 Butte fire. This includes accrued charges related to increases in the recorded liability for third-party claims of $11.4 billion (before the tax impact of $3.2 billion), $14.0 billion (before the tax impact of $3.9 billion) and $350 million (before the tax impact of $143 million), during the years ended December 31, 2019, 2018 and 2017, respectively. In addition, the Utility incurred clean-up and repair costs of $278 million (before the tax impact of $78 million) and $209 million (before the tax impact of $58 million) during the years ended December 31, 2019 and 2018, respectively. The Utility also incurred legal and other costs of $152 million (before the tax impact of $43 million), $245 million (before the tax impact of $68 million) and $78 million (before the tax impact of $32 million), during the years ended December 31, 2019, 2018 and 2017, respectively.

Further, the Utility incurred costs of $398 million (before the tax impact of $108 million) during the year ended December 31, 2019 related to the Wildfire OII settlement. The Utility also recorded a charge of $86 million (before the tax impact of $24 million) during the year ended December 31, 2019 related to a one-time bill credit for customers impacted by the October 9, 2019 PSPS event. The Utility also recorded $185 million (before the tax impact of $52 million) and $64 million (before the tax impact of $26 million) during the years ended December 31, 2018 and 2017, respectively, reflecting the accelerated amortization of prepaid insurance premiums for single event coverage policies.

These costs were partially offset by $189 million (before the tax impact of $53 million) recorded during the year ended December 31, 2019 for probable cost recoveries of insurance premiums incurred in 2018 above amounts included in authorized revenue requirements and $32 million (before tax impact of $9 million) for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements. These costs were also offset by $2.2 billion (before the tax impact of $624 million) and $350 million (before the tax impact of $143 million) recorded during the years ended December 31, 2018 and 2017, respectively, for probable insurance recoveries.

(2)

The Utility incurred costs of $46 million (before the tax impact of $13 million) and $89 million (before the tax impact of $37 million) during the years ended December 31, 2018 and 2017, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(3)

The Utility recorded costs of $237 million (before the tax impact of $44 million) during the year ended December 31, 2019 for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit.

(4)

The Utility incurred costs of $773 million (before the tax impact of $216 million) during the year ended December 31, 2019 for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and resulting repairs that are not probable of recovery.

(5)

The Utility recorded costs of $39 million (not tax deductible) during the year ended December 31, 2019 associated with an incremental fine payable to the State General Fund resulting from a presiding officer’s decision in the Locate and Mark OII.

(6)

PG&E Corporation and the Utility incurred costs of $199 million (before the tax impact of $19 million) during the year ended December 31, 2019 directly associated with their Chapter 11 Cases. This includes legal and other costs of $292 million (before the tax impact of $45 million) during the year ended December 31, 2019. The Utility also incurred $114 million (before the tax impact of $32 million) during the year ended December 31, 2019 for DIP financing costs. These costs were partially offset by a reduction to interest expense on pre-petition debt of $146 million (before the tax impact of $41 million) during the year ended December 31, 2019, and interest income of $60 million (before the tax impact of $17 million) recorded during the year ended December 31, 2019.

(7)

The Utility reduced the estimated disallowance for gas-related capital costs that were expected to exceed authorized amounts by $38 million (before the tax impact of $11 million) during the year ended December 31, 2018. The Utility had previously recorded $85 million (before the tax impact of $35 million) in 2016 for probable capital disallowances in the 2015 GT&S rate case. From 2012 through 2014, the Utility had recorded cumulative charges of $665 million (before the tax impact of $271 million) for disallowed Pipeline Safety Enhancement Plan-related capital expenditures.

(8)

PG&E Corporation, on a consolidated basis, incurred a one-time charge of $147 million during the three and year ended December 31, 2017, as a result of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. The Utility’s charge of $64 million was related to deferred tax assets not reflected in authorized revenue requirements, such as deferred tax assets associated with disallowed plant, and PG&E Corporation’s charge of $83 million was primarily related to net operating loss carryforwards and compensation-related deferred tax assets.

(9)

The Utility incurred costs of $71 million (before the tax impact of $24 million) during the year ended December 31, 2017, for fines and penalties. This includes costs of $32 million (before the tax impact of $13 million) during the year ended December 31, 2017, associated with safety-related cost disallowances imposed by the CPUC in its April 9, 2015 San Bruno Penalty Decision in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the year ended December 31, 2017, for penalty imposed by the CPUC in its final phase two decision of the 2015 Gas Transmission and Storage (“GT&S”) rate case for prohibited ex parte communications. In addition, the Utility recorded $24 million (before the tax impact of $5 million) during the year ended December 31, 2017, in connection with the proposed decision in the OII into Compliance with Ex Parte Communication Rules.

(10)

Consistent with the CPUC decision adopted on January 11, 2018 in connection with the retirement of the Diablo Canyon Power Plant, the Utility recorded a disallowance of $47 million (before the tax impact of $15 million) during the year ended December 31, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million).

(11)

As a result of the CPUC’s final phase two decision in the 2015 GT&S rate case, during the year ended December 31, 2017, the Utility recorded revenues of $150 million (before the tax impact of $62 million) in excess of the 2017 authorized revenue requirement, which includes the final component of under-collected revenues retroactive to January 1, 2015.

(12)

PG&E Corporation recorded proceeds from insurance, net of plaintiff payments, of $65 million (before the tax impact of $27 million) during the year ended December 31, 2017, associated with the settlement agreement in connection with the shareholder derivative litigation that was approved by the court on July 18, 2017. This includes $90 million (before the tax impact of $37 million) for insurance recoveries partially offset by $25 million (before the tax impact of $10 million) for plaintiff legal fees paid in connection with the settlement during the year ended December 31, 2017.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income (loss) plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus wildfire-related costs; plus electric asset inspection costs; and plus San Bruno penalty decision. PG&E Corporation discloses Adjusted EBITDA in order to provide a measure that investors may find useful for evaluating PG&E Corporation’s performance during the pendency of the Chapter 11 Cases. PG&E Corporation’s management generally does not use Adjusted EBITDA in managing its business.

The following table sets forth Adjusted EBITDA, as well as a reconciliation of Adjusted EBITDA to Net Income (Loss) of PG&E Corporation, the most directly comparable GAAP financial measure, for the periods indicated. Amounts may not sum due to rounding.

	For the Years Ended December 31,
(In millions)	2019	2018	2017
Adjusted EBITDA Reconciliation:

Net Income (Loss)	$(7,642)	$(6,837)	$1,660

Income Tax Provision (Benefit)	(3,400)	(3,292)	511
Other Income, net	(250)	(424)	(123)
Interest Expense	934	929	888
Interest Income	(82)	(76)	(31)
Reorganization Items, net	346	—	—

Operating Income (Loss)	$(10,094)	$(9,700)	$2,905
Depreciation, Amortization, and Decommissioning	3,234	3,036	2,854
Wildfire-Related Costs(1)	12,161	12,225	78
Electric Asset Inspection Costs	773	—	—
San Bruno Penalty Decision	—	—	32

Adjusted EBITDA	$6,074	$5,561	$5,869

Notes:

(1)

Wildfire-related costs exclude recorded costs of $185 million and $64 million during the years ended December 31, 2018 and 2017, respectively, for accelerated insurance amortizations included in the line above, as well as $32 million of 2017 insurance premium cost recovery recorded during the year ended December 31, 2018.

RISK FACTORS

Investing in our common stock involves risk. These risks are described below and in the section titled “Risk Factors” in Item 1A of Part I of the 2019 Annual Report and in Item 1A of Part II of the Q1 Quarterly Report. See the section titled “Where You Can Find More Information.” Before making a decision to invest in our common stock, you should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to our Business

PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows could be significantly affected by the outbreak of the COVID-19 pandemic.

PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows have been (beginning in March 2020) and will continue to be significantly affected by the outbreak of COVID-19. In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China, resulting in significant disruptions to manufacturing, supply chain, markets, and travel worldwide. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the COVID-19 outbreak a public health emergency of international concern and on March 12, 2020, announced the outbreak was a pandemic. On March 16, 2020, the CPUC directed electric utility companies to follow customer protection measures including a moratorium on service disconnections, retroactive to March 4, 2020. On March 19, 2020, the California Governor instituted shelter-in-place measures that became effective state-wide on March 19, 2020. On April 28, 2020, the California Governor announced four different stages for easing the California shelter-in-place measures. On May 4, 2020, the California Governor issued an executive order directing the State Public Health Officer to establish criteria to determine whether and how local health officers may implement less restrictive measures, and on May 7, 2020, the State Public Health Officer issued an order, effective May 8, 2020, directing local health officers to begin gradual movement into Stage 2 of the Pandemic Resilience Roadmap for the State of California in which the shelter-in-place measures are modified to allow certain low-risk businesses and other spaces to re-open. It is uncertain when further modifications to the shelter-in-place measures will be implemented. While the extent of the impact of the current COVID-19 coronavirus outbreak on PG&E Corporation and the Utility’s business and financial results is uncertain, the consequences of a continued and prolonged outbreak and resulting government and regulatory orders could have a further negative impact on the Utility’s financial condition, results of operations, liquidity and cash flows.

The outbreak of COVID-19 and the resulting economic conditions, including but not limited to the shelter in-place order and resulting decrease in economic and industrial activity in the Utility’s service territory have and will continue to have a significant adverse impact on the Utility’s customers and, as a result, these circumstances impact and will continue to impact the Utility for a period of time that PG&E Corporation and the Utility are unable to predict. For example, the economic downturn has already resulted in a reduction in customer receipts and collection delays for March, April and May 2020.

The Utility’s customer energy accounts receivable balances over 30 days outstanding as of March 31, 2020 were approximately $421 million, subsequently increased to $438 million as of April 30, 2020, and further increased to $489 million as of May 31, 2020, or $33 million, $84 million and $145 million higher, respectively, as compared to the corresponding months in 2019. The Utility is unable to estimate the portion of the increase directly attributable to the COVID-19 pandemic. The Utility expects to continue experiencing an impact on monthly cash collections in 2020 and for as long as current COVID-19 circumstances persist.

On April 16, 2020 the CPUC passed a resolution ratifying the customer protection measures from the March 16, 2020 order and allowing associated costs to be tracked in a memorandum account. In addition, the Utility’s proposed 2020 GRC settlement would continue the Utility’s existing mechanism to address uncollectibles, which allows the Utility to readjust its uncollectibles rate on an annual basis based on the most-recent 10-year average of uncollectibles. The Utility is unable to predict whether these measures will allow for future recovery of these amounts.

In addition, the Utility has experienced average reductions of approximately 3% in electric load and approximately 4% in core gas load on a weather-adjusted basis from mid-March to late-May, resulting in an estimated $45 million to $70 million monthly reduction in billed revenues.

PG&E Corporation and the Utility are currently unable to quantify the potential long-term impact of the changes in customer collections or changes in energy demand on earnings and cash flows due, in part, to uncertainties regarding the timing, duration and intensity of the COVID-19 outbreak and the resulting economic downturn. Although the CPUC authorized the establishment of memorandum accounts to track costs associated with customer protection measures, the timing of regulatory relief, if any, and ultimately cost recovery from such memorandum accounts or otherwise, are uncertain.

The COVID-19 pandemic and resulting economic downturn have resulted and will continue to result in workforce disruptions, both in personnel availability (including a reduction in contract labor resources) and deployment. Although the Utility continues to prioritize customer and community safety, these disruptions necessitate changes to the Utility’s operating and capital expenditure plans, which could lead to project delays or service disruptions in certain programs. Delays in production and shipping of materials used in the Utility’s operations may also impact operations. In addition, COVID-19 has the potential to cause delays and disruptions in various regulatory proceedings in which the Utility is involved. Following Department of Health guidance concerning restrictions on public gatherings, the CPUC has cancelled all public forums and has been conducting remote meetings for events it deems essential. A disruption in CPUC operations could impact the timing of PG&E Corporation’s and the Utility’s rate cases and other regulatory proceedings.

In addition, a group of local government entities and organizations filed a Joint Motion asking the CPUC to require utilities to comply with additional requirements when implementing PSPS events while local areas are sheltering-in-place due to COVID-19. A CPUC decision could restrict or impose additional requirements on the Utility in implementing PSPS events.

PG&E Corporation and the Utility expect additional financial impacts in the future as a result of COVID-19. Potential longer-term impacts of COVID-19 on PG&E Corporation or the Utility include the potential for higher borrowing costs due to the increasing difference in the higher yield of lower-rated debt as compared to the lower yield of higher-rated debt of similar maturity and incremental financing needs. PG&E Corporation and the Utility’s analysis of the potential impact of COVID-19 is preliminary and subject to change. PG&E Corporation and the Utility are unable to predict the timing, duration or intensity of the COVID-19 situation and its effects on the business and general economic conditions in the State of California and the United States of America. PG&E Corporation and the Utility continue to monitor and assess the impact of the COVID-19 pandemic.

Market conditions resulting from the outbreak of COVID-19 may hinder PG&E Corporation’s and the Utility’s exit financing to emerge from Chapter 11.

The outbreak of COVID-19 and the resulting economic downturn have adversely affected the financial markets and the economy more generally and could result in an economic downturn. As of March 31, 2020, the S&P 500 had declined over 20% from its previous high close recorded on February 19, 2020, and while there has subsequently been some recovery in the financial markets, the economic outlook remains uncertain. PG&E Corporation and the Utility are relying on the equity and debt capital markets in order to finance their emergence from Chapter 11. Although PG&E Corporation’s expected equity raise for approximately $9.0 billion of gross proceeds is backstopped by the Equity Backstop Commitment Letters, obtaining financing from the capital markets at higher price-to-earnings multiples than the multiple contemplated by the Equity Backstop Commitment Letters would result in significantly less dilution to shareholders. In addition, it is possible that the commitments under the Equity Backstop Commitment Letters are not available due to potential termination events or a default by one or more backstop parties. PG&E Corporation’s and the Utility’s debt financing, as contemplated by the Plan of Reorganization, are supported by the Debt Backstop Commitment Letters (as defined herein) and the Utility TL Commitment Letter in an aggregate amount of $16.8 billion, although it is possible that PG&E Corporation and the Utility fail to satisfy the conditions set forth in these letters. For those debt financing transactions that have closed, or will close, into escrow, it is also possible that PG&E Corporation and the Utility will fail to satisfy the conditions necessary to release the funds from escrow. In any event, adverse capital market conditions related to COVID-19 (or otherwise) could make it more difficult or expensive, or even infeasible, to emerge from Chapter 11 through the use of one or more capital market financing transactions.

Risks Relating to the Reorganization

PG&E Corporation’s and the Utility’s substantial indebtedness following the Reorganization may adversely affect their financial health and operating flexibility.

PG&E Corporation and the Utility will have a substantial amount of indebtedness following the Reorganization, most (if not all) of which will, as of the Effective Date, be secured by liens on the assets of PG&E Corporation and the Utility. As of March 31, 2020 on an as adjusted basis after giving effect to the Reorganization (including the Plan Financing Transactions and the amounts of indebtedness that we anticipate incurring pursuant thereto) as if such transactions occurred on March 31, 2020, PG&E Corporation would have had approximately $4.75 billion of outstanding indebtedness (such indebtedness consisting of the New HoldCo Secured Notes and borrowings under the New HoldCo Term Loan Credit Agreement), and the Utility would have had approximately $33.3 billion of outstanding indebtedness (such indebtedness including the Utility Senior Notes (as defined herein), one or more series of fixed or floating rate first mortgage bonds issued or to be issued by the Utility on or prior to the Effective Date in accordance with the Plan of Reorganization and the New Utility Term Loan Credit Agreement (as defined herein)). In addition, we would have had $500 million of additional borrowing capacity under the New HoldCo Revolving Credit Facility (as defined herein), and the Utility would have had $2.53 billion of additional borrowing capacity under the New Utility Revolving Credit Facility (as defined herein) (after taking into account letters of credit outstanding under the DIP revolving facility that will become outstanding under the New Utility Revolving Credit Facility on the Effective Date, which, as of May 31, 2020, were $972 million). In addition, the Utility had outstanding preferred stock with an aggregate liquidation preference of $252.0 million. See “Capitalization” for more information.

Since PG&E Corporation and the Utility will have such a high level of debt, a substantial portion of cash flow from operations will be used to make payments on this debt. Furthermore, since a significant percentage of the Utility’s assets are used to secure its debt, this reduces the amount of collateral available for future secured debt or credit support and reduces its flexibility in operating these secured assets. This high level of debt and related security could have other important consequences for PG&E Corporation and the Utility, including:

•	limiting their ability or increasing the costs to refinance their indebtedness;

•	limiting their ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of their business strategy or other purposes;

•	limiting their ability to use operating cash flow in other areas of their business because they must dedicate a substantial portion of these funds to service debt;

•

increasing their vulnerability to general adverse economic and industry conditions, including increases in interest rates, particularly given their substantial indebtedness that bears interest at variable rates, as well as to catastrophic events; and

•	limiting their ability to capitalize on business opportunities.

Under the terms of the agreements and indentures governing their respective indebtedness, PG&E Corporation and the Utility are permitted to incur additional indebtedness, some of which could be secured (subject to compliance with certain tests) and which could further accentuate these risks. As a result of our high level of indebtedness, we may be unable to generate sufficient cash through our operations to service our debt, and we may need to refinance our indebtedness at or prior to maturity and be unable to obtain financing on suitable terms or at all, any of which could have a material adverse effect on our business, financial condition and results of operations.

The documents that will govern PG&E Corporation’s and the Utility’s indebtedness following the Reorganization contain restrictions that limit their flexibility in operating their business.

PG&E Corporation’s and the Utility’s material financing agreements, including certain of their respective credit agreements and indentures, will contain various covenants restricting, among other things, their ability to:

•	incur or assume indebtedness or guarantees of indebtedness;

•	incur or assume liens;

•	sell or dispose of all or substantially all of its property or business;

•	merge or consolidate with other companies;

•	enter into any sale leaseback transactions; and

•	enter into swap agreements.

The restrictions contained in these material financing agreements could affect PG&E Corporation’s and the Utility’s ability to operate their business and may limit their ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, such restrictions could adversely affect PG&E Corporation’s and the Utility’s ability to finance their operations and expenditures, make strategic acquisitions, investments or alliances, restructure their organization or finance their capital needs. Additionally, PG&E Corporation’s and the Utility’s ability to comply with these covenants and restrictions may be affected by events beyond their control, including, but not limited to, prevailing economic, financial and industry conditions.

Parties may appeal the Confirmation Order, and this offering may be consummated notwithstanding any such appeal.

Parties will have a period of time to file a notice of appeal with respect to the Confirmation Order, including provisions related to the injunction contained in the Plan of Reorganization that channels certain pre-petition fire-related claims to trusts to be satisfied from the trusts’ assets. PG&E Corporation and the Utility expect to proceed to consummate the Plan of Reorganization in accordance with its terms, even if a notice of appeal is timely filed, unless the party seeking the appeal also obtains a stay of implementation of the Plan of Reorganization pending its appeal, in which event PG&E Corporation and the Utility will not be able to implement the terms of the Plan of Reorganization unless and until the stay is lifted. An appeal of the Confirmation Order may proceed even if there is no stay pending appeal of the Confirmation Order and, in such circumstance, the appeal may be decided on its merits or the appeal may be dismissed as moot if, for example, PG&E Corporation and the Utility have implemented the Plan of Reorganization to the point of “substantial consummation” and the appellate court determines that the doctrine of equitable mootness applies to the appeal. If PG&E Corporation and the Utility proceed with consummating the Plan of Reorganization notwithstanding the filing of one or more notices of appeal and in the absence of a stay, then this offering would be consummated on the Effective Date. There can be no assurance that any such appeal will not be successful and, if successful, that any such appeal would not have a material adverse effect on PG&E Corporation and the Utility or on your investment in our common stock.

Following our emergence from the Chapter 11 Cases, we and the Utility will have a new Board of Directors.

On June 10, 2020, in connection with its expected emergence from Chapter 11, PG&E Corporation announced the selection of a new Board of Directors to help guide the company post-bankruptcy. The new Board of Directors will consist of 14 members, 11 of whom are new. It is expected that the Board of Directors of the Utility will largely be the same as PG&E Corporation, with the Chief Executive Officer of the Utility serving as an additional member. On April 21, 2020, the Board of Directors of PG&E Corporation appointed William L. Smith to serve as Interim Chief Executive Officer of PG&E Corporation starting June 30, 2020. The new Board of Directors will be responsible for selecting a permanent Chief Executive Officer of PG&E Corporation.

The new directors who will serve on the Board of Directors of PG&E Corporation and the Utility following the Reorganization will have different backgrounds, experiences and perspectives from those individuals who have historically served on the Board of Directors and may have different views on the direction of our business and the issues that will determine our future and may have interests that conflict with your interests. The effect of implementation of those views and interests may be difficult to predict and may, in the short term, result in disruption to the strategic direction of the business. Additionally, the ability of new directors to quickly expand their knowledge of our operations will be critical to their ability to make informed decisions about our business and strategies.

We expect to be subject to claims that will not be discharged in the Chapter 11 Cases.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation, other than as provided in the Plan of Reorganization or the Confirmation Order.

The Plan of Reorganization, however, provides that the holders of certain claims may pursue their claims against the Reorganized Debtors on or after the Effective Date, including, but not limited to, the following:

•

claims arising after the January 29, 2019 petition date that constitute administrative expense claims (including any claims for fires occurring after the January 29, 2019 petition date), which will not be discharged pursuant to the Plan of Reorganization, other than allowed administrative expense claims that have been paid in cash or otherwise satisfied in the ordinary course in an amount equal to the allowed amount of such claim on or prior to the Effective Date;

•	claims of the Ghost Ship fire litigation (with any recovery being limited to amounts available under PG&E Corporation’s and the Utility’s insurance policies for the 2016 year);

•

claims arising out of or based on the 2019 Kincade fire, which is under investigation by the California Department of Forestry and Fire Protection and by CPUC, and may also be under investigation by various other entities, including law enforcement agencies; and

•	certain FERC refund proceedings, workers’ compensation benefits and environmental claims.

Furthermore, holders of certain claims may assert that they are entitled under the Plan of Reorganization or the Bankruptcy Code to pursue, or continue to pursue, their claims against the Reorganized Debtors on or after the Effective Date, including but not limited to, claims arising from or relating to:

•	the purported de-energization securities class action filed in October 2019 and amended to add PG&E Corporation in April 2020;

•

the purported PSPS class action filed in December 2019 seeking up to $2.5 billion in special and general damages, punitive and exemplary damages and injunctive relief to require the Utility to properly maintain and inspect its power grid, which was dismissed on April 3, 2020 and is subject to a notice of appeal filed on April 6, 2020; and

•	indemnification or contribution claims, including with respect to the 2018 Camp fire, the 2017 Northern California wildfires, and the 2015 Butte fire.

In addition, claims continue to be pursued against PG&E Corporation and the Utility and certain of their respective current and former directors and officers as well as certain underwriters, in connection with three purported securities class actions that have been consolidated and denominated In re PG&E Corporation Securities Litigation, U.S. District Court for the Northern District of California (the “Securities Litigation”). These claims consist of claims under the Federal securities laws related to, among other things, allegedly misleading statements or omissions with respect to vegetation management and wildfire disclosures. In addition to potential liability for claims asserted against PG&E Corporation and the Utility, PG&E Corporation and the

Utility have ongoing obligations to indemnify their officers and directors in connection with this litigation. To the extent PG&E Corporation or the Utility have any obligations to indemnify the underwriters in connection with this litigation, such obligations will be addressed in the Chapter 11 Cases and the Plan of Reorganization. Any such indemnification obligations could be material.

The claims that were asserted against PG&E Corporation and the Utility in the Securities Litigation were stayed as a result of the Chapter 11 Cases and will be resolved in connection with the Chapter 11 Cases through the claims resolution process in the Bankruptcy Court, and satisfied pursuant to the Plan of Reorganization, as described in more detail below. See “Plan of Reorganization—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims.” As further described in “Plan of Reorganization—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims,” these claims against PG&E Corporation and the Utility fall into two categories, each of which is subject to subordination under the Bankruptcy Code. The total asserted amount of these claims filed on or before May 27, 2020 is approximately $2.3 billion of asserted claims based on PG&E Corporation common stock holdings, $4.1 billion of asserted claims based on debt holdings, and $1.9 billion of asserted claims based on holdings not disaggregated between common stock and debt holdings. While these amounts include potentially duplicative and/or overstated claims as well as claims filed after the applicable bar date in the Chapter 11 Cases, they do not reflect unliquidated claims for which no claim amount was asserted. As a result, the amounts identified may not accurately reflect the amount of the claims that will be allowed and there can be no assurance that the amount of allowed claims will not exceed the foregoing amounts. While we believe there are defenses to these claims, including those asserted against officers, directors and underwriters, as well as insurance coverage that may be available in respect of the claims, these defenses may not prevail and any such insurance coverage may not be adequate to cover the full amount of the allowed claims. As a result, for the claims asserted against PG&E Corporation and the Utility we may be required to (a) issue a material number of shares of common stock of PG&E Corporation with respect to claims based on PG&E Corporation common stockholdings, which, in turn, could result in additional shares of common stock of PG&E Corporation being issued to the Fire Victim Trust and (b) pay a material amount of cash with respect to claims based on debt holdings. See “Plan of Reorganization—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims.”

The SEC’s investigation related to PG&E Corporation’s and the Utility’s public disclosures and accounting for losses associated with the 2018 Camp fire, the 2017 Northern California wildfires and the 2015 Butte fire will also continue despite the Chapter 11 Cases, which could result in material costs, penalties, fines, sanctions or injunctive relief against PG&E Corporation and the Utility.

In addition, the Utility entered into a Plea Agreement and Settlement (the “Plea Agreement”) on March 17, 2020 with the People of the State of California, by and through the Butte County District Attorney’s office, to resolve the criminal prosecution of the Utility in connection with the 2018 Camp fire. Subject to the terms and conditions of the Plea Agreement, the Utility agreed to plead guilty to 84 counts of involuntary manslaughter in violation of Penal Code section 192(b) and one count of unlawfully causing a fire in violation of Penal Code section 452, and to admit special allegations pursuant to Penal Code sections 452.1(a)(2), 452.1(a)(3) and 452.1(a)(4). Pursuant to the Plea Agreement, the Utility and the People agreed that the Utility would be sentenced to pay a fine of approximately $3.5 million and to reimburse $500,000 in costs incurred by the People in connection with their investigation. On April 16, 2020, the Bankruptcy Court approved the Plea Agreement. On June 16, the Utility pleaded guilty to 85 criminal counts. On June 18, 2020, the Plea Agreement was approved by the Butte County Superior Court and the Superior Court also imposed on the Utility the agreed-upon sentence of approximately $3.5 million and $500,000 in costs, which is to be paid in accordance with the orders of the Bankruptcy Court.

Additional investigations and other actions may arise out of the other 2017 Northern California wildfires, the 2018 Camp fire, and the 2019 Kincade fire. The timing and outcome for resolution of the referrals by Cal Fire relating to the 2019 Kincade fire to the applicable county District Attorneys’ offices are uncertain.

For more information, you should read the related disclosure under the sections titled “Risk Factors” in Item 1A of Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Regulatory Matters—Transmission Owner Rate Cases” in Item 7 of Part II and Notes 2 and 14 of the Notes to the Consolidated Financial Statements of the 2019 Annual Report and Notes 2, 10 and 11 of the Q1 Quarterly Report incorporated by reference herein. The outcome and timing of these matters is uncertain, and it is possible that any one or more of these matters could result in material costs, penalties, fines, sanctions or injunctive relief against PG&E Corporation and the Utility. As a result, these matters could have a material impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity, and cash flows, as well as on the ability of the Utility to participate in the Wildfire Fund under AB 1054. The amount of potential losses could also exceed the amount of PG&E Corporation’s and the Utility’s insurance coverage for wildfire events. Moreover, even if the Utility satisfies the eligibility and other requirements to participate in the Wildfire Fund under AB 1054, for eligible claims against the Utility arising between July 12, 2019 and the Effective Date, the availability of the Wildfire Fund to pay such claims will be capped at 40% of the amount of such claims.

Risks Relating to this Offering and our Common Stock

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. Many factors, which are outside our control, may cause the market price of our common stock to fluctuate significantly. Such factors include those described elsewhere in this “Risk Factors” section and this prospectus supplement, as well as the following:

•	investors’ perceptions of us and the Utility’s prospects;

•	investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the energy and commodities markets;

•	differences between actual financial and operating results and those expected by investors and analysts;

•

changes in analyst reports, recommendations or earnings estimates regarding us, the Utility, other comparable companies or the industry generally, and our and the Utility’s ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities market;

•	sales, or anticipated sales, of large blocks of our common stock, including sales or anticipated sales by the Fire Victim Trust, the Backstop Parties and/or the PIPE Investors;

•	announcements of strategic actions by us or our competitors, such as acquisitions or restructurings, or other material events;

•	changes in laws or regulations that adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	adverse resolution of new or pending litigation against us or the imposition of fines, penalties or other remedies for prior conduct;

•	our emergence from the Chapter 11 Cases;

•	changes in our credit ratings;

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from global health crises, natural disasters, terrorist attacks, acts of war and responses to such events; and

•	other factors described in the section “Forward-Looking Statements” in this prospectus supplement.

These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.

Further, the market for our common stock will likely influence, and be influenced by, any market that develops for the Equity Units or the Purchase Contracts. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the Purchase Contracts could depress the price of our common stock and/or increase the volatility of our common stock price. The price of our common stock could also be affected by possible sales of such common stock by investors who view the Equity Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the Equity Units, Purchase Contracts and the common stock. Such hedging or arbitrage activity could, in turn, affect the trading prices of the common stock.

Future sales of our common stock, including sales by current or future significant shareholders, could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

The Amended Articles authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. After giving effect to this offering and the Reorganization (including the Plan Financing Transactions), we will have approximately 2,079 million shares of our common stock outstanding (or 2,153 million shares if the underwriters’ option to purchase additional shares is exercised in full and the underwriters in the Concurrent Equity Units Offering exercise their over-allotment option in full).

We and certain of our directors and executive officers have entered into lock-up agreements in connection with this offering that will restrict us and them from selling shares of our common stock for a period of 120 days (other than certain departing executive officers who will be restricted for a period of 30 days and certain other departing non-executive directors who will not be subject to lock-up restrictions) from the date of this prospectus supplement, subject to certain exceptions. In accordance with an order from the Bankruptcy Court, on or about the Effective Date, the Fire Victim Trust will be required to enter into a lock-up agreement in connection with this offering that will restrict it from selling the Fire Victim Trust Shares (as defined herein) for a period of 90 days from the date of this prospectus supplement, subject to certain exceptions. However, those lock-ups are subject to certain important exceptions. In addition, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon early release or expiration of the lock-up agreements, or the perception that such sales may occur could cause the market price of our common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate. See “Underwriting.” Thereafter, such directors and executive officers may be able to sell shares of common stock subject to volume limitations in accordance with Rule 144 under the Securities Act. We have also granted customary registration rights to the Fire Victim Trust, the PIPE Investors and, in respect of shares that may be issued pursuant to the Greenshoe Backstop, the Backstop Parties, in each case as described herein. We expect to file registration statements with respect to such shares within a short period of time following the consummation of this offering. As a result, these shares could be sold freely shortly following this offering (or, in the case of the Fire Victim Trust Shares and the PIPE Shares, the expiration or waiver of the applicable lock-up), which could have a material adverse impact on the market price of our common stock.

In addition, the 119,000,000 shares of our common stock (which may be increased by up to an additional 19,909,091 shares in certain circumstances) issuable to the Backstop Parties pursuant to the Backstop Premium

Share Issuance, as well as the 50,000,000 additional shares of common stock in the aggregate as the Additional Backstop Commitment Share Premium, are being issued pursuant to an exemption from registration under the Securities Act set forth in the Bankruptcy Code. The Backstop Parties will not be subject to any lock-up agreements with us or the underwriters of this offering, and as a result, such shares, as a general matter, will be freely tradeable by the Backstop Parties upon receipt on the Effective Date.

In addition, under the terms of the Investment Agreement, the PIPE Investors are restricted from selling the PIPE Shares, until 90 days after the closing of the PIPE Transaction, subject to certain exceptions, some of which are significant. For example, PIPE Investors are permitted to engage in certain hedging activities and are permitted to pledge the PIPE Shares for a bona fide loan or other extension of credit. We have agreed pursuant to the underwriting agreement not to grant any release or waiver of these restrictions without the consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, who may, in their sole discretion, release all or some portion of the PIPE Shares from such restrictions. As a result there could be sales of a substantial number of shares. There are no restrictions on PIPE Investors selling shares that they acquired outside of the PIPE Transaction.

The market price of shares of our common stock could decline as a result of the sale of a substantial number of our shares of common stock, or the perception in the market that the holders of a large number of such shares or securities convertible into or exercisable for such shares intend to sell their shares or such other securities. In that regard, if we issue Equity Units in the Concurrent Equity Units Offering, the number of shares of our common stock issuable upon settlement of the Purchase Contracts may be substantial. In addition, the settlement rates for the Purchase Contracts will be subject to certain anti-dilution adjustments that could increase, potentially significantly, the number of shares of our common stock issuable upon such settlement.

We may also sell additional shares of common stock in subsequent offerings and/or issue additional shares of common stock or securities convertible into shares of our common stock. The issuance of any shares of our common stock in connection with the Reorganization and/or for future financing, acquisitions upon conversion or exercise of convertible securities, or otherwise may result in a reduction of the book value and market price of our outstanding common stock. If we issue any such additional shares, the issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Other than issuances pursuant to the Plan of Reorganization, we cannot predict the size of future issuances of shares of our common stock or securities convertible into shares of common stock or, for any issuance, the effect, if any, that such future issuances will have on the market price of our common stock.

We may be required to issue shares with respect to HoldCo Rescission or Damage Claims, which would result in dilution to anyone who acquires shares of our common stock in this offering.

On the Effective Date, we will issue to the Fire Victim Trust a number of shares of our common stock equal to 22.19% of our outstanding common stock on such date. As further described in “Plan of Reorganization—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims,” we may be required to issue shares of our common stock in respect of certain claims asserted in the Securities Litigation that are based on PG&E Corporation common stock holdings. If such issuance is required, it may be determined that under the Plan of Reorganization, the Fire Victim Trust should receive additional shares of our common stock such that it would have owned 22.19% of the outstanding common stock of reorganized PG&E Corporation on the Effective Date, assuming that such issuance of shares in respect of the HoldCo Rescission or Damage Claims had occurred on the Effective Date. Any such issuances will result in dilution to anyone who acquires shares of our common stock in this offering, and may cause the trading price of our shares to decline.

Our common stock is subject to ownership and transfer restrictions intended to preserve our ability to use our net operating loss carryforwards and other tax attributes.

We have and expect to incur in connection with the Plan of Reorganization significant net operating loss carryforwards and other tax attributes, the amount and availability of which are subject to certain qualifications, limitations and uncertainties. The Amended Articles impose certain restrictions on the transferability and ownership of our capital stock and other interests designated as “stock” of PG&E Corporation by the Board of Directors as disclosed in an SEC filing by us (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years or periods for federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid.

Subject to certain exceptions, the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of our outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of our Equity Securities to increase their proportionate interest in our Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The Ownership Restrictions remain in effect until the earliest of (i) the repeal, amendment or modification of Section 382 (and any comparable successor provision) of the Internal Revenue Code, in a manner that renders the restrictions imposed by Section 382 of the Internal Revenue Code no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which the Board of Directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by the Board of Directors if it determines that the limitation amount imposed by Section 382 of the Internal Revenue Code as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the Internal Revenue Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Internal Revenue Code and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation and (iv) the date selected by the Board of Directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released. The Ownership Restrictions may also be waived by the Board of Directors on a case by case basis. You are advised to carefully monitor your ownership of our common stock and consult your own legal advisors to determine whether your ownership of our common stock violates the Ownership Restrictions.

Our ability to use some or all of our net operating loss carryforwards and other tax attributes to offset future income may be limited.

As of December 31, 2019, we had net operating loss carryforwards for PG&E Corporation’s consolidated group for U.S. federal income tax purposes of approximately $5.7 billion. Pursuant to an order of the Bankruptcy Court, however, all trading and transfers of stock of the Debtors from and after the Petition Date and through the consummation of the Plan of Reorganization are subject to certain restrictions and other requirements imposed to protect the potential value of the Debtors’ consolidated net operating loss carryforwards and other tax benefits.

Following the Effective Date, any net operating loss carryforwards and certain other tax attributes allocable to periods prior to the Effective Date may be subject to certain limitations. Under Section 382 of the Internal Revenue Code, if a corporation (or a consolidated group) undergoes an “ownership change,” and the corporation does not qualify for (or elects out of) the special bankruptcy exception in Section 382(l)(5) of the Internal Revenue Code, such net operating loss carryforwards and other tax attributes may be subject to certain limitations. In general, an ownership change occurs if the aggregate stock ownership of certain shareholders

(generally 5% shareholders, applying certain look-through and aggregation rules) increases by more than 50% over such shareholders’ lowest percentage ownership during the testing period (generally three years). Losses incurred in the same taxable year as an ownership change generally can be pro-rated between the pre- and post-change portions of the taxable year, even if a disproportionate amount of such losses were actually incurred on or prior to the date of the ownership change. Only the portion of such losses allocated to the pre-change portion of the year would be subject to the annual limitation.

Whether we will undergo an ownership change as a result of the transactions occurring pursuant to the Plan of Reorganization, whether such change will qualify for the exception in Section 382(l)(5) of the Internal Revenue Code, and whether the limitation under Section 382 if we do undergo an ownership change that does not qualify for (or that we elect out of) the special bankruptcy exception in Section 382(l)(5) will be material to our operations is uncertain and will depend in part on the results of this offering and the other transactions in our equity occurring as part of the Plan of Reorganization. Even if these transactions do not cause an ownership change, they could increase the likelihood that we may undergo an ownership change for purposes of Section 382 of the Internal Revenue Code in the future.

Limitations imposed on our ability to utilize net operating loss carryforwards or other tax attributes could cause U.S. federal income taxes to be paid earlier than would be paid if such limitations were not in effect and could cause such net operating loss carryforwards or other tax attributes to expire unused, in each case reducing or eliminating the benefit of such net operating loss carryforwards and other tax attributes. Specifically, our ability to utilize our net operating loss carryforwards is critical to a successful rate-neutral securitization transaction after the Effective Date, the proceeds of which are expected to be used to satisfy our obligations to the Fire Victim Trust, and to our commitment to make certain operating and capital expenditures. Failure to consummate a securitization transaction or obtain alternative sources of capital could have a material adverse effect on us and the value of our common stock.

Our ability to pay dividends on shares of our common stock is subject to restrictions.

In response to concerns raised by California Governor Gavin Newsom, we filed a motion (the “Motion”) with the Bankruptcy Court setting forth certain commitments by us in connection with the confirmation process and implementation of the Plan of Reorganization, including, among other things, limitations on our ability to pay dividends on shares of our common stock (the “Dividend Restriction”). The Dividend Restriction provides that we may not pay dividends on shares of our common stock until we recognize $6.2 billion in Non-GAAP Core Earnings following the Effective Date. “Non-GAAP Core Earnings” means GAAP earnings adjusted for those non-core items identified in the Disclosure Statement. Additionally, Judge Alsup’s ruling in the Utility’s probation dated April 3, 2019 places further restrictions on the ability of PG&E Corporation and the Utility to issue dividends. Under the ruling, no dividends may be issued until PG&E Corporation and the Utility are fully in compliance with all applicable laws concerning vegetation management and clearance requirements, as well as the vegetation management and enhanced vegetation management targets and metrics in the Utility’s wildfire mitigation plan.

Subject to the foregoing restrictions, any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board of Directors may deem relevant. Certain of our debt instruments contain covenants that restrict the ability of our subsidiaries to pay dividends to us.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

We conduct our operations primarily through our subsidiaries, and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our debt service obligations under our existing and future indebtedness are largely dependent upon the earnings and cash flows of our subsidiaries and the distribution or other payment of these earnings and cash flows to us in the form of dividends or loans or advances and repayment of loans and advances from the Utility. The ability of our subsidiaries to pay dividends or make other advances, distributions and transfers of funds will depend on their respective results of operations and may be restricted by, among other things, applicable laws limiting the amount of funds available for payment of dividends, the conditions of the Utility’s probation proceeding and certain restrictive covenants contained in the agreements of those subsidiaries. We do not expect the Utility to commence payment of dividends on its common or preferred stock immediately upon emergence from Chapter 11. Additionally, the Utility must use its resources to satisfy its own obligations, including its obligation to serve customers, to pay principal and interest on outstanding debt, to pay preferred stock dividends and meet its obligations to employees and creditors, before it can distribute cash to us. Under the Utility’s Articles of Incorporation, the Utility cannot pay common stock dividends unless all cumulative preferred dividends on the Utility’s preferred stock have been paid. In addition, the CPUC has imposed various conditions that govern the relationship between us and the Utility, including financial conditions that require the Board of Directors to give first priority to the capital requirements of the Utility, as determined to be necessary and prudent to meet the Utility’s obligation to serve or to operate the Utility in a prudent and efficient manner. As a result of these restrictions and conditions, we do not expect the Utility to commence payment of dividends on its common or preferred stock immediately upon emergence from the Chapter 11 Cases. The deterioration of income from, or other available assets of, our subsidiaries for any reason could limit or impair their ability to pay dividends or other distributions to us, which could, in turn, materially and adversely affect our ability to meet our obligations.

California law and certain provisions in the Amended Articles and our amended and restated bylaws (the “Amended Bylaws”) may prevent efforts by our shareholders to change the direction or management of the Company.

The Amended Articles and the Amended Bylaws contain provisions that may make the acquisition of the Company more difficult without the approval of the Board of Directors, including, but not limited to, the following:

•	until 2024, the Board of Directors will be divided into two equal classes, with members of each class elected in different years for different terms;

•

only holders of shares who are entitled to cast ten percent or more of the votes can request a special meeting of the shareholders, and any such request must satisfy the requirements specified in the Amended Bylaws; action by shareholders may otherwise only be taken at an annual or special meeting duly called by or at the direction of a majority of the Board of Directors;

•	advance notice for all shareholder proposals is required; and

•

any person acquiring our common stock will be restricted from owning more than 4.75% of our common stock and any person now owning more than 4.75% of our common stock will be restricted from increasing their proportionate interest in our common stock.

These and other provisions in the Amended Articles, the Amended Bylaws and California law could make it more difficult for shareholders or potential acquirers to obtain control of the Board of Directors or initiate actions that are opposed by the then-current Board of Directors, including delay or impede a merger, tender offer or proxy contest involving the Company. The existence of these provisions could negatively affect the price of our common stock and limit opportunities for you to realize value in a corporate transaction.

For information regarding these and other provisions, see the Amended Articles and the Amended Bylaws included as Exhibits 3.1 and 3.2, respectively, to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on June 24, 2020, as well as the section titled “Description of Common Stock and Preferred Stock” included in the accompanying prospectus.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our industry, or if they adversely change their recommendations regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our industry or our competitors. If we do not establish and maintain adequate research coverage or if any of the analysts who may cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price could decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports about us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $3,968 million (or approximately $4,365 million if the underwriters’ option to purchase additional shares of common stock is exercised in full), after deducting underwriting discounts and commissions and before estimated offering expenses payable by us.

We and the Utility intend to use the net proceeds from this offering, together with the net proceeds from the other Plan Financing Transactions described under “Plan of Reorganization—Plan Financing Transactions,” to effectuate the Reorganization in accordance with the terms and conditions contained in the Plan of Reorganization.

Pending such ultimate application, we intend initially to contribute all or a portion of the net proceeds from this offering to the Utility.

The following table sets forth the estimated sources and uses of funds (assuming an Effective Date of June 30, 2020) in connection with the Reorganization on a consolidated basis and includes the Plan Financing Transactions as well as the other financing transactions that the Debtors expect to consummate in connection with the Reorganization. The actual sources and uses of funds and the actual amounts thereof may vary from the estimated sources and uses of funds and the estimated amounts thereof in the table and accompanying footnotes set forth below. In particular, the amounts set forth below may differ at the time of the consummation of the Plan of Reorganization depending on several factors, including, without limitation, differences at the date of consummation in the amount of our and the Utility’s outstanding debt and accrued interest, changes in our and the Utility’s cash and cash equivalents and differences from our estimation of fees and expenses. You should read the following together with the information included under the headings “Prospectus Summary—Recent Developments,” “Summary Historical Consolidated Financial and Operating Information,” “Capitalization” and “Plan of Reorganization” included elsewhere in this prospectus supplement.

Sources of Funds(1)		Uses of Funds
(In millions)
Common stock offered hereby(2)	$4,424	Fire claims settlement (at emergence)(3)	$22,004
Concurrent Equity Units Offering(2)	$1,326	Contributions to wildfire fund(6)	$4,993
PIPE Transaction	$3,250	DIP Facilities(7)	$2,000
Issuance of common stock to the Fire Victim Trust(3)	$4,539	Pre-petition debt(8)	$22,173
New HoldCo Secured Notes	$2,000	Trade claims and other costs(9)	$2,330
New Utility First Mortgage Bonds	$8,925	Accrued interest(10)	$1,276
HoldCo Term Loan Credit Agreement	$2,750
New Utility 364-Day Term Loan Facility	$1,500
New Utility 18-Month Term Loan Facility	$1,500
Utility Reinstated Collateralized Senior Notes	$9,575
Utility Debt Refinancing	$11,848
Insurance proceeds(4)	$2,200
Cash from balance sheet and / or working capital facilities(5)	$939
Total Sources of Funds	$54,776	Total Uses of Funds	$54,776

Notes:

(1)	See “Plan of Reorganization—Plan Financing Transactions” for further detail on the financing transactions to be consummated by us in connection with the Reorganization.

(2)

Assumes the underwriters exercise in full their option to purchase (i) additional shares of common stock in this offering and (ii) additional Equity Units in the Concurrent Equity Units Offering. See “Underwriting” and “Plan of Reorganization—Plan Financing Transactions.”

(3)

Represents the value of PG&E Corporation common stock to be issued to the Fire Victim Trust determined in accordance with the Plan of Reorganization. The issuance of PG&E Corporation common stock to the Fire Victim Trust will not result in any cash proceeds to PG&E Corporation, but will constitute a portion of the fire claims settlement (at emergence). The issuance of PG&E Corporation common stock to the Fire Victim Trust will represent 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, in accordance with the Plan of Reorganization.

Fire claims settlement (at emergence) represents compensation to be paid on the Effective Date to holders of wildfire-related claims to resolve their claims pursuant to the Plan of Reorganization. The total compensation of $22,004 million consists of (i) (x) $5,400 million to be paid to the Fire Victim Trust in cash and (y) approximately $4,539 million to be paid to the Fire Victim Trust in shares of common stock of PG&E Corporation described in the immediately preceding paragraph, (ii) $11,055 million (inclusive of fees) to be paid in cash to the Subrogation Wildfire Trust and (iii) $1,010 million (inclusive of fees) to be paid to the Settling Public Entities.

In addition, $1,350 million of additional cash payments to the Fire Victim Trust in respect of wildfire claims settlement amounts will be deferred, which, based on the sources and uses outlined above and assuming the Effective Date were to occur on June 30, 2020, would consist of (i) $650 million to be paid on or before January 15, 2021 and (ii) $700 million to be paid on or before January 15, 2022.

(4)

Insurance proceeds represents proceeds of PG&E Corporation’s and the Utility’s liability insurance policies for wildfire events. See “Insurance” in Note 14 of the 2019 Annual Report for more information.

(5)

PG&E Corporation and the Utility had consolidated cash and cash equivalents of $1,960 million as of March 31, 2020, and $774 million as of May 31, 2020. To the extent cash and cash equivalents are insufficient for the purpose of funding the uses described above, we expect to draw on available working capital facilities, including our revolving credit facilities.

(6)

Contribution to wildfire fund represents required payments under AB 1054 for the Utility to participate in the Wildfire Fund. These payments are comprised of an initial contribution of approximately $4,800 million and an initial annual contribution of approximately $193 million.

(7)

DIP Facilities represents the projected amount that will be required in order to repay all amounts outstanding under the DIP Facilities on the Effective Date. As of March 31, 2020, we had $2,000 million of borrowings outstanding under the DIP Facilities, and $774 million of letters of credit. As of May 31, 2020, we had $2,000 million of borrowings outstanding under the DIP Facilities, and $972 million of letters of credit. Letters of credit under the DIP revolving facility at the Effective Date will become outstanding under the New Utility Revolving Credit Facility on the Effective Date.

(8)

Pre-petition debt represents the aggregate principal amount of pre-petition debt of PG&E Corporation or the Utility to be repaid on the Effective Date, consisting of (i) $650 million of pre-petition debt of PG&E Corporation to be repaid in cash pursuant to the Plan of Reorganization, (ii) $6,200 million of pre-petition senior notes of the Utility to be exchanged for New Utility Long-Term Bonds pursuant to the Utility Debt Refinancing under the Plan of Reorganization, (iii) $1,750 million of pre-petition senior notes of the Utility to be exchanged for New Utility Short-Term Bonds pursuant to the Utility Debt Refinancing under the Plan of Reorganization, (iv) $3,898 million of pre-petition indebtedness of the Utility (including obligations under certain series of pollution control bonds) to be exchanged for New Utility Funded Debt Exchange Bonds pursuant to the Utility Debt Refinancing under the Plan of Reorganization, (v) $9,575 million of pre-petition senior notes of the Utility to be reinstated pursuant to the Utility Debt Reinstatement under the Plan of Reorganization and (vi) $100 million of pollution control bonds (Series 2008F and 2010E) to be repaid in cash pursuant to the Plan of Reorganization.

(9)

Trade claims and other costs represents estimated trade claims and other costs, including trade payables, other liabilities subject to compromise and professional and transaction fees, to be paid by PG&E Corporation or the Utility on the Effective Date.

(10)

The total accrued interest figure in the table above includes the aggregate amount of pre-petition accrued interest and post-petition accrued interest on PG&E Corporation and Utility pre-petition debt to the Effective Date, estimated to be June 30, 2020 for purposes of this table. The total accrued interest figure includes the aggregate amount of accrued interest on the Utility Reinstated Senior Notes to the Effective Date, a portion of which will be paid on the next ensuing interest payment date.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2020 on an (i) actual basis and (ii) as adjusted basis, after giving effect to the Reorganization and the Plan Financing Transactions (including the issuance of shares of common stock offered hereby and the application of the net proceeds therefrom, as described in the section titled “Use of Proceeds”), as if all such transactions occurred on March 31, 2020. You should read this table in conjunction with the consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the information included under the headings “Prospectus Summary—Recent Developments,” “Summary Historical Consolidated Financial and Operating Information,” “Capitalization” and “Plan of Reorganization” included elsewhere in this prospectus supplement.

	As of March 31, 2020
(In millions)	Actual		As Adjusted
Cash and cash equivalents	$1,960	(1)	$1,021	(2)

DEBT

Pre-Emergence Debt:

PG&E Corporation
Existing PG&E Corporation revolving credit facility	$300		$—
Existing PG&E Corporation term loan facility	350		—
Existing accrued contractual interest(3)	1		—
Existing post-petition interest(4)	20		—

Total PG&E Corporation Debt Subject to Compromise	671		—

Utility
Existing Utility Revolving Credit Facility	2,888		—
Existing Utility Term Loan Facility	250		—
Existing Utility senior notes	17,525		—
Existing Utility pollution control bonds	863		—	(5)
Existing accrued contractual interest(3)	286		—
Existing post-petition interest(6)	815		—

Total Utility Debt Subject to Compromise	22,627		—

Total PG&E Corporation Consolidated Debt Subject to Compromise(7)	23,298		—

Debtor-in-Possession Financing
DIP initial term loan facility	1,500		—
DIP revolving facility(8)	—		—
DIP delayed draw term loan facility	500		—

Total PG&E Corporation Consolidated Pre-Emergence Debt	25,298		—

Post-Emergence Debt:

PG&E Corporation
New HoldCo Revolving Credit Facility(9)	—		—
New HoldCo Term Loan Facility	—		2,750
New HoldCo Secured Notes	—		2,000

Total PG&E Corporation Debt	—		$4,750

Utility
New Utility Revolving Credit Facility(9)	—		—
New Utility 364-Day Term Loan Facility	—		1,500
New Utility 18-Month Term Loan Facility	—		1,500
New Utility First Mortgage Bonds	—		8,925
Utility Reinstated Collateralized Senior Notes	—		9,575
Utility Debt Refinancing	—		11,848
Total Utility Debt	—		$33,348

Total PG&E Corporation Consolidated Post-Emergence Debt	—		$38,098	(10)

	As of March 31, 2020
(In millions)	Actual	As Adjusted

SHAREHOLDERS’ EQUITY
Common Stock, 800 million shares authorized, actual and 3,600 million shares authorized, as adjusted; approximately 529.8 million shares outstanding, actual; approximately 2,153 million shares outstanding, as adjusted	13,035	30,391	(11)
Reinvested earnings	(7,518)	(7,518)
Accumulated other comprehensive loss	(10)	(10)
Total Shareholders’ Equity	5,507	22,863

Noncontrolling interest—preferred stock of Utility	252	252

Total Equity	5,759	23,115

Total Capitalization	$31,057	$61,213

Notes:

(1)

As of May 31, 2020, PG&E Corporation and the Utility had consolidated cash and cash equivalents of $774 million. The net decrease in cash from March 31, 2020 to May 31, 2020 was primarily attributable to (i) normal seasonal fluctuations in cash receipts and disbursements, which resulted in a net use of cash during the period, (ii) decreased cash receipts attributable to the COVID-19 pandemic and the temporary relief afforded to customers via the voluntary suspension of service disconnections for lack of payment and (iii) net decline in energy usage.

(2)

As adjusted cash and cash equivalents does not reflect deferred cash expenditures of $1,350 million for certain cash payments to the Fire Victim Trust in respect of wildfire claims settlement amounts under the TCC RSA, as set forth in the “Uses of Funds” table and related footnotes under “Use of Proceeds”. Based on the sources and uses set forth under “Sources and Uses,” the deferred amounts would consist of (i) $650 million to be paid on or before January 15, 2021 and (ii) $700 million to be paid on or before January 15, 2022 (the timing of which may be accelerated in connection with certain securitization transactions, but in no event prior to January 15, 2021). To the extent cash and cash equivalents are insufficient for the purpose of funding the uses set forth in the “Uses of Funds” table and related footnotes under “Use of Proceeds,” we expect to draw on available working capital facilities, including our revolving credit facilities.

(3)	Reflects total accrued contractual interest to the Petition Date.

(4)

Post-petition interest has been calculated in accordance with the terms and conditions contained in the Plan of Reorganization. Per the Plan of Reorganization, interest on the PG&E Corporation pre-petition revolving credit facility and pre-petition term loan facility will accrue at the Federal Judgment Rate.

(5)

As part of the Reorganization, the Utility’s indebtedness related to the series of pollution control bonds outstanding as of the Petition Date will either be (i) repaid in cash or (ii) receive a combination of cash and New Utility Funded Debt Exchange Bonds, in each case in satisfaction of related claims in accordance with the terms and conditions contained in the Plan of Reorganization.

(6)

Post-petition interest has been calculated in accordance with the terms and conditions contained in the Plan of Reorganization. Per the Plan of Reorganization, interest on the Utility Reinstated Senior Notes will accrue at the contractual rate and interest on the Utility Short-Term Senior Notes, the Utility Long-Term Senior Notes, and Utility Funded Debt will accrue at the Federal Judgment Rate.

(7)

As of March 31, 2020, PG&E Corporation and the Utility had written off $178 million of unamortized debt issuance costs and debt discount to present the debt subject to compromise at the outstanding face value.

(8)

The DIP revolving facility provides for borrowings and letters of credit in an aggregate amount of $3,500 million. As of March 31, 2020, we had revolving commitments available to be borrowed of $2,726 million (after taking into account $774 million of letters of credit and no revolving loans then outstanding). As of May 31, 2020, we had revolving commitments available to be borrowed under the DIP revolving facility of $2,528 million (after taking into account $972 million of letters of credit and no revolving loans then outstanding).

(9)

As of the Effective Date, we expect to have approximately $500 million of revolving commitments available to be borrowed under the New HoldCo Revolving Credit Facility, and the Utility expects to have approximately $3,500 million of revolving commitments available to be borrowed under the New Utility Revolving Credit Facility. Letters of credit under the DIP revolving facility at the Effective Date will become outstanding under the New Utility Revolving Credit Facility on the Effective Date and will reduce available borrowing capacity. In addition, to the extent cash and cash equivalents as of the Effective Date are insufficient for the purpose of funding the uses described under the heading “Uses of Funds” under “Use of Proceeds,” we expect to draw on the New Utility Revolving Credit Facility. Whether such a drawing is required will depend on a number of factors, including the timing of various cash receipts and payments in connection with the Plan of Reorganization (including receipt of insurance proceeds and payment of trade payables) and the amount of cash and cash equivalents on hand at the Utility as of the Effective Date.

(10)

If (i) the Effective Date were to have occurred on January 1, 2019 and (ii) the indebtedness of PG&E Corporation and the Utility shown in the “as adjusted” column represented PG&E Corporation’s and the Utility’s indebtedness for such periods, we estimate that PG&E Corporation’s cash interest expense for the year ended December 31, 2019 and the quarter ended March 31, 2020 would have been approximately $254 million and $63 million, respectively. Utilizing the same assumptions, we estimate that the Utility’s cash interest expense for the year ended December 31, 2019 and the quarter ended March 31, 2020 would have been approximately $1,171 million and $293 million, respectively. For indebtedness that bears interest with reference to LIBOR, the foregoing assumes that LIBOR for the relevant periods was 0.19%.

(11)	Reflects the issuance of

(i)	465,709,892 shares of common stock offered hereby (assuming the underwriters’ option to purchase additional shares of common stock is exercised in full);

(ii)	342,105,263 shares of common stock issued in connection with the PIPE Transaction;

(iii)

119,000,000 shares of common stock to be issued comprising the Backstop Premium Share Issuance and 50,000,000 shares of common stock to be issued comprising the Additional Backstop Commitment Share Premium in each case as described in “Plan of Reorganization—Plan Financing Transactions”;

(iv)

shares of common stock to be issued to the Fire Victim Trust determined in accordance with the Plan of Reorganization, as part of the compensation to be paid to holders of wildfire-related claims pursuant to the Plan of Reorganization. The issuance of PG&E Corporation common stock to the Fire Victim Trust will represent 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, in accordance with the Plan of Reorganization; and

(v)	$1,325,756,030 of Equity Units issued in connection with the Concurrent Equity Units Offering (assuming the underwriters’ over-allotment option is exercised in full);

but excludes 200,000 shares of common stock expected to be issued to directors within 30 days of the Effective Date in respect of vested equity awards, assuming that the conversion price is $9.50, which is the share price of our common stock in this offering.

OUR BUSINESS

Overview

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility provides natural gas and electric service to approximately 16 million people throughout a 70,000-square-mile service area in northern and central California. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers. As of December 31, 2019, approximately two-thirds of the Utility’s revenues were associated with owning and operating gas, electric, and generation infrastructure. The remaining third were pass-through costs primarily associated with commodity procurement. The Utility had approximately $86.15 billion in assets at March 31, 2020 and generated operating revenues of approximately $17.1 billion in 2019.

At December 31, 2019, the Utility owned approximately 18,000 circuit miles of interconnected transmission lines operating at voltages ranging from 60 kV to 500 kV. The Utility also operated 33 electric transmission substations with a capacity of approximately 65,000 MVA. The Utility’s electric transmission system is interconnected with electric power systems in the Western Electricity Coordinating Council, which includes many western states, the Canadian provinces of Alberta and British Columbia, and parts of Mexico. The Utility’s electric distribution network consists of approximately 107,000 circuit miles of distribution lines (of which, as of December 31, 2019, approximately 25% are underground and approximately 75% are overhead), 68 transmission switching substations, and 760 distribution substations, with a capacity of approximately 32,000 MVA. At December 31, 2019, the Utility’s natural gas system consisted of approximately 43,300 miles of distribution pipelines, over 6,300 miles of backbone and local transmission pipelines, and various storage facilities. The Utility owns and operates eight natural gas compressor stations on its backbone transmission system and one small station on its local transmission system that are used to move gas through its pipelines.

The Utility is regulated primarily by the CPUC and the FERC. The CPUC has jurisdiction over the rates and terms and conditions of service for the Utility’s electric and natural gas distribution operations, electric generation, and natural gas transmission and storage services. The CPUC also has exercised jurisdiction over the Utility’s issuances of securities, dispositions of utility assets and facilities, energy purchases on behalf of the Utility’s electric and natural gas retail customers, rates of return, rates of depreciation, oversight of nuclear decommissioning, and aspects of the siting of facilities used in providing electric and natural gas utility service The Utility’s ability to recover revenue requirements authorized by the CPUC in these rate cases is independent or “decoupled” from the volume of the Utility’s sales of electricity and natural gas services. As a result, the Utility’s base revenues are not impacted by fluctuations in sales resulting from, for example, weather or economic conditions.

On December 19, 2019, the CPUC issued a final decision that authorized the Utility’s capital structure and rates of return for the Utility’s electric generation, electric and natural gas distribution, and natural gas transmission and storage rate base through 2023, consisting of 52% common equity, 47.5% long-term debt, and 0.5% preferred stock. The CPUC also set the authorized ROE through 2023 at 10.25% and reset the cost of debt to 5.16%. The CPUC also authorized the continuation of an adjustment mechanism to allow the Utility’s cost of debt and ROE to be adjusted if the utility bond index changes by certain thresholds, which are reviewed annually. In the Utility’s cost of capital proceedings, the Utility acknowledged that its cost of long-term debt for cost of capital purposes may be different than the approved cost upon the Utility’s emergence from the Chapter 11 Cases. To account for this possible difference, the Utility proposed to update its cost of debt for cost of capital purposes for the period beginning after the Utility’s emergence from the Chapter 11 Cases to incorporate the costs of its exit financing, and the appropriate forward-looking forecast of debt costs for the remaining forecast period. The CPUC found the Utility’s proposal to be reasonable and adopted it.

On May 28, 2020, the CPUC approved, with conditions and modifications, the Plan of Reorganization and found that it satisfies the requirements of AB 1054 (the “Plan of Reorganization OII”). Pursuant to the Plan of Reorganization OII, changes to the Utility’s governance structure and enhancements to the CPUC’s oversight are put in place to facilitate the Utility’s ability to provide safe, reliable and affordable utility service. In addition, we committed to develop a regional reorganization plan for our business lines to create local operating regions that place leadership and operations closer to our customers. Each region will be led by an officer who reports directly to our CEO and will have a safety officer who reports directly to the Chief Safety Officer. We are required by the CPUC to file an application for regionalization by June 30, 2020 and to appoint regional executive officers and regional safety officers to manage each region by June 1, 2021. The CPUC’s final decision approving the Plan of Reorganization was issued on June 1, 2020.

The FERC has jurisdiction over the Utility’s electric transmission revenue requirements and rates, the licensing of substantially all of the Utility’s hydroelectric generation facilities, and the interstate sale and transportation of natural gas. Under the formula rate mechanism, transmission revenue requirements will be updated to the actual cost of service annually as part of the true-up process.

In addition, the NRC oversees the licensing, construction, operation, and decommissioning of the Utility’s nuclear generation facilities.

The Utility provides natural gas transportation services to “core” customers (i.e., small commercial and residential customers) and to “non-core” customers (i.e., industrial, large commercial, and natural gas-fired electric generation facilities) that are connected to the Utility’s gas system in its service territory. Core customers can purchase natural gas procurement service (i.e., natural gas supply) from either the Utility or non-utility third-party gas procurement service providers (referred to as “core transport agents”). When core customers purchase gas supply from a core transport agent, the Utility continues to provide gas delivery, metering and billing services to customers. When the Utility provides both transportation and procurement services, the Utility refers to the combined service as “bundled” natural gas service. Currently, more than 97% of core customers, representing approximately 82% of the annual core market demand, receive bundled natural gas service from the Utility.

Electric Utility Operations

The Utility generates electricity and provides electric transmission and distribution services throughout its service territory in northern and central California to residential, commercial, industrial, and agricultural customers. The Utility provides “bundled” services (i.e., electricity, transmission and distribution services) to customers in its service territory. Customers also can obtain electricity from alternative providers such as municipalities or CCAs, as well as from self-generation resources, such as rooftop solar installations. (For more information, see “Regulatory Matters” in Item 7. of the Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) of the 2019 Annual Report.)

Electricity Resources

The Utility is required to maintain capacity adequate to meet its customers’ demand for electricity (“load”), including peak demand and planning and operating reserves, deliverable to the locations and at times as may be necessary to provide reliable electric service. The Utility is required to dispatch, or schedule all of the electric resources within its portfolio using least-cost dispatch.

The following table shows the percentage of the Utility’s total deliveries of electricity to customers in 2019 represented by each major electric resource, and further discussed below.

Total 2019 actual electricity generated and procured (net)—35,956 GWh(1):

	Percent of Bundled Retail Sales (actual procurement)	Percent of Bundled Retail Sales (Power Content Label)(2)
Owned Generation Facilities
Nuclear	45.0%	41.7%
Small Hydroelectric	2.4%	2.2%
Large Hydroelectric	28.3%	26.3%
Fossil fuel-fired	17.6%	—%
Solar	0.8%	0.7%

Total	94.1%	70.9%

Qualifying Facilities
Renewable	0.6%	0.6%
Non-Renewable	6.4%	—%

Total	7.0%	0.6%

Irrigation Districts and Water Agencies
Small Hydroelectric	0.1%	0.1%
Large Hydroelectric	—%	—%

Total	0.1%	0.1%

Other Third-Party Purchase Agreements
Renewable	25.8%	23.8%
Large Hydroelectric	5.0%	4.6%
Non-Renewable	12.6%	—%
Total	43.4%	28.4%
Others, Net(2)(3)	(44.6)%	—%

Total	100.0%	100.0%

Notes:

(1)	This amount excludes electricity provided by direct access providers and CCAs that procure their own supplies of electricity for their respective customers.

(2)

The allocation of bundled retail sale amounts and “Others, Net” in the “Power Content Label” column is consistent with current CEC guidelines, applied to specified electric generation and procurement volumes (i.e., fossil fuel-fired, nuclear, large hydroelectric, and renewable). Total reported generation and procurement volumes equate to actual electric retail sales.

(3)	Amount is mainly comprised of net CAISO open market (sales)/purchases.

Renewable Energy Resources

California law established an RPS that requires load-serving entities, such as the Utility, to gradually increase the amount of renewable energy they deliver to their customers. In October 2015, the California Governor signed SB 350, the Clean Energy and Pollution Reduction Act of 2015 into law. SB 350 became effective January 1, 2016, and increases the amount of renewable energy that must be delivered by most load-serving entities, including the Utility, to their customers from 33% of their total annual retail sales by the end of the 2017-2020 compliance period, to 50% of their total annual retail sales by the end of the 2028- 2030 compliance period, and in each three-year compliance period thereafter, unless changed by legislative action. SB 350 provides compliance flexibility and waiver mechanisms, including increased flexibility to apply excess renewable energy procurement in one compliance period to future compliance periods. In September 2018, the California Governor signed SB 100 into law, increasing from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030; and established state policy that 100 percent of all retail electricity sales must come from RPS-eligible or carbon-free resources by 2045. The Utility may incur additional costs to procure renewable energy to meet the new renewable energy targets, which the Utility expects will continue to be recoverable from customers as “pass-through” costs. The Utility also may be subject to penalties for failure to meet the higher targets. The CPUC is required to open a new rulemaking proceeding to adopt regulations to implement the higher renewable targets.

Renewable generation resources, for purposes of the RPS requirements, include bioenergy such as biogas and biomass, certain hydroelectric facilities (30 MW or less), wind, solar, and geothermal energy. RPS requirements are based on actual procurement, which aligns with the methodology presented in the first column of the table above. Actual procurement from renewable energy sources was 29.7% in 2019. Per the Power Content Label methodology presented in the table above, 27.4% of the Utility’s energy deliveries were from renewable energy sources.

The total 2019 renewable deliveries shown above were comprised of the following:

Type	GWh	Percent of Bundled Retail Sales
Biopower	1,322	3.7%
Geothermal	539	1.5%
Wind	3,412	9.5%
RPS-Eligible Hydroelectric	827	2.3%
Solar	4,574	12.7%

Total	10,674	29.7%

Energy Storage

As required by California law, the CPUC established a multi-year energy storage procurement framework, including energy storage procurement targets to be achieved by each load-serving entity under the CPUC jurisdiction, including the Utility. Under the adopted energy storage procurement framework, the Utility is required to procure 580 MW of qualifying storage capacity by the end of 2021, with all energy storage projects required to be operational by the end of 2024.

The CPUC also adopted biennial interim storage targets for the Utility, beginning in 2014 and ending in 2020. Under the adopted framework, the Utility is required to submit biennial energy storage procurement plans to describe its strategy to meet its interim and total energy storage targets.

Through its procurements to date, the Utility has largely met its storage targets. The Utility expects to meet its remaining target through existing customer programs. This outcome may change in the future if projects under contract are terminated or if projects fail to be developed.

Owned Generation Facilities

At December 31, 2019, the Utility owned the following generation facilities, all located in California, listed by energy source and further described below:

Generation Type	County Location	Number of Units	Net Operating Capacity (MW)
Nuclear(1):
Diablo Canyon	San Luis Obispo	2	2,240
Hydroelectric(2):
Conventional	16 counties in northern and central California	102	2,679
Helms pumped storage	Fresno	3	1,212
Fossil fuel-fired:
Colusa Generating Station	Colusa	1	657
Gateway Generating Station	Contra Costa	1	580
Humboldt Bay Generating Station	Humboldt	10	163
Fuel Cell:
CSU East Bay Fuel Cell	Alameda	1	1
SF State Fuel Cell	San Francisco	2	2
Photovoltaic(3):	Various	13	152

Total		135	7,686

Notes:

(1)

The Utility’s Diablo Canyon power plant consists of two nuclear power reactor units, Units 1 and 2. The NRC operating licenses expire in 2024 and 2025, respectively. On January 11, 2018, the CPUC approved the Utility’s application to retire Unit 1 by 2024 and Unit 2 by 2025. (See “Diablo Canyon Nuclear Power Plant” in Item 7. MD&A and Item 3. Legal Proceedings in the 2019 Annual Report.)

(2)

The Utility’s hydroelectric system consists of 105 generating units at 66 powerhouses. All of the Utility’s powerhouses are licensed by the FERC (except for two small powerhouses not subject to FERC licensing requirements), with license terms between 30 and 50 years.

(3)

The Utility’s large photovoltaic facilities are Cantua solar station (20 MW), Five Points solar station (15 MW), Gates solar station (20 MW), Giffen solar station (10 MW), Guernsey solar station (20 MW), Huron solar station (20 MW ), Stroud solar station (20 MW), West Gates solar station (10 MW), and Westside solar station (15 MW). All of these facilities are located in Fresno County, except for Guernsey solar station, which is located in Kings County.

Generation Resources from Third Parties

The Utility has entered into various agreements to purchase power and electric capacity, including agreements for renewable energy resources, in accordance with its CPUC-approved procurement plan. For more information regarding the Utility’s power purchase agreements, see Item 1. “Business” and Note 15 of the Notes to the Consolidated Financial Statements in Item 8 of the 2019 Annual Report.

Electricity Transmission

At December 31, 2019, the Utility owned approximately 18,000 circuit miles of interconnected transmission lines operating at voltages ranging from 60 kV to 500 kV. The Utility also operated 33 electric transmission substations with a capacity of approximately 65,000 MVA. The Utility’s electric transmission system is interconnected with electric power systems in the Western Electricity Coordinating Council, which includes many western states, the Canadian provinces of Alberta and British Columbia, and parts of Mexico.

Decisions about expansions and maintenance of the transmission system can be influenced by decisions of the Utility’s regulators and the CAISO.

Electricity Distribution

The Utility’s electric distribution network consists of approximately 107,000 circuit miles of distribution lines (of which, as of December 31, 2019, approximately 25% are underground and approximately 75% are overhead), 68 transmission switching substations, and 760 distribution substations, with a capacity of approximately 32,000 MVA. The Utility’s distribution network interconnects with its transmission system, primarily at switching and distribution substations, where equipment reduces the high-voltage transmission voltages to lower voltages, ranging from 44 kV to 2.4 kV, suitable for distribution to the Utility’s customers.

These distribution substations serve as the central hubs for the Utility’s electric distribution network. Emanating from each substation are primary and secondary distribution lines connected to local transformers and switching equipment that link distribution lines and provide delivery to end-users. In some cases, the Utility sells electricity from its distribution facilities to entities, such as municipal and other utilities, that resell the electricity. The Utility operates electric distribution control center facilities in Concord, Rocklin, and Fresno, California; these control centers form a key part of the Utility’s efforts to create a smarter, more resilient grid.

Electricity Operating Statistics

The following table shows certain of the Utility’s operating statistics from 2017 to 2019 for electricity sold or delivered, including the classification of revenues by type of service. No single customer of the Utility accounted for 10% or more of consolidated revenues for electricity sold in 2019, 2018 or 2017.

	2019	2018	2017
Customers (average for the year)	5,457,101	5,428,318	5,384,525
Deliveries (in GWh)(1)	78,070	79,774	82,226
Revenues (in millions):
Residential	$4,847	$5,051	$5,693
Commercial	4,756	4,908	5,431
Industrial	1,493	1,532	1,603
Agricultural	1,106	1,234	1,069
Public street and highway lighting	67	72	79
Other(2)	168	(720)	(294)

Subtotal	12,437	12,077	13,581

Regulatory balancing accounts(3)	303	636	(344)
Total operating revenues	$12,740	$12,713	$13,237

Selected Statistics:
Average annual residential usage (kWh)	5,750	5,772	6,231
Average billed revenues per kWh:
Residential	$0.1762	$0.1838	$0.1936
Commercial	0.1585	0.1627	0.1716
Industrial	0.1015	0.1010	0.1055
Agricultural	0.2172	0.1968	0.2041

Net plant investment per customer	$8,375	$7,950	$7,486

Notes:

(1)	These amounts include electricity provided by direct access providers and CCAs that procure their own supplies of electricity for their respective customers.

(2)	This activity is primarily related to provisions for rate refunds and unbilled electric revenue, partially offset by other miscellaneous revenue items.

(3)	These amounts represent revenues authorized to be billed.

Natural Gas Utility Operations

The Utility provides natural gas transportation services to “core” customers (i.e., small commercial and residential customers) and to “non-core” customers (i.e., industrial, large commercial, and natural gas-fired electric generation facilities) that are connected to the Utility’s gas system in its service territory. Core customers can purchase natural gas procurement service (i.e., natural gas supply) from either the Utility or non-utility third-party gas procurement service providers (referred to as “core transport agents”). When core customers purchase gas supply from a core transport agent, the Utility continues to provide gas delivery, metering and billing services to customers. When the Utility provides both transportation and procurement services, the Utility refers to the combined service as “bundled” natural gas service. Currently, more than 97% of core customers, representing approximately 82% of the annual core market demand, receive bundled natural gas service from the Utility.

The Utility generally does not provide procurement service to non-core customers, who must purchase their gas supplies from third-party suppliers, unless the customer is a natural gas-fired generation facility with which the Utility has a power purchase agreement that includes its generation fuel expense. The Utility offers backbone gas transmission, gas delivery (local transmission and distribution), and gas storage services as separate and distinct services to its non-core customers. Access to the Utility’s backbone gas transmission system is available for all natural gas marketers and shippers, as well as non-core customers. The Utility also delivers gas to off-system customers (i.e., outside of the Utility’s service territory) and to third-party natural gas storage customers.

Natural Gas Supplies

The Utility can receive natural gas from all the major natural gas basins in western North America, including basins in western Canada, the Rocky Mountains, and the southwestern United States. The Utility can also receive natural gas from fields in California. The Utility purchases natural gas to serve its core customers directly from producers and marketers in both Canada and the United States. The contract lengths and natural gas sources of the Utility’s portfolio of natural gas purchase contracts have varied generally based on market conditions. During 2019, the Utility purchased approximately 282,000 MMcf of natural gas (net of the sale of excess supply of gas). Substantially all of this natural gas was purchased under contracts with a term of one year or less. The Utility’s largest individual supplier represented approximately 20% of the total natural gas volume the Utility purchased during 2019.

Natural Gas System Assets

The Utility owns and operates an integrated natural gas transmission, storage, and distribution system that includes most of northern and central California. At December 31, 2019, the Utility’s natural gas system consisted of approximately 43,300 miles of distribution pipelines, over 6,300 miles of backbone and local transmission pipelines, and various storage facilities. The Utility owns and operates eight natural gas compressor stations on its backbone transmission system and one small station on its local transmission system that are used to move gas through the Utility’s pipelines. The Utility’s backbone transmission system, composed primarily of Lines 300, 400, and 401, is used to transport gas from the Utility’s interconnection with interstate pipelines, other local distribution companies, and California gas fields to the Utility’s local transmission and distribution systems.

The Utility has firm transportation agreements for delivery of natural gas from western Canada to the United States-Canada border with TransCanada NOVA Gas Transmission, Ltd. interconnecting downstream with TransCanada Foothills Pipe Lines Ltd., B.C. System. The Foothills system interconnects at the border to the pipeline system owned by Gas Transmission Northwest, LLC, which provides natural gas transportation services to a point of interconnection with the Utility’s natural gas transportation system on the Oregon-California border near Malin, Oregon. The Utility also has firm transportation agreements with Ruby Pipeline, LLC to transport natural gas from the U.S. Rocky Mountains to the interconnection point with the Utility’s natural gas transportation system in the area of Malin, Oregon, at the California border. Similarly, the Utility has a firm transportation agreement with Transwestern Pipeline Company, LLC to transport natural gas from supply points in the Southwestern United States to interconnection points with the Utility’s natural gas transportation system in the area of California near Topock, Arizona. (For more information regarding the Utility’s natural gas transportation agreements, see Note 15 of the Notes to the Consolidated Financial Statements in Item 8 of the 2019 Annual Report.)

The Utility owns and operates three underground natural gas storage fields and has a 25% interest in a fourth storage field, all of which are connected to the Utility’s transmission system. The Utility owns and operates compressors and other facilities at these storage fields that are used to inject gas into the fields for storage and later withdrawal. In addition, four independent storage operators are interconnected to the Utility’s northern California transmission system. In 2019, the CPUC approved the discontinuation (through closure or sale) of operations at two gas storage fields. (For more information, see “Regulatory Matters—2019 Gas Transmission and Storage Rate Case” in Item 7. MD&A of the 2019 Annual Report.)

In 2019, the Utility continued upgrading transmission pipeline to allow for the use of in-line inspection tools and continued its work on the final NTSB recommendation from its San Bruno investigation to hydrostatically test all high consequence pipeline mileage. The Utility currently plans to complete this NTSB recommendation by 2022 for remaining short pipeline segments that include tie-in pieces, fittings or smaller diameter off-takes from the larger transmission pipelines.

Natural Gas Operating Statistics

The following table shows the Utility’s operating statistics from 2017 through 2019 (excluding subsidiaries) for natural gas, including the classification of revenues by type of service. No single customer of the Utility accounted for 10% or more of consolidated revenues for bundled gas sales in 2019, 2018 or 2017.

	2019	2018	2017
Customers (average for the year)(1)	4,518,209	4,495,279	4,467,657
Gas purchased (MMcf)	227,621	219,061	234,181
Average price of natural gas purchased	$2.08	$2.02	$2.3
Bundled gas sales (MMcf):
Residential	162,876	156,917	160,969
Commercial	54,479	51,357	50,329

Total Bundled Gas Sales	217,355	208,274	211,298

Revenues (in millions):
Bundled gas sales:
Residential	$2,325	$2,042	$2,298
Commercial	605	537	541
Other	123	75	(25)
Bundled gas revenues	3,053	2,654	2,814
Transportation service only revenue	1,249	1,151	976
Subtotal	4,302	3,805	3,790

Regulatory balancing accounts(2)	87	242	221

Total operating revenues	$4,389	$4,047	$4,011

Selected Statistics:
Average annual residential usage (Mcf)	38	38	38
Average billed bundled gas sales revenues per Mcf:
Residential	$13.88	$12.67	$14.27
Commercial	9.72	9.04	11.36

Net plant investment per customer	$3,522	$3,417	$3,093

Notes:

(1)	These amounts include natural gas provided by core transport agents and CCAs that procure their own supplies of natural gas for their respective customers.

(2)	These amounts represent revenues authorized to be billed.

Competition

Competition in the Electricity Industry

California law allows qualifying non-residential electric customers of investor-owned electric utilities to purchase electricity from energy service providers rather than from the utilities up to certain annual and overall GWh limits that have been specified for each utility. This arrangement is known as “direct access,” or DA. In 2018, the California legislature passed a bill to expand the statewide DA cap by 4,000 GWh, and directed the CPUC to consider whether DA should be further expanded, and to present a report on this matter to the legislature by June 30, 2020. In addition, California law permits cities, counties, and certain other public agencies that have qualified to become a CCA to generate and/or purchase electricity for their local residents and businesses. By law, a CCA can procure electricity for all of its residents and businesses that do not affirmatively elect to continue to receive electricity generated or procured by a utility. On June 3, 2019, the CPUC issued an order implementing the 4,000 GWh increase for DA transactions, including an apportionment to the Utility’s service area of approximately 1,873 GWh. The CPUC is currently conducting a study to inform its recommendations to the legislature on implementing a further direct transaction reopening schedule. However, the issuance of a proposed decision on these issues has been delayed indefinitely as a result of the COVID-19 pandemic.

The Utility continues to provide transmission, distribution, metering, and billing services to direct access customers, although these customers can choose to obtain metering and billing services from their energy service provider. The CCA customers continue to obtain transmission, distribution, metering, and billing services from the Utility. In addition to collecting charges for transmission, distribution, metering, and billing services that it provides, the Utility is able to collect charges intended to recover the generation-related costs that the Utility incurred on behalf of direct access and CCA customers while they were the Utility’s customers. The Utility remains the electricity provider of last resort for these customers. SB 520 (codified at Section 387 of the Public Utilities Code), which was signed by the governor and became law on October 2, 2019, allows for a request to transfer the responsibilities of the provider of last resort obligation from investor-owned utilities to other entities.

The Utility is also impacted by the increasing viability of distributed generation and energy storage. The levels of self-generation of electricity by customers (primarily solar installations) and the use of customer net energy metering (“NEM”), which allows self-generating customers employing qualifying renewable resources to receive bill credits at the full retail rate, are increasing, putting upward rate pressure on remaining customers. New NEM customers are required to pay an interconnection fee, utilize time of use rates, and are required to pay certain non-bypassable charges to help fund some of the costs of low income, energy efficiency, and other programs that other customers pay. Significantly higher bills for remaining customers may result in a decline of the number of such customers as they may seek alternative energy providers or adopt self-generation technologies. The CPUC has indicated that it intends to commence a new proceeding to revisit its rules related to NEM customers in 2020.

Further, in some circumstances, governmental entities such as cities and irrigation districts, which have authority under the state constitution or state statute to provide retail electric service, may seek to acquire the Utility’s distribution facilities, through eminent domain (although eminent domain is stayed while the Utility is in Chapter 11, unless the Bankruptcy Judge lifts the stay). In 2019, three entities communicated an interest in acquiring certain Utility assets through a voluntary sale during the bankruptcy. It is also possible that some of the governmental entities interested in acquiring the Utility’s assets will construct duplicate distribution facilities to serve existing or potential new Utility customers.

The Utility also competes for the opportunity to develop and construct certain types of electric transmission facilities within, or interconnected to, its service territory through a competitive bidding process managed by the CAISO.

The effect of such types of retail competition generally is to reduce the number of utility customers, leading to a reduction in the amount of electricity purchased from the Utility.

For risks in connection with increasing competition, see Item 1A. Risk Factors of the 2019 Annual Report.

Competition in the Natural Gas Industry

The Utility competes with other natural gas pipeline companies for customers transporting natural gas into the southern California market on the basis of transportation rates, access to competitively priced supplies of natural gas, and the quality and reliability of transportation services. The Utility also competes for storage services with other third-party storage providers, primarily in northern California.

PLAN OF REORGANIZATION

On January 29, 2019 (the “Petition Date”), PG&E Corporation and the Utility filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). On December 12, 2019, PG&E Corporation, the Utility and the Shareholder Proponents filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019 with the Bankruptcy Court (as amended on January 31, 2020, March 9, 2020, March 16, 2020, May 22, 2020 and June 19, 2020 and as may be further amended, modified or supplemented from time to time, the “Plan of Reorganization”). On March 17, 2020, the Bankruptcy Court approved the disclosure statement dated March 17, 2020 filed pursuant to section 1125 of the Bankruptcy Code by PG&E Corporation and the Utility (the “March 17 Disclosure Statement”). On March 25, 2020, the Bankruptcy Court approved a supplement to the March 17 Disclosure Statement (together with the March 17 Disclosure Statement, the “Disclosure Statement”). On June 20, 2020, the Bankruptcy Court entered the Confirmation Order, which incorporates the Bankruptcy Court’s prior order authorizing PG&E Corporation and the Utility to enter into the Plan Financing Transactions, including issuing the shares of common stock offered hereby. Subject to the satisfaction or waiver of certain conditions contained in the Plan of Reorganization, PG&E Corporation and the Utility will emerge from the Chapter 11 Cases on the Effective Date.

On or around the Effective Date and pursuant to the Plan of Reorganization, PG&E Corporation and the Utility will implement the following series of transactions (collectively, the “Reorganization”), which will be funded with the proceeds of the Plan Financing Transactions, including this offering, and funds contributed to the Utility by PG&E Corporation pursuant to the financing transactions to be consummated by PG&E Corporation as described below under “—Plan Financing Transactions”:

•

PG&E Corporation and the Utility will fund a trust (the “Fire Victim Trust”) for the benefit of all holders of Fire Victim Claims whose claims shall be channeled to the Fire Victim Trust on the Effective Date with no recourse to the Debtors or Reorganized Debtors. In full satisfaction, release and discharge of all Fire Victim Claims, the Fire Victim Trust will be funded with $6.75 billion in cash (including $1.35 billion on a deferred basis), common stock of reorganized PG&E Corporation representing 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, (plus certain other rights), in each case, in accordance with the terms of the Plan of Reorganization as described under “—Funding of Fire Victim Trust”;

•

PG&E Corporation and the Utility will fund a trust (the “Subrogation Wildfire Trust”) for the benefit of insurance subrogation claimants, whose claims shall be channeled to the Subrogation Wildfire Trust on the Effective Date with no recourse to the Debtors or Reorganized Debtors. The Subrogation Wildfire Trust will be funded in the amount of $11.0 billion in cash in full satisfaction, release and discharge of all such claims and in accordance with the terms of the Plan of Reorganization (as further described under the heading “Restructuring Support Agreement with Holders of Subrogation Claims” in Note 14 of the 2019 Annual Report);

•

PG&E Corporation and the Utility will pay $1.0 billion in cash to certain local public entities (the “Settling Public Entities”) who entered into plan support agreements with PG&E Corporation and the Utility and establish a segregated fund in the amount of $10 million to be used to reimburse the Settling Public Entities for any and all legal fees and costs associated with the defense or resolution of any third party claims against the Settling Public Entities in full satisfaction, release and discharge of such Settling Public Entities’ wildfire related claims in accordance with the Plan of Reorganization and such plan support agreements (as further described under the heading “Plan Support Agreements with Public Entities” in Note 14 of the 2019 Annual Report);

•

The Utility Short-Term Senior Notes, Utility Long-Term Senior Notes and Utility Funded Debt (as defined below) (except $100 million of pollution control bonds (Series 2008F and 2010E), to be repaid in cash) will be refinanced and the Utility Reinstated Senior Notes will be reinstated as described in more detail under “—Refinancing of Utility Certain Debt” and “—Reinstatement of Certain Utility Debt” below;

•	PG&E Corporation will pay in full all of its allowed pre-petition funded debt obligations and all allowed pre-petition general unsecured claims;

•	PG&E Corporation and the Utility will repay all borrowings under the DIP Facilities and pay all other allowed administrative expense claims; and

•

Subject to all necessary CPUC approvals being in full force and effect, PG&E Corporation and the Utility will participate in the Wildfire Fund established by AB 1054 as described under “—Participation in Wildfire Fund under AB 1054” below.

In addition to the Reorganization, the following will also take place either in connection with or following the implementation of the Plan of Reorganization:

•

Holders of claims related to the 2016 Ghost Ship fire will be entitled to pursue their claims against the Reorganized Debtors, with any recovery being limited to amounts available under PG&E Corporation’s and the Utility’s insurance policies for the 2016 year;

•

Holders of certain claims may be able to pursue their claims against the Reorganized Debtors, such as administrative expense claims that have not been satisfied or come due by the Effective Date, claims arising from wildfires occurring after the Petition Date that have not been satisfied by the Effective Date (including the 2019 Kincade Fire), and claims relating to certain FERC refund proceedings, workers’ compensation benefits and certain environmental claims;

•

PG&E Corporation and the Utility will satisfy and discharge the Subordinated Claims (as defined below) as described in more detail under “—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims”;

•	PG&E Corporation or the Utility, as applicable, will assume all of their respective power purchase agreements and community choice aggregation servicing agreements; and

•	PG&E Corporation or the Utility, as applicable, will assume all of their respective pension obligations, other employee obligations, and collective bargaining agreements with labor.

For further information on the Reorganization, see Note 14 of the 2019 Annual Report.

Plan Financing Transactions

As a condition to emergence and in order to effectuate the Reorganization, PG&E Corporation expects to raise an aggregate of $9.0 billion of gross proceeds in cash through the Equity Offerings, and PG&E Corporation and the Utility expect to raise an aggregate of $16.675 billion of gross proceeds in cash through one or more debt offerings, including the issuance of senior secured notes and first mortgage bonds, and one or more other debt financing transactions, including the entry into one or more credit facilities and/or term loans.

The following descriptions of the Plan Financing Transactions do not purport to be complete and, in the case of the descriptions of the PG&E Corporation debt financing transactions and the Utility debt financing transactions, are subject, and qualified in entirety by reference, to the full text of the New HoldCo Credit Agreements and the New Utility Credit Agreements, as applicable. Forms of the New Utility Credit Agreements and the HoldCo Revolving Credit Agreement are included as Annexes to the applicable commitment letters included as Exhibits 10.1, 10.2 and 10.3 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020.

Neither PG&E Corporation nor the Utility can provide any assurance that this offering or the other Plan Financing Transactions will be completed on the terms PG&E Corporation and the Utility anticipate, or at all. The terms and conditions of the Plan Financing Transactions described herein have not been finalized and are subject to change. Investors are encouraged not to place undue reliance on such descriptions in deciding to invest in the common stock offered hereby, as changes may be made after the date of this prospectus supplement.

The completion of this offering and any other Plan Financing Transactions are not conditioned upon one another. However, the release of the aggregate net proceeds of PG&E Corporation’s and the Utility’s debt transactions from escrow are conditioned upon the waiver or satisfaction of certain escrow conditions, which conditions include, among other things, the Debtors having obtained funding for the Reorganization. Similarly, the consummation of each of the other Plan Financing Transactions, including this offering and the Concurrent Equity Units Offering, is conditioned upon, among other things, the Effective Date, which in turn is conditioned upon the Debtors having obtained funding for the Reorganization.

Utility Debt Financing Transactions

On June 19, 2020, the Utility issued $8.925 billion of New Utility First Mortgage Bonds (as defined herein) (such issuance, the “FMB Issuance”). The net proceeds of the FMB Issuance, together with additional amounts necessary to fund a redemption of the New Utility First Mortgage Bonds, were placed in an escrow account established and maintained by The Bank of New York Mellon Trust Company, N.A., as escrow agent, pursuant to an escrow agreement between the Utility and such escrow agent and pledged to The Bank of New York Mellon Trust Company, N.A., as trustee for the holders of the New Utility First Mortgage Bonds. Upon the satisfaction of the relevant escrow conditions, including that all conditions precedent to the Effective Date will have been, or substantially concurrently with the release thereof will be, satisfied, the net proceeds will be released to the Utility and used to effectuate the Reorganization.

On May 26, 2020, the Utility entered into a commitment letter (the “Utility RCF Commitment Letter”) for a revolving credit agreement (the “Utility Revolving Credit Agreement”) consisting of a $3.5 billion revolving credit facility (the “New Utility Revolving Credit Facility”), with both JPMorgan Chase Bank, N.A., and Citibank, N.A. as co-administrative agents, and the lenders from time to time party thereto. We anticipate the proceeds from the Utility Revolving Credit Agreement will be used to fund transactions contemplated under the Plan of Reorganization, for general corporate purposes and to pay fees and expenses incurred in connection therewith. The obligations of the Utility under the Utility Revolving Credit Agreement will be secured by the issuance of first mortgage bonds secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions, and will rank pari passu with the New Utility First Mortgage Bonds, and the New Utility Term Loan Credit Agreement (as defined below). The maturity date for the New Utility Revolving Credit Facility will be three years after the effective date of the Utility Revolving Credit Agreement, subject to two 1-year extensions, subject to the terms contained in the Utility Revolving Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the Utility RCF Commitment Letter and the Utility Revolving Credit Agreement, the Utility Revolving Credit Agreement will become effective on the Effective Date.

On May 26, 2020, the Utility entered into a commitment letter (the “Utility TL Commitment Letter”) for an up to $6.0 billion term loan credit agreement (the “New Utility Term Loan Credit Agreement” and, together with the Utility Revolving Credit Agreement, the “New Utility Credit Agreements”) consisting of (i) an up to $4.5 billion 364-day term loan facility (the “New Utility 364-Day Term Loan Facility”) and (ii) an up to $1.5 billion 18-month term loan facility (the “New Utility 18-Month Term Loan Facility”), with JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders from time to time party thereto. Because the Utility raised $8.925 billion in the FMB Issuance, the commitments under the New Utility 364-Day Term Loan Facility were reduced to $1.5 billion. We anticipate the proceeds from the New Utility Term Loan Credit Agreement will be used to, among other things, satisfy certain costs and payments required to be paid under the Plan of Reorganization and to pay fees and expenses incurred in connection therewith. The obligations of the Utility under the New Utility Term Loan Credit Agreement will be secured by the issuance of first mortgage bonds secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions, and will rank pari passu with the New Utility First Mortgage Bonds and the New Utility Revolving Credit Facility. The maturity date for the New Utility 364-Day Term Loan Facility will be 364 days after the effective date of the New Utility Term Loan Credit Agreement, and the maturity date for the New Utility 18-Month Term Loan Facility will be eighteen months after the effective date of the New Utility Term Loan Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the Utility TL Commitment Letter and the New Utility Term Loan Credit Agreement, the New Utility Term Loan Credit Agreement will become effective on the Effective Date.

The foregoing description does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the New Utility Credit Agreements, forms of which are included as Annexes to the applicable commitment letters which are included as Exhibits 10.1 and 10.2 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020. See “Description of Indebtedness and Preferred Stock” for more information.

PG&E Corporation Equity Financing Transactions

PG&E Corporation expects to raise an aggregate of $9.0 billion of gross proceeds in cash through the Equity Offerings, consisting of this offering, the Concurrent Equity Units Offering, the options granted to the underwriters of this offering and the Concurrent Equity Units Offering to purchase additional shares of our common stock and Equity Units, respectively, and/or the Greenshoe Backstop, and the PIPE Transaction.

On or about March 4, 2020, PG&E Corporation entered into the Equity Backstop Commitment Letters with the Backstop Parties. The Equity Backstop Commitment Letters provide that, under certain circumstances, PG&E Corporation will issue new shares of its common stock for up to $9.0 billion of proceeds to finance the transactions contemplated by the Plan of Reorganization through one or more equity offerings, which are expected to consist of the Equity Offerings. In the event that we raise less than an aggregate of $9.0 billion of gross proceeds from the Equity Offerings, we expect to terminate this offering and instead draw on the Equity Backstop Commitments in order to raise additional equity capital in an amount equal to such shortfall, subject to satisfaction (or waiver by the Backstop Parties) of the conditions set forth the Equity Backstop Commitment Letters. On March 16, 2020, the Bankruptcy Court entered an order approving PG&E Corporation’s entry into and performance under the Equity Backstop Commitment Letters in accordance with the terms and conditions thereof.

As of June 9, 2020, PG&E Corporation entered into separate agreements (each, a “Consent Agreement”) with Backstop Parties holding 100% of the commitments under the Equity Backstop Commitment Letters to amend each such Backstop Party’s Equity Backstop Commitment Letter in order to, among other things, provide that PG&E Corporation may issue common stock (or forward-purchase contracts or other equity-linked securities) to finance the transactions contemplated by the Plan of Reorganization at any price per share, as long as such price per share would exceed the Backstop Price and to provide for certain other arrangements, including, but not limited to, a commitment by each Backstop Party to enter into a Forward Stock Purchase Agreement. In addition, the Consent Agreements provide that PG&E Corporation would issue to each Backstop Party its pro rata share of 50,000,000 shares of PG&E Corporation common stock on the Effective Date (the “Additional Backstop Commitment Share Premium”), subject to the conditions set forth in each Consent Agreement. On June 16, 2020, the Bankruptcy Court entered an order approving PG&E Corporation’s entry into and performance under the Equity Backstop Commitment Letters, as amended by the Consent Agreements.

The “Backstop Price” is defined as (a) the lesser of (i) 10 and (ii) 10 times one plus the percentage change of the Applicable Utility Index Multiple (as defined in the Equity Backstop Commitment Letters) as measured on November 1, 2019 and the fifth business day prior to the Effective Date times (b) PG&E Corporation’s consolidated Normalized Estimated Net Income (as defined in the Equity Backstop Commitment Letters) for the estimated year 2021, divided by (c) the number of fully diluted shares of PG&E Corporation that will be outstanding on the Effective Date (assuming that all equity is raised by funding the commitments pursuant to the Equity Backstop Commitment Letters).

On the Effective Date, PG&E Corporation expects to issue 119,000,000 shares of common stock to the Backstop Parties (the “Backstop Premium Share Issuance”) as consideration for their obligations under the

Equity Backstop Commitment Letters pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). In the event the market value of those 119,000,000 shares would be less than $764 million based on the weighted average price per share of our common stock for the 20 business days immediately following the Effective Date, the Backstop Parties will receive additional shares so that they receive at least $764 million of aggregate value, subject to a cap of 19,909,091 additional shares in total. Assuming that Bankruptcy Court approval of the Consent Agreements is obtained by June 30, 2020, PG&E Corporation expects to issue the Additional Backstop Commitment Share Premium as part of the Backstop Premium Share Issuance.

This description of the Equity Backstop Commitment Letters and the Consent Agreements does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of (i) the Equity Backstop Commitment Letters, the form of which is included as Exhibit 10.1 to PG&E Corporation’s Current Report on Form 8-K filed with the SEC on March 10, 2020, and (ii) the Consent Agreements, the form of which is included as Exhibit 10.1 to PG&E Corporation’s Current Report on Form 8-K filed with the SEC on June 8, 2020.

PG&E Corporation Debt Financing Transactions

On June 23, 2020, PG&E Corporation issued $2.0 billion of New HoldCo Secured Notes (such issuance, the “HoldCo Notes Issuance”). The net proceeds of the HoldCo Notes Issuance, together with additional amounts necessary to fund a redemption of the New HoldCo Secured Notes, were placed in an escrow account established and maintained by The Bank of New York Mellon Trust Company, N.A., as escrow agent, pursuant to an escrow agreement between PG&E Corporation and such escrow agent and pledged to The Bank of New York Mellon Trust Company, N.A., as trustee for the holders of the New HoldCo Secured Notes. Upon the satisfaction of the relevant escrow conditions, including that all conditions precedent to the Effective Date will have been, or substantially concurrently with the release thereof will be, satisfied, the net proceeds will be released to PG&E Corporation and used to effectuate the Reorganization. The obligations of PG&E Corporation under the HoldCo Notes Issuance will be secured by shares of the Utility and all payments and distributions of cash, securities and other property (and all related rights and proceeds) with respect to such shares (the “Collateral”).

On May 26, 2020, PG&E Corporation entered into a commitment letter (the “HoldCo RCF Commitment Letter”) for a senior secured revolving credit agreement (the “HoldCo Revolving Credit Agreement”) consisting of a $500.0 million revolving credit facility (the “New HoldCo Revolving Credit Facility”), with JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent, and the lenders from time to time party thereto. We anticipate the proceeds from the HoldCo Revolving Credit Agreement will be used for general corporate purposes and to pay fees and expenses incurred in connection therewith. The obligations of PG&E Corporation under the HoldCo Revolving Credit Agreement will be secured by the Collateral on a pari passu basis with the New HoldCo Secured Notes and the New HoldCo Term Loan Credit Agreement, but will have first-out payment priority in accordance with the collateral documents. The maturity date for the New HoldCo Revolving Credit Facility will be three years after the effective date of the HoldCo Revolving Credit Agreement, subject to two 1-year extensions, subject to the terms contained in the HoldCo Revolving Credit Agreement. Subject to the satisfaction of the conditions contained in the HoldCo RCF Commitment Letter and the HoldCo Revolving Credit Agreement, the HoldCo Revolving Credit Agreement will become effective on the Effective Date.

On June 23, 2020, PG&E Corporation also entered into a senior secured term loan credit agreement (the “New HoldCo Term Loan Credit Agreement” and, together with the HoldCo Revolving Credit Agreement, the “New HoldCo Credit Agreements”) consisting of a $2.75 billion term loan facility (the “New HoldCo Term Loan Facility”), with JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent, and the lenders from time to time party thereto. We anticipate the proceeds from the New HoldCo Term Loan Credit Agreement will be used to fund certain transactions under the Plan of Reorganization and to pay fees and expenses incurred in connection therewith. The obligations of PG&E Corporation under the New HoldCo Term Loan Credit Agreement will be secured by the Collateral on a pari passu basis with the New HoldCo Secured Notes and the New HoldCo Revolving Credit Facility (except that the obligations under the New HoldCo Revolving Credit

Facility will have first-out payment priority in accordance with the collateral documents). The maturity date for the New HoldCo Term Loan Facility is June 23, 2025. The net proceeds of the HoldCo Term Loan Credit Agreement were placed in an escrow account, which account was pledged to the collateral agent under the New HoldCo Term Loan Facility. Upon the satisfaction of the relevant escrow conditions, including that all conditions precedent to the Effective Date will have been, or substantially concurrently with the release thereof will be, satisfied, the net proceeds will be released to PG&E Corporation and used to effectuate the Reorganization.

The foregoing description does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the New HoldCo Credit Agreements. A form of the HoldCo Revolving Credit Agreement is included as an Annex to the commitment letter included as Exhibit 10.3 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020. The New HoldCo Term Loan Credit Agreement is included as Exhibit 10.1 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on June 23, 2020. See “Description of Indebtedness and Preferred Stock” for more information.

Debt Backstop Commitment Letters

In connection with the Plan of Reorganization, on October 11, 2019, the Debtors entered into debt backstop commitment letters (the “Debt Backstop Commitment Letters”) with JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC and any other commitment parties that may become parties to the Debt Backstop Commitment Letters as additional “Commitment Parties” as provided therein (the foregoing parties, collectively, the “Commitment Parties”), which were subsequently amended on November 18, 2019, December 20, 2019, January 30, 2020, February 14, 2020 and February 28, 2020, pursuant to which the Commitment Parties committed to provide $10.825 billion in bridge financing (reduced to $0 billion following the FMB Issuance and the HoldCo Notes Issuance and entering into the New HoldCo Term Loan Facility) in the form of (i) a $5.825 billion senior secured bridge loan facility (the “Utility Bridge Facility”) (reduced to $0 following the FMB Issuance) with the Utility or any domestic entity formed to hold all of the assets of the Utility upon emergence from the Chapter 11 Cases (the Utility or any such entity, the “Utility Borrower”) as borrower thereunder and (ii) a $5.0 billion senior unsecured bridge loan facility (the “HoldCo Bridge Facility” and, together with the Utility Bridge Facility, the “Bridge Facilities”) (reduced to $0 following the HoldCo Notes Issuance and entering into the New HoldCo Term Loan Facility) with PG&E Corporation or any domestic entity formed to hold all of the assets of PG&E Corporation upon emergence from the Chapter 11 Cases (PG&E Corporation or any such entity, the “HoldCo Borrower”) as borrower thereunder, subject to the terms and conditions set forth therein. The commitments under the Debt Backstop Commitment Letters will expire on August 29, 2020, unless terminated earlier pursuant to the termination rights described below. On March 16, 2020, the Bankruptcy Court entered an order approving the Debtors’ entry into and performance under the Debt Backstop Commitment Letters in accordance with the terms and conditions thereof.

Borrowings under the Utility Bridge Facility would be senior secured obligations of the Utility Borrower, secured by substantially all of the assets of the Utility Borrower. Borrowings under the HoldCo Bridge Facility would be senior unsecured obligations of the HoldCo Borrower. The Utility Borrower’s obligations under the Utility Bridge Facility, and the HoldCo Borrower’s obligations under the HoldCo Bridge Facility, would not be guaranteed by any other entity. The scheduled maturity of each of the Bridge Facilities would be 364 days following the date the Bridge Facilities are funded. The Debtors will pay customary fees and expenses in connection with obtaining the Bridge Facilities.

The Commitment Parties’ funding obligations under the Debt Backstop Commitment Letters are subject to numerous conditions and termination rights, including, among others, certain conditions and termination rights similar to those included in the Equity Backstop Commitment Letters, in addition to conditions that are not in the Equity Backstop Commitment Letters, including (i) the delivery of specified financial information, (ii) PG&E

Corporation’s receipt of at least $9.0 billion of proceeds from the issuance of equity, (iii) the execution of definitive documentation for the Bridge Facilities and (iv) that the Utility shall have received investment grade senior secured debt ratings.

In lieu of entering into the Bridge Facilities, the Debtors intend to obtain permanent financing on or prior to the Effective Date pursuant to the Plan Financing Transactions. The financing commitments under the HoldCo Bridge Facility will be reduced by the aggregate gross proceeds of the New HoldCo Secured Notes and the New HoldCo Term Loan Credit Agreement.

The foregoing description of the Debt Backstop Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Debt Backstop Commitment Letters and amendments, which are included as exhibits to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on October 15, 2019 and on January 27, 2020. See “Description of Indebtedness and Preferred Stock” for more information.

Refinancing of Certain Utility Debt

On the Effective Date, the Utility will refinance certain of its pre-petition senior unsecured debt in satisfaction of all claims arising out of the Utility Short-Term Senior Notes, the Utility Long-Term Senior Notes and the Utility Funded Debt (each as defined below) in accordance with the terms and conditions contained in the Plan of Reorganization (the “Utility Debt Refinancing”).

As part of the Utility Debt Refinancing, currently outstanding Utility notes maturing through 2022 in an aggregate principal amount of $1.75 billion (the “Utility Short-Term Senior Notes”) will receive new Utility first mortgage bonds in the following aggregate principal amounts: $875 million of new Utility 3.45% first mortgage bonds due 2025 and $875 million of new Utility 3.75% first mortgage bonds due 2028 (together, the “New Utility Short-Term Bonds”). The New Utility Short-Term Bonds will otherwise have the same terms and conditions as the Utility’s 6.05% Senior Notes due March 1, 2034.

Additionally, all long-term Utility notes bearing an interest rate greater than 5.0%, of which there is an aggregate principal amount outstanding of $6.2 billion (the “Utility Long-Term Senior Notes”), will receive new

Utility first mortgage bonds in the following aggregate principal amounts: $3.1 billion of new Utility 4.55% first mortgage bonds due 2030 and $3.1 billion of new Utility 4.95% first mortgage bonds due 2050 (together, the “New Utility Long-Term Bonds”). The New Utility Long-Term Bonds will otherwise have the same terms and conditions as the Utility’s 3.95% Senior Notes due December 1, 2047.

Finally, holders of the Utility’s pre-petition revolving credit facility (the “Existing Utility Revolving Credit Facility”) and term loan credit facility (the “Existing Utility Term Loan Facility” and, together with the Existing Utility Revolving Credit Facility, the “Utility Funded Debt”) will receive new Utility first mortgage bonds in the following aggregate principal amounts: $1.949 billion in new Utility 3.15% first mortgage bonds due on the 66 month anniversary of the Effective Date that otherwise have the same terms and conditions as the Utility’s 6.05% Senior Notes due March 1, 2034, and $1.949 billion in new Utility 4.50% first mortgage bonds due 2040 (the “New Utility Funded Debt Exchange Bonds”) that otherwise have the same terms and conditions as the Utility’s 3.95% Senior Notes due December 1, 2047.

This description of the Utility Debt Refinancing does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the Plan of Reorganization. See “Description of Indebtedness and Preferred Stock” for more information.

Reinstatement of Certain Utility Debt

On the Effective Date, the Utility will reinstate $9.575 billion aggregate principal amount of its pre-petition senior unsecured notes (the “Utility Reinstated Senior Notes” and, together with each series of newly issued senior notes issued by the Utility upon the effectiveness of the Plan of Reorganization pursuant to the terms thereof, the “Utility Senior Notes”) in accordance with the terms and conditions contained in the Plan of Reorganization (the “Utility Debt Reinstatement”). The Utility Reinstated Senior Notes will be reinstated on their contractual terms and will be collateralized by delivering first mortgage bonds of the Utility to the applicable unsecured trustees for the benefit of the holders of each series of such Utility Reinstated Senior Notes (as so collateralized, the “Utility Reinstated Collateralized Senior Notes”).

This description of the Utility Debt Reinstatement does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the Plan of Reorganization. See “Description of Indebtedness and Preferred Stock” for more information.

Funding of Fire Victim Trust

On the Effective Date, PG&E Corporation and/or the Utility will fund the Fire Victim Trust with the following aggregate consideration in full satisfaction, release and discharge of all Fire Victim Claims:

•	$5.4 billion to be paid in cash on the Effective Date;

•

common stock of reorganized PG&E Corporation (the “Fire Victim Trust Shares”) representing 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments to the extent shares are issued in respect of HoldCo Rescission or Damage Claims, as described below;

•

$1.35 billion of cash, consisting of (i) up to $650 million to be paid in cash on or before January 15, 2021 and (ii) up to $700 million (plus the amount of any shortfall of the payments owed on January 15, 2021) to be paid in cash on or before January 15, 2022, in each case, pursuant to a tax benefits payment agreement contemplated by the Plan of Reorganization; provided, however, in the event of a change of control (as defined in the tax benefits payment agreement), the entire $1.35 billion payment would become due within 15 days of such change of control, and, in the event the Utility obtains financing that monetizes or is otherwise secured by any tax benefits, the Utility would be required to apply, on the later of (x) January 15, 2021 and (y) 15 days after the date of such financing, up to the first $1.35 billion of proceeds from such financing to satisfy such unpaid amounts owed to the Fire Victim Trust;

•	the assignment by PG&E Corporation and the Utility of the Assigned Rights and Causes of Action (as defined in the Plan of Reorganization); and

•	the assignment of certain rights under the 2015 Insurance Policies (as defined in the Plan of Reorganization),

in each case in accordance with the terms of the Plan of Reorganization. The number of shares to be issued to the Fire Victim Trust on the Effective Date is based on an assumption that the underwriters in this offering and in the Concurrent Equity Units Offering exercise in full their options to purchase additional shares of our common stock and Equity Units, respectively (the “Additional Purchase Options”).

See “Restructuring Support Agreement with the TCC” in Note 14 of the 2019 Annual Report for more information.

In connection with the issuance of the Fire Victim Trust Shares, PG&E Corporation will enter into a registration rights agreement (the “Fire Victim Trust RRA”) with Justice John K. Trotter (Ret.), solely in his capacity as trustee of the Fire Victim Trust, the form of which is included as Exhibit 99.1 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on June 12, 2020. Among other things, pursuant to the terms of the Fire Victim Trust RRA:

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PG&E Corporation will be required (i) to file a registration statement shortly following the Effective Date to effect the registration of the Fire Victim Trust Shares and (ii) to cause such registration statement to be declared effective within 20 days thereafter;

•

subject to customary suspension rights, PG&E Corporation will be required to use commercially reasonable best efforts to cause such registration statement to remain continuously effective under, and properly amended, supplemented and replaced as required by, the Securities Act until the date as of which there are no longer “registrable securities” (as defined in the Fire Victim Trust RRA) outstanding;

•

subject to certain limitations, the Fire Victim Trust will have the right (i) to require PG&E Corporation to assist the Fire Victim Trust with effecting periodic underwriting offerings of Fire Victim Trust Shares and (ii) to include Fire Victim Trust Shares in offerings of common stock by PG&E Corporation (whether for the account of PG&E Corporation or any other equity holder); and

•

subject to certain requirements, the Fire Victim Trust will agree to a customary lock-up not to exceed 90 days following offerings of common stock by PG&E Corporation (whether for the account of PG&E Corporation, the Fire Victim Trust or otherwise).

PG&E Corporation will be required to pay its fees and expenses incident to its registration obligations under the Fire Victim Trust RRA, including fees and expenses for one counsel for the Fire Victim Trust (subject to a cap) in connection with the initial registration and each assisted underwritten offering, but excluding any underwriting discounts or commissions or fees and expenses of the Fire Victim Trust. The Fire Victim Trust RRA will contain customary indemnification and contribution provisions.

All Fire Victim Trust Shares in excess of 9.9% of the outstanding shares of PG&E Corporation common stock will be subject to “mirror voting,” whereby such shares will be voted in the same proportion as the votes of all other PG&E Corporation shareholders on all matters except for those directly related to the natural environment or safety, unless PG&E Corporation, in consultation with certain advisors to the Fire Victim Trust, determines that the absence of mirror voting is reasonably necessary or advisable to preserve PG&E Corporation’s net operating loss carryforwards and other tax attributes.

In accordance with an order from the Bankruptcy Court, on or about the Effective Date, the Fire Victim Trust will be required to enter into a lock-up agreement in connection with this offering that will restrict it from selling shares of our common stock for a period of 90 days from the date of this prospectus supplement.

Participation in Wildfire Fund under AB 1054

State law AB 1054 provides for the establishment of the Wildfire Fund, which will be available for eligible electric utility companies to pay eligible claims for liabilities arising from wildfires occurring after July 12, 2019 that are caused by the applicable electric utility company’s equipment. Electric utility companies that draw from the Wildfire Fund will only be required to repay amounts that are determined by the CPUC in an application for cost recovery not to be just and reasonable, subject to a rolling three-year disallowance cap equal to 20% of the electric utility company’s transmission and distribution equity rate base. The disallowance cap is inapplicable in certain circumstances, including if the Wildfire Fund administrator determines that the electric utility company’s actions or inactions that resulted in the applicable wildfire constituted “conscious or willful disregard of the rights and safety of others,” or the electric utility company fails to maintain a valid safety certification. Costs that the CPUC determines to be just and reasonable will not need to be repaid to the Wildfire Fund, resulting in a draw-down of the Wildfire Fund. The Wildfire Fund and disallowance cap will be terminated when the amounts therein are exhausted. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Legislative And Regulatory Initiatives—Assembly Bill 1054” of the 2019 Annual Report for more information.

We will be required to pay our share of the initial contribution to the Wildfire Fund upon emergence from the Chapter 11 Cases, consisting of an initial contribution of approximately $4,800 million and an initial annual contribution of approximately $193 million. Once we emerge from bankruptcy and make our initial contribution, the Wildfire Fund will be available to us to pay for eligible claims arising between July 12, 2019, the effective date of AB 1054, and our emergence from the Chapter 11 Cases, subject to a limit of 40% of the amount of such claims. The balance of any such claims would need to be paid by us. In addition, we expect our disallowance cap to be approximately $2.4 billion for the three-year period starting in 2019, subject to adjustment based on changes in our total transmission and distribution equity rate base.

Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims

Claims against PG&E Corporation and the Utility relating to three purported securities class actions that have been consolidated and denominated In re PG&E Corporation Securities Litigation, U.S. District Court for the Northern District of California, Case No. 18-035509 (the “Securities Action”), will be resolved pursuant to the Plan of Reorganization. These claims consist of pre-petition claims under the Federal securities laws related to, among other things, allegedly misleading statements or omissions with respect to vegetation management and wildfire safety disclosures, and fall into two categories, each of which is subject to subordination under the Bankruptcy Code. The first category of claims consists of pre-petition claims arising from or related to the common stock of PG&E Corporation (such claims, with certain other similar claims against PG&E Corporation, the “HoldCo Rescission or Damage Claims”). The second category of pre-petition claims consists of claims arising from debt securities issued by PG&E Corporation and the Utility (such claims, with certain other similar claims against PG&E Corporation and the Utility, the “Subordinated Debt Claims,” and together with the HoldCo Rescission or Damage Claims, the “Subordinated Claims”).

The total asserted amount of Subordinated Claims filed in the Bankruptcy Court on or before May 27, 2020 (the first date of the Confirmation Hearing) consisted of:

•	approximately $2.3 billion of asserted HoldCo Rescission or Damage Claims based solely on holdings of PG&E Corporation common stock;

•	approximately $4.1 billion of asserted Subordinated Debt Claims based solely on holdings of debt securities; and

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approximately $1.9 billion of asserted Subordinated Claims based on holdings of common stock and debt securities (without disaggregating the amounts asserted between Subordinated Claims based on common stock and those based on debt securities).

These amounts include potentially duplicate and/or overstated Subordinated Claims, as well as claims filed after the applicable claims bar date. In addition, these amounts do not reflect unliquidated claims for which no claim amount was asserted. As a result, the amounts of asserted Subordinated Claims identified above may not accurately reflect the amount of claims that will be allowed, and there can be no assurance that the amount of allowed Subordinated Claims will not exceed the amounts identified above.

While we believe we have defenses to the Subordinated Claims, as well as insurance coverage that may be available in respect of the Subordinated Claims, these defenses may not prevail and any such insurance coverage may not be adequate to cover the full amount of the allowed claims. In that case, we will be required, pursuant to the Plan of Reorganization, to satisfy such claims as follows:

•

each holder of an allowed HoldCo Rescission or Damage Claim will receive a number of shares of common stock of PG&E Corporation equal to such holder’s HoldCo Rescission or Damage Claim Share (as defined below); and

•	each holder of an allowed Subordinated Debt Claim will receive payment in full in cash.

“HoldCo Rescission or Damage Claim Share” means, with respect to an allowed HoldCo Rescission or Damage Claim, a number of shares of common stock of PG&E Corporation equal to the sum of following:

(a) the portion of such allowed HoldCo Rescission or Damage Claim relating to purchases of common stock of PG&E Corporation on or before October 13, 2017, less the Insurance Deduction (as defined below) on account of such portion of such allowed HoldCo Rescission or Damage Claim, divided by 65.00; and

(b) the portion of such allowed HoldCo Rescission or Damage Claim relating to purchases of common stock of PG&E Corporation from October 14, 2017, through and including December 20, 2017, less the Insurance Deduction on account of such portion of such allowed HoldCo Rescission or Damage Claim, divided by 46.50; and

(c) the portion of such allowed HoldCo Rescission or Damage Claim relating to purchases of common stock of PG&E Corporation from December 21, 2017, through and including May 25, 2018, less the Insurance Deduction on account of such portion of such allowed HoldCo Rescission or Damage Claim, divided by 37.25; and

(d) the portion of such allowed HoldCo Rescission or Damage Claim relating to purchases of common stock of PG&E Corporation from May 26, 2018, through and including November 15, 2018, less the Insurance Deduction on account of such portion of such allowed HoldCo Rescission or Damage Claim, divided by 32.50.

“Insurance Deduction” means any cash payments received from an Insurance Policy (other than cash payments received from a Side A Policy (as defined below)) on account of all or any portion of an allowed HoldCo Rescission or Damage Claim, to be applied proportionally in accordance with subparagraphs (a) through (d) of the definition of “HoldCo Rescission or Damage Claim” above.

“Side A Policy” means insurance maintained exclusively for the Debtors’ directors and officers and payable if and only if the D&O Liability Insurance Policies (as defined in the Plan of Reorganization) with coverage that is shared by the Debtors and the directors and officers have been first exhausted or are otherwise unavailable and there is a covered non-indemnified loss, consistent with the terms and conditions of the applicable policies.

PG&E Corporation and the Utility currently are engaged in mediation with respect to the Subordinated Claims. If the Subordinated Claims are not resolved pursuant to the mediation (with any such resolution being subject to the approval of the Bankruptcy Court), PG&E Corporation and the Utility expect that the Subordinated Claims will be resolved by the Bankruptcy Court in the claims reconciliation process following the Plan of Reorganization Effective Date and treated as described above under the Plan of Reorganization. Under the Plan of Reorganization, after the Effective Date, the Reorganized Debtors have the authority to compromise, settle, object to, or otherwise resolve proofs of claim, and the Bankruptcy Court retains jurisdiction to hear disputes arising in connection with disputed claims. With respect to the Subordinated Claims, the claims reconciliation process may include litigation of the merits of such claims, including the filing of motions, fact discovery, and expert discovery. As a result, the total number and amount of allowed Subordinated Claims is not expected to be determined at the Effective Date. To the extent any such claims are allowed, the total amount of such claims could be material, and therefore could result in (a) the issuance of a material number of shares of common stock of PG&E Corporation with respect to allowed HoldCo Rescission or Damage Claims and (b) the payment of a material amount of cash with respect to allowed Subordinated Debt Claims. There can be no assurance that such claims will not have a material adverse impact on our business, financial condition and results of operations.

Further, if shares are issued in respect of allowed HoldCo Rescission or Damage Claims, it may be determined that under the Plan of Reorganization, the Fire Victim Trust should receive additional shares of common stock of PG&E Corporation (assuming, for this purpose, that shares issued in respect of the HoldCo Rescission or Damage Claims were issued on the Effective Date).

Corporate Governance Changes

As part of the Chapter 11 Cases, PG&E Corporation and the Utility committed to a substantial change in the makeup of the Boards of Directors. On June 10, 2020, in connection with its expected emergence from Chapter 11, PG&E Corporation announced the selection of a new Board of Directors upon emergence to help guide the company post-bankruptcy. The new Board of Directors will consist of 14 members, 11 of whom are new. It is expected that the Board of Directors of the Utility will largely be the same as PG&E Corporation, with the Chief Executive Officer of the Utility serving as an additional member. On April 21, 2020, the Board of Directors of PG&E Corporation appointed William L. Smith to serve as Interim Chief Executive Officer of PG&E Corporation starting June 30, 2020. The new Board of Directors of PG&E Corporation will be responsible for selecting a permanent Chief Executive Officer of PG&E Corporation.

As part of the Chapter 11 Cases, pursuant to the CPUC’s decision approving the Plan of Reorganization with conditions and modifications, PG&E Corporation and the Utility have committed to certain changes to their corporate governance. Certain of the changes are or will be evidenced by amendments to the articles of incorporation, bylaws, corporate governance guidelines, certain committee charters, and other documents, and are expected to become effective by the Effective Date. The principal changes include:

•	the Board of Directors of each of PG&E Corporation and the Utility will become classified as follows:

•	one class is to serve an initial term to expire in 2021, with a subsequent term expiring in 2023, after which the term for each director in this class will revert to one-year terms; and

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a second class is to serve an initial term to expire in 2022, with a subsequent term expiring in 2024, after which there will no longer be a classified Board of Directors and all directors will serve one-year terms;

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the Board of Directors of PG&E Corporation will consist of nine to fifteen directors until December 31, 2020 and twelve to fifteen directors thereafter, and the Board of Directors of the Utility will consist of nine to sixteen directors until December 31, 2020 and twelve to sixteen directors thereafter;

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all of the directors, aside from the Chief Executive Officers of each of PG&E Corporation and the Utility, will be “independent” (as defined under the rules and regulations of the New York Stock Exchange and the SEC);

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the evaluation criteria for candidates for the Board of Directors of PG&E Corporation and the Utility will be expanded to include enhanced safety expertise, including a requirement that the Chair of the Board of the Utility and members of the Safety and Nuclear Oversight Committees meet one or more designated safety expertise criteria;

•	there will be an executive-level Chief Risk Officer and executive-level Chief Safety Officer, who will be required to provide certain risk and safety reports to the CPUC periodically; and

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the Safety and Nuclear Oversight Committees will be granted increased authority and oversight of public and workplace safety programs, and will be required to approve of executive officer candidates prior to appointments of such officers.

DIVIDEND POLICY

On December 20, 2017, the Board of Directors suspended quarterly cash dividends on PG&E Corporation’s common stock, beginning the fourth quarter of 2017, due to the uncertainty related to the causes of and potential liabilities associated with wildfires. In addition, the Dividend Restriction described above restricts our ability to pay dividends on shares of our common stock until we recognize $6.2 billion in Non-GAAP Core Earnings following the Effective Date. Additionally, Judge Alsup’s ruling in the Utility’s probation dated April 3, 2019 places further restrictions on the ability of PG&E Corporation to issue dividends. Under the ruling, no dividends may be issued until PG&E Corporation and the Utility are fully in compliance with all applicable laws concerning vegetation management and clearance requirements, as well as the vegetation management and enhanced vegetation management targets and metrics in the Utility’s wildfire mitigation plan.

Any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors and will depend on, among other things, our satisfying the terms of the above dividend restrictions and our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board of Directors may deem relevant. Certain of our debt instruments contain covenants that restrict the ability of our subsidiaries to pay dividends to us.

We are a holding company with no revenue generating operations of our own. The Utility must use its resources to satisfy its own obligations, including its obligation to serve customers, to pay principal and interest on outstanding debt, to pay preferred stock dividends and meet its obligations to employees and creditors, before it can distribute cash to us. Under the Utility’s Articles of Incorporation, the Utility cannot pay common stock dividends unless all cumulative preferred dividends on the Utility’s preferred stock have been paid. In addition, the CPUC has imposed various conditions that govern the relationship between us and the Utility, including financial conditions that require the Board of Directors to give first priority to the capital requirements of the Utility, as determined to be necessary and prudent to meet the Utility’s obligation to serve or to operate the Utility in a prudent and efficient manner.

In addition, the New HoldCo Revolving Credit Facility will require that PG&E Corporation maintain (i) a ratio of total consolidated debt to total consolidated capitalization of at most 70% as of the end of each fiscal quarter and (ii) if revolving loans are outstanding as of the end of a fiscal quarter, a ratio of adjusted cash to fixed charges, as of the end of such fiscal quarter, of at least 150% prior to the date that PG&E Corporation first declares a cash dividend on its common stock and at least 100% thereafter.

DESCRIPTION OF COMMON STOCK

See “Description of Common Stock and Preferred Stock” in the accompanying prospectus for a summary description of our common stock.

The transfer agent and registrar for our common stock is EQ Shareowner Services, P. O. Box 64874, St. Paul, MN, 55164-0874.

DESCRIPTION OF INDEBTEDNESS AND PREFERRED STOCK

As described under “Plan of Reorganization,” on or around the Effective Date and pursuant to the Plan of Reorganization, PG&E Corporation and the Utility will implement the Reorganization, which will be funded with the proceeds of the Plan Financing Transactions. After giving effect to the Reorganization and the Plan Financing Transactions, outstanding indebtedness of PG&E Corporation and outstanding indebtedness and preferred stock of the Utility will consist of the obligations described in this section. However, neither PG&E Corporation nor the Utility can provide any assurance that any Plan Financing Transaction will be completed on the anticipated terms, or at all. The terms and conditions of the Plan Financing Transactions described in this prospectus supplement have not been finalized and are subject to change.

New HoldCo Secured Notes

On June 23, 2020, PG&E Corporation issued New HoldCo Secured Notes pursuant to an indenture, consisting of (i) $1,000,000,000 aggregate principal amount of 5.000% Senior Secured Notes due July 1, 2028 (the “2028 Notes”) and (ii) $1,000,000,000 aggregate principal amount of 5.250% Senior Secured Notes due July 1, 2030 (the “2030 Notes,” and together with the 2028 Notes, the “New HoldCo Secured Notes”).

Because certain escrow conditions applicable to the New HoldCo Secured Notes were not satisfied prior to the consummation of the HoldCo Notes Issuance, PG&E Corporation deposited the aggregate net proceeds of the HoldCo Notes Issuance, together with additional funds, which together with such net proceeds would be sufficient to fund a redemption of all the New HoldCo Secured Notes on September 14, 2020 into a segregated escrow account. The escrow account and all amounts deposited therein were pledged to secure the New HoldCo Secured Notes. Until such escrow conditions are satisfied, the New HoldCo Secured Notes will be secured by a lien on amount deposited in the escrow account.

Upon satisfaction of the escrow conditions, including the effectiveness of the Plan of Reorganization, the New HoldCo Secured Notes will be secured on a first-lien basis by the pledge of PG&E Corporation’s ownership interest in 100% of the shares of common stock of its principal subsidiary, the Utility, and any other shares of common stock of the Utility obtained by PG&E Corporation in the future and the certificates or instruments representing such shares of common stock, subject to permitted liens.

If the escrow conditions are not satisfied on or prior to September 9, 2020 (or, if prior to such date, PG&E Corporation determines in its sole discretion that any of the escrow conditions cannot be satisfied by such date), the New HoldCo Secured Notes will be subject to a special mandatory redemption on the applicable special redemption date at a redemption price of 101% of the principal amount of the New HoldCo Secured Notes, plus accrued and unpaid interest to, but not including, the redemption date.

After the satisfaction of the escrow conditions, PG&E Corporation may redeem all or a part of the New HoldCo Secured Notes of a series, on any one or more occasions, (i) on or after July 1, 2023 in the case of the 2028 Notes and (ii) on or after July 1, 2025 in the case of the 2030 Notes, at the applicable redemption prices detailed in the applicable supplemental indenture. In addition, at any time after the satisfaction of the escrow conditions and (i) prior to July 1, 2023, in the case of the 2028 Notes and (ii) prior to July 1, 2025, in the case of the 2030 Notes, PG&E Corporation may redeem all or part of the New HoldCo Secured Notes of each series, on any one or more occasions, at a redemption price equal to 100% of the principal amount of New HoldCo Secured Notes of such series to be redeemed, plus a “make-whole” premium as of the redemption date, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time after the satisfaction of the escrow conditions PG&E Corporation may redeem up to 40% of the aggregate principal amount of each series of New HoldCo Secured Notes before July 1, 2023 (in the case of the 2028 Notes) or before July 1, 2023 (in the case of the 2030 Notes), with an amount of cash not greater than the net proceeds of certain equity offerings at a redemption price equal to 105.00% of the principal amount of the 2028 Notes being redeemed and 105.25% of the principal amount of the 2030 Notes being redeemed, plus any accrued and unpaid interest.

Upon the occurrence of a change of control triggering event with respect to a series of New HoldCo Secured Notes, each holder of New HoldCo Secured Notes of such series will have the right to require that we repurchase all or any part of that holder’s New HoldCo Secured Notes of such series at a repurchase price payment in cash in an amount equal to not less than 101% of the aggregate principal amount of New HoldCo Secured Notes repurchased, plus accrued and unpaid interest on the New HoldCo Secured Notes repurchased to, but not including, the date of repurchase.

The indenture for the New HoldCo Secured Notes will contain covenants that limit the ability of PG&E Corporation to, among other things:

•	create liens on any of the Collateral, subject to exceptions for liens securing certain pari passu obligations set forth in the applicable supplemental indenture;

•

enter into sale and leaseback transactions involving any of the property or assets of PG&E Corporation or its significant subsidiaries used or useful in PG&E Corporation’s or such significant subsidiary’s business and having a fair market value in excess of 2.5% of PG&E Corporation’s consolidated net tangible assets, subject to certain exceptions set forth in the applicable indenture; and

•

consolidate with or merge into any other person or convey, transfer or lease the properties and assets of PG&E Corporation and its subsidiaries (considered as single enterprise) substantially as an entirety to any person, subject to certain exceptions set forth in the applicable supplemental indenture.

New HoldCo Credit Agreements

General

The description of the New HoldCo Credit Agreements in this section does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the New HoldCo Credit Agreements, when and as executed. A form of the HoldCo Revolving Credit Agreement is included as Exhibit 10.3 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020.

New HoldCo Revolving Credit Facility

On May 26, 2020, PG&E Corporation entered into the HoldCo RCF Commitment Letter for the HoldCo Revolving Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the HoldCo RCF Commitment Letter and the HoldCo Revolving Credit Agreement, the HoldCo Revolving Credit Agreement will become effective on the Effective Date.

The New HoldCo Revolving Credit Facility will be a $500 million senior secured revolving credit facility with JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent.

Maturity and Prepayments

The New HoldCo Revolving Credit Facility will have a maturity date three years after the effective date of the facility, subject to two one-year extension options.

PG&E Corporation may voluntarily repay outstanding loans under the New HoldCo Revolving Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans. Any voluntary prepayments made by PG&E Corporation will not reduce the commitments under the New HoldCo Revolving Credit Facility.

Interest Rate

Borrowings under the New HoldCo Revolving Credit Facility will bear interest based on PG&E Corporation’s election of either (1) LIBOR plus an applicable margin of 3.00% to 4.25% based on its credit rating or (2) the base rate plus an applicable margin of 2.00% to 3.25% based on its credit rating.

In addition to paying interest on outstanding principal under the New HoldCo Revolving Credit Facility, PG&E Corporation is required to pay a commitment fee to the lenders under the New HoldCo Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.50% to 0.75% per annum dependent on PG&E Corporation’s credit rating.

Security

The obligations of PG&E Corporation under the New HoldCo Revolving Credit Facility will be secured by the Collateral on a pari passu basis with the New HoldCo Secured Notes and the New HoldCo Term Loan Facility, but will have first-out payment priority in accordance with the collateral documents.

Certain Covenants and Events of Default

The New HoldCo Revolving Credit Facility will include usual and customary provisions for revolving credit facilities of this type, including, without limitation, those regarding events of default and covenants limiting, with certain exceptions, incurrence of indebtedness, creation of liens, sale and leaseback transactions, investments, dispositions, changes in the nature of business, transactions with affiliates, burdensome agreements, restricted payments, and other fundamental changes. In addition, the New HoldCo Revolving Credit Facility will require that PG&E Corporation maintain (i) a ratio of total consolidated debt to total consolidated capitalization of at most 70% as of the end of each fiscal quarter and (ii) if revolving loans are outstanding as of the end of a fiscal quarter, a ratio of adjusted cash to fixed charges, as of the end of such fiscal quarter, of at least 150% prior to the date that PG&E Corporation first declares a cash dividend on its common stock and at least 100% thereafter.

New HoldCo Term Loan Facility

The New HoldCo Term Loan Facility is a $2,750 million term loan facility, with JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent.

Maturity and Prepayments

The maturity date for the New HoldCo Term Loan Facility is June 23, 2025. The New HoldCo Term Loan Facility is also expected to include certain prepayment provisions requiring prepayment of amounts outstanding under the New HoldCo Term Loan Facility under certain circumstances.

PG&E Corporation expects to be able to voluntarily repay outstanding loans under the New HoldCo Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans; provided, however, that any voluntary prepayment, refinancing or repricing of the term loans under the New HoldCo Term Loan Facility in connection with certain repricing transactions that occur on or prior to the first anniversary of the escrow release date shall be subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.

Interest Rate

Borrowings under the New HoldCo Term Loan Facility are expected to bear interest based on PG&E Corporation’s election of either (1) LIBOR (but in no event less than 1.0%) plus a margin of 4.5% or (2) the base rate (but in no event less than 2.0%) plus a margin of 3.5%.

Security

The obligations of PG&E Corporation under the New HoldCo Term Loan Facility will be secured by the Collateral on a pari passu basis with the New HoldCo Secured Notes and the New HoldCo Revolving Credit Facility (except that the obligations under the New HoldCo Revolving Credit Facility will have first-out payment priority in accordance with the collateral documents).

Certain Covenants and Events of Default

The New HoldCo Term Loan Facility will include usual and customary provisions for term loan facilities of this type, including, without limitation, those regarding events of default and covenants limiting, with certain exceptions, creation of liens, sale and leaseback transactions and fundamental changes.

New Utility First Mortgage Bonds

On June 19, 2020, New Utility First Mortgage Bonds were issued pursuant to a mortgage indenture, consisting of the following: (i) $500,000,000 aggregate principal amount of the Utility’s floating rate first mortgage bonds due 2022 (the “floating rate mortgage bonds”), (ii) $2,500,000,000 aggregate principal amount of the Utility’s 1.75% first mortgage bonds due 2022 (the “2022 mortgage bonds”), (iii) $1,000,000,000 aggregate principal amount of the Utility’s 2.10% first mortgage bonds due 2027 (the “2027 mortgage bonds”), (iv) $2,000,000,000 aggregate principal amount of the Utility’s 2.50% first mortgage bonds due 2031 (the “2031 mortgage bonds”), (v) $1,000,000,000 aggregate principal amount of the Utility’s 3.30% first mortgage bonds due 2040 (the “2040 mortgage bonds”) and (vi) $1,925,000,000 aggregate principal amount of the Utility’s 3.50% first mortgage bonds due 2050 (the “2050 mortgage bonds,” and collectively with the floating rate mortgage bonds, the 2022 mortgage bonds, the 2027 mortgage bonds, the 2031 mortgage bonds and the 2040 mortgage bonds, the “New Utility First Mortgage Bonds”).

Because certain escrow conditions applicable to the New Utility First Mortgage Bonds were not satisfied prior to the consummation of the FMB Issuance, the Utility deposited the aggregate net proceeds from the sale of the New Utility First Mortgage Bonds, together with additional funds, which together with such net proceeds would be sufficient to fund a redemption of all the New Utility First Mortgage Bonds on September 14, 2020 into a segregated escrow account. The escrow account and all amounts deposited therein were pledged to secure the mortgage bonds. Until the escrow conditions are satisfied, the New Utility First Mortgage Bonds will be secured by a lien on amounts deposited in the escrow account. Upon satisfaction of the escrow conditions, including the effectiveness of the Plan of Reorganization, the New Utility First Mortgage Bonds will be secured by a first lien, subject to permitted liens, on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities.

If the escrow conditions are not satisfied on or prior to September 9, 2020 (or, if prior to such date, the Utility determines in its sole discretion that any of the escrow conditions cannot be satisfied by such date), the New Utility First Mortgage Bonds will be subject to a special mandatory redemption on the applicable special redemption date at a redemption price of 101% of the principal amount of the New Utility First Mortgage Bonds, plus accrued and unpaid interest to, but not including, the redemption date.

After the satisfaction of the escrow conditions, the Utility may, at its option, redeem at any time and from time to time on or after June 16, 2021, the floating rate mortgage bonds at 100% of the principal amount of the floating rate mortgage bonds being redeemed plus accrued and unpaid interest to, but excluding, the redemption date. In addition, after the satisfaction of the escrow conditions, the Utility may, at its option, redeem at any time and from time to time prior to June 16, 2021, in the case of the 2022 mortgage bonds, June 1, 2027, in the case of the 2027 mortgage bonds, November 1, 2030, in the case of the 2031 mortgage bonds, February 1, 2040, in the case of the 2040 mortgage bonds, and February 1, 2050, in the case of the 2050 mortgage bonds, some or all of the mortgage bonds of the applicable series at 100% of the principal amount to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus a “make-whole premium.”

At any time after the satisfaction of the escrow conditions and on or after June 16, 2021, in the case of the 2022 mortgage bonds, June 1, 2027 in the case of the 2027 mortgage bonds, November 1, 2030, in the case of the 2031 mortgage bonds, February 1, 2040, in the case of the 2040 mortgage bonds, and February 1, 2050, in the case of the 2050 mortgage bonds, the Utility may redeem such mortgage bonds, in whole or in part, at 100% of the principal amount of such mortgage bonds being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The mortgage indenture contains covenants that limit the ability of the Utility, to, among other things:

•	create liens on substantially all of the Utility’s real property and certain tangible personal property related to its facilities (the “Mortgaged Property”);

•	withdraw cash held by the Mortgage Trustee (as defined in the mortgage indenture for the New Utility First Mortgage Bonds); and

•	merge or consolidate with another person, or convey, otherwise transfer or lease all or substantially all of its Mortgaged Property.

New Utility Credit Agreements

General

The description of the New Utility Credit Agreements in this section does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the New Utility Credit Agreements, forms of which are included as Exhibits 10.1 and 10.2 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020.

Utility Revolving Credit Agreement

On May 26, 2020, the Utility entered into the Utility RCF Commitment Letter for the Utility Revolving Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the Utility RCF Commitment Letter and the Utility Revolving Credit Agreement, the Utility Revolving Credit Agreement will become effective on the Effective Date.

The Utility Revolving Credit Agreement will consist of a $3.5 billion revolving credit facility with JPMorgan Chase Bank, N.A. and Citibank, N.A. as co-administrative agents.

Maturity and Prepayments

The Utility Revolving Credit Agreement will have a maturity date three years after the effective date of the facility, subject to two one-year extension options.

The Utility may voluntarily repay outstanding loans under the Utility Revolving Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans. Any voluntary prepayments made by the Utility will not reduce the commitments under the Utility Revolving Credit Agreement.

Interest Rate and Fees

Borrowings under the Utility Revolving Credit Agreement will bear interest based on our election of either (1) LIBOR plus an applicable margin of 1.375% to 2.50% based on the Utility’s credit rating or (2) the base rate plus an applicable margin of 0.375% to 1.50% based on the Utility’s credit rating.

In addition to paying interest on outstanding principal under the Utility Revolving Credit Agreement, the Utility is required to pay a commitment fee to the lenders under the Utility Revolving Credit Agreement in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.25% to 0.50% per annum dependent on the Utility’s credit rating. The Utility may also pay customary letter of credit fees.

Security

The Utility’s obligations under the Utility Revolving Credit Agreement will be secured by the issuance of first mortgage bonds secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to its facilities, subject to certain exceptions, and will rank pari passu with the Utility’s other first mortgage bonds, including the mortgage bonds offered in the FMB Issuance and the other first mortgage bonds described under “—Refinanced First Mortgage Bonds” below.

Certain Covenants and Events of Default

The Utility Revolving Credit Agreement will include usual and customary provisions for revolving credit facilities of this type, including, without limitation, those regarding events of default and covenants limiting, with certain exceptions, liens, indebtedness, sale and leaseback transactions, and other fundamental changes. In addition, the Utility Revolving Credit Agreement will require that the Utility maintain a ratio of total consolidated debt to total consolidated capitalization of at most 65% as of the end of each fiscal quarter.

New Utility Term Loan Credit Agreement

On May 26, 2020, the Utility entered into the Utility TL Commitment Letter for the New Utility Term Loan Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the Utility TL Commitment Letter and the New Utility Term Loan Credit Agreement, the New Utility Term Loan Credit Agreement will become effective on the Effective Date.

The facilities under the New Utility Term Loan Credit Agreement will consist of (i) the New Utility 364-Day Term Loan Facility, an up to $1.5 billion 364-day term loan facility, and (ii) the New Utility 18-Month Term Loan Facility, an up to $1.5 billion 18-month term loan facility, in each case with JPMorgan Chase Bank, N.A. as the administrative agent.

Maturity and Prepayments

The maturity date for the New Utility 364-Day Term Loan Facility will be 364 days after the effective date of the New Utility Term Loan Credit Agreement, and the maturity date for the New Utility 18-Month Term Loan Facility will be eighteen months after the effective date of the New Utility Term Loan Credit Agreement.

The Utility is required to prepay outstanding term loans under the New Utility Term Loan Credit Agreement (with all outstanding terms loans made under the New Utility 364-Day Term Loan Facility being paid first), subject to certain exceptions, with 100% of the net cash proceeds of certain securitization transactions.

The Utility may voluntarily repay outstanding loans under the New Utility Term Loan Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans.

Interest Rate and Fees

Borrowings under the New Utility Term Loan Credit Agreement will bear interest based on our election of either (1) LIBOR plus an applicable margin of, with respect to the New Utility 364-Day Term Loan Facility, 2.00%, and with respect to the New Utility 18-Month Term Loan Facility, 2.25%, or (2) the base rate plus an applicable margin of, with respect to the New Utility 364-Day Term Loan Facility, 1.00% and with respect to the New Utility 18-Month Term Loan Facility, 1.25%.

Security

The Utility’s obligations under the New Utility Term Loan Credit Agreement will be secured by the issuance of first mortgage bonds secured by first lien on substantially all of its real property and certain tangible personal property related to its facilities, subject to certain exceptions, and will rank pari passu with our other first mortgage bonds, including the mortgage bonds issued in the FMB Issuance.

Certain Covenants and Events of Default

The New Utility Term Loan Credit Agreement will include usual and customary provisions for term loan facilities of this type, including, without limitation, those regarding events of default and covenants limiting, with certain exceptions, liens, indebtedness, sale and leaseback transactions, and other fundamental changes. In addition, the New Utility Term Loan Credit Agreement will require that the Utility maintain a ratio of total consolidated debt to total consolidated capitalization of at most 65% as of the end of each fiscal quarter.

Refinanced First Mortgage Bonds

As part of the Utility Debt Refinancing, the Utility will issue $11.848 billion aggregate principal amount of first mortgage bonds (other than the mortgage bonds issued in the FMB Issuance) in satisfaction of all claims arising out of the Utility Short-Term Senior Notes, the Utility Long-Term Senior Notes and the Utility Funded Debt, consisting of the New Utility Short-Term Bonds, the New Utility Long-Term Bonds and the New Utility Funded Debt Exchange Bonds (together, the “Refinanced First Mortgage Bonds”) (as described under “Plan of Reorganization—Refinancing of Certain Utility Debt”).

The New Utility Short-Term Bonds consist of $875 million aggregate principal amount of new 3.45% first mortgage bonds due 2025 and $875 million aggregate principal amount of new 3.75% first mortgage bonds due 2028.

The New Utility Long-Term Bonds consist of $3.1 billion aggregate principal amount of new 4.55% first mortgage bonds due 2030 and $3.1 billion aggregate principal amount of new 4.95% first mortgage bonds due 2050. The New Utility Long-Term Bonds will otherwise have the same terms and conditions as the Utility’s 3.95% Senior Notes due December 1, 2047.

The New Utility Funded Debt Exchange Bonds consist of $1.949 billion aggregate principal amount of new 3.15% first mortgage bonds due on the 66 month anniversary of the Effective Date that otherwise have the same terms and conditions as the Utility’s 6.05% Senior Notes due March 1, 2034, and $1.949 billion aggregate principal amount of new 4.50% first mortgage bonds due 2040 that otherwise have the same terms and conditions as the Utility’s 3.95% Senior Notes due December 1, 2047.

Each such series of Refinanced First Mortgage Bonds will be issued under a mortgage indenture and will be secured by a first lien, subject to permitted liens, on substantially all of the Utility’s real property and certain tangible property related to its facilities. The Refinanced First Mortgage Bonds will be the Utility’s senior obligations and will rank equally in right of payment with our other existing or future first mortgage bonds issued under a mortgage indenture, including the mortgage bonds issued in the FMB Issuance.

The Mortgage Indenture contains covenants that limit the Utility’s ability, to, among other things:

•	create liens on Mortgaged Property;

•	withdraw cash held by the Mortgage Trustee; and

•	merge or consolidate with another person, or convey, otherwise transfer or lease all or substantially all of our Mortgaged Property.

The Utility may redeem each series of Refinanced First Mortgage Bonds at any time prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem each series of the Refinanced First Mortgage Bonds, in whole or in part, at a redemption price equal to 100% of the principal amount of the Refinanced First Mortgage Bonds being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Utility Reinstated Collateralized Senior Notes

As part of Utility Debt Reinstatement (as described under “Plan of Reorganization—Reinstatement of Certain Debt”), on the Effective Date, the Utility will reinstate $9.575 billion aggregate principal amount of pre-petition Utility Reinstated Senior Notes. Each such series of Utility Reinstated Senior Notes will be reinstated on the same contractual terms under the indenture under which it was originally issued.

The Utility Reinstated Collateralized Senior Notes consist of $850,000,000 aggregate principal amount of the 3.95% Senior Notes due 2047, $600,000,000 aggregate principal amount of the 4.00% Senior Notes due 2046, $450,000,000 aggregate principal amount of the 4.25% Senior Notes due 2046, $600,000,000 aggregate principal amount of the 4.30% Senior Notes due 2045, $675,000,000 aggregate principal amount of the 4.75% Senior Notes due 2044, $375,000,000 aggregate principal amount of the 4.60% Senior Notes due 2043, $400,000,000 aggregate principal amount of the 4.45% Senior Notes due 2042, $350,000,000 aggregate principal amount of the 3.75% Senior Notes due 2042, $250,000,000 aggregate principal amount of the 4.50% Senior Notes due 2041, $300,000,000 aggregate principal amount of the 4.65% Senior Notes due 2028, $400,000,000 aggregate principal amount of the 3.30% Senior Notes due 2027, $1,150,000,000 aggregate principal amount of the 3.30% Senior Notes due 2027, $600,000,000 aggregate principal amount of the 2.95% Senior Notes due 2026, $600,000,000 aggregate principal amount of the 3.50% Senior Notes due 2025, $450,000,000 aggregate principal amount of the 3.75% Senior Notes due 2024, aggregate principal amount of the $350,000,000 3.40% Senior Notes due 2024, $300,000,000 aggregate principal amount of the 3.85% Senior Notes due 2023, $500,000,000 aggregate principal amount of the 4.25% Senior Notes due 2023 and $375,000,000 aggregate principal amount of the 3.25% Senior Notes due 2023.

The Utility will collateralize each series of Utility Reinstated Senior Notes by delivering first mortgage bonds to the applicable unsecured trustee of such series. The Utility Reinstated Collateralized Senior Notes will be the Utility’s senior obligations and will rank equally in right of payment with its other existing or future first mortgage bonds issued under a mortgage indenture, including the mortgage bonds issued in the FMB Issuance.

The Utility may redeem each series of Utility Reinstated Collateralized Senior Notes at any time prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem each series of the Utility Reinstated Collateralized Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Utility Reinstated Collateralized Senior Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

The indentures under which the Utility Reinstated Collateralized Senior Notes were issued include covenants limiting, with certain exceptions, sale and leaseback transactions and consolidation, merger, conveyance or other transfers.

Subsidiary Preferred Stock

On the Effective Date, the Utility will reinstate $257,994,500 of shares of its preferred stock (the “Utility Reinstated Preferred Stock”). Each such series of Utility Reinstated Preferred Stock will be reinstated on the same terms under which it was originally issued.

The Utility Reinstated Preferred Stock consists of 4,211,661 shares of 6% Nonredeemable First Preferred Stock, 1,173,163 shares of 5.5% Nonredeemable First Preferred Stock, 400,000 shares of 5% Nonredeemable First Preferred Stock, 1,778,172 shares of 5% First Preferred Series A Stock, 934,322 shares of 5% First Preferred Stock, 793,031 shares of 4.8% First Preferred Stock, 611,142 shares of 4.5% First Preferred Stock, and 418,291 shares of 4.36% First Preferred Series A Stock. All Utility Reinstated Preferred Stock that will be reinstated on the Effective Date has a $25 par value.

Except as otherwise provided by law, holders of the Utility Reinstated Preferred Stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders. The Utility’s shareholders may not cumulate votes in elections of directors. As a result, the holders of the Utility Reinstated Preferred Stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining Utility Reinstated Preferred Stock voting for the election of directors will not be able to elect any persons to the Board of Directors.

Dividends

The holders of shares of the Utility Reinstated Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative preferential dividends, when and as declared by the Utility’s Board of Directors, at the rates set forth above.

Such dividends shall be declared and shall be either paid or set apart for payment before any dividend upon the shares of common stock shall be either declared or paid. All shares of Utility Reinstated Preferred Stock rank equally in priority with regard to preference in dividend rights, except that shares of different classes or different series thereof may differ as to the amounts of dividends to which they are entitled.

Liquidation Preference

Upon the liquidation or dissolution of the Utility at any time and in any manner, the holders of the Utility Reinstated Preferred Stock will be entitled to receive an amount equal to the par value of such shares plus an amount equal to all accumulated and unpaid dividends thereon to and including the date fixed for such distribution or payment before any amount shall be paid to the holders of the Utility’s common stock (all of which is held by PG&E Corporation). All shares of the Utility Reinstated Preferred Stock rank equally in priority with regard to preference in liquidation rights, except that shares of different classes or different series thereof may differ as to the amounts of liquidation payments to which they are entitled.

Redemption, Repurchase and Other Rights

None of the 6% Nonredeemable First Preferred Stock, 5.5% Nonredeemable First Preferred Stock and 5% Nonredeemable First Preferred Stock is subject to redemption. The remaining outstanding series of the Utility Reinstated Preferred Stock may be redeemed at the Utility’s option, at any time or from time to time, at the redemption price fixed for such series of preferred stock together with accumulated and unpaid dividends at the rate fixed therefor to and including the date fixed for redemption. None of the Utility Reinstated Preferred Stock is subject to mandatory redemption. None of the Preferred Stock has preemptive rights or conversion rights.

CERTAIN U.S. FEDERAL INCOME TAX AND ESTATE

TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax and estate tax consequences to non-U.S. holders relating to the ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder’s particular circumstances or to non-U.S. holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;

•	tax-exempt organizations;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

•	real estate investment trusts or regulated investment companies;

•	certain former citizens or long-term residents of the U.S.;

•	persons who hold our common stock as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction; or

•	persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code).

If a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder is a beneficial owner of shares of our common stock (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a U.S. person.

Distributions

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our common stock, and thereafter will be treated as capital gain. Such determination may be required to be made on a share-by-share basis. Distributions treated as dividends on our common stock held by a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E.

If, however, a dividend is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), the dividend will not be subject to the 30% U.S. federal withholding tax (provided the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI, to the withholding agent), but the non-U.S. holder generally will be subject to U.S. federal income tax in respect of the dividend on a net income basis, and at graduated rates, in substantially the same manner as U.S. persons. Dividends received by a non-U.S. holder that is a corporation for U.S. federal income tax purposes and which are effectively connected with the conduct of a U.S. trade or business may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion below of the Foreign Account Tax Compliance Act (“FATCA”) and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or other disposition of our common stock unless:

•	such non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such sale or disposition, and certain other conditions are met;

•

such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the U.S.); or

•

our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”) at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock.

A non-U.S. holder that is an individual and who is present in the U.S. for 183 days or more in the taxable year of such sale or disposition, if certain other conditions are met, will be subject to tax at a gross rate of 30% on the amount by which such non-U.S. holder’s taxable capital gains allocable to U.S. sources, including gain from the sale or other disposition of our common stock, exceed capital losses allocable to U.S. sources, except as otherwise provided in an applicable income tax treaty.

Gain realized by a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business in the U.S. generally will be subject to U.S. federal income tax on a net income basis, and at graduated rates, in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). There can be no assurances that we are not or will not become a USRPHC. If, however, we were a USRPHC during the applicable testing period, as long as our common stock is regularly traded on an established securities market (such as the New York Stock Exchange), our common stock will be treated as U.S. real property interests only for a non-U.S. holder who actually or constructively holds (at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period) more than 5% of such regularly traded stock. Although we intend and expect our common stock to remain regularly traded, we can provide no assurance that our common stock will remain regularly traded.

Federal Estate Tax

Our common stock beneficially owned by an individual who is not a citizen or resident of the U.S. (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Legislation Affecting Taxation of Our Common Stock Held By or Through Foreign Entities

Sections 1471 through 1474 of the Internal Revenue Code, the FATCA provisions, impose U.S. withholding taxes on certain types of payments made to foreign entities. Failure to comply with the additional certification, information reporting and other specified requirements imposed under FATCA could result in U.S. withholding tax being imposed on payments of dividend distributions paid to a foreign entity. Prospective investors should consult their own tax advisors regarding FATCA and its effect on them.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, the non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder country of residence.

Payments of dividends or of proceeds on the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless the non-U.S. holder establishes an exemption, for example by properly certifying the non-U.S. holder’s status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	75,148,642
J.P. Morgan Securities LLC	75,148,642
Barclays Capital Inc.	65,622,757
Citigroup Global Markets Inc.	65,622,757
BofA Securities, Inc.	48,687,852
BNP Paribas Securities Corp.	15,876,474
Credit Suisse Securities (USA) LLC	15,876,474
Mizuho Securities USA LLC	15,876,474
MUFG Securities Americas Inc.	15,876,474
Wells Fargo Securities, LLC	15,876,474
BMO Capital Markets Corp.	4,233,726
WR Securities, LLC	4,233,726
BNY Mellon Capital Markets, LLC	1,058,432
Academy Securities, Inc.	846,745
CastleOak Securities, L.P.	846,745
Loop Capital Markets LLC	846,745
Samuel A. Ramirez & Company, Inc.	846,745
Siebert Williams Shank & Co., LLC	846,745
Total	423,372,629

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 42,337,263 shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 42,337,263 additional shares.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$0.12825	$0.12825
Total	$54,297,539.67	$59,727,293.65

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold less a concession of up to $0.076950 per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. Offers and sales of shares outside the United States may be effected through affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and certain of our directors and executive officers have entered into lock-up agreements in connection with this offering that will restrict us and them from selling shares of our common stock for a period of 120 days (other than certain departing executive officers who will be restricted for a period of 30 days and certain other departing non-executive directors who will not be subject to lock-up restrictions) from the date of this prospectus supplement, subject to certain exceptions. This agreement does not apply to any existing employee benefit plans and contains certain customary exceptions for transfers, including transfers:

(i)	as a bona fide gift,

(ii)	to trusts for the benefit of the lock-up party,

(iii)	by will, intestacy or by operation of law,

(iv)	in connection with the establishment of a Rule 10b5-1 trading plan,

(v)	in connection with the terms of an existing Rule 10b5-1 plan,

(vi)	transfers made pursuant to a portfolio balancing of a 401(k) plan,

(vii)	to us or our subsidiaries upon death, disability or termination of employment or

(viii)	acquired in open market transactions after the completion of the offering.

In accordance with an order from the Bankruptcy Court, on or about the Effective Date, the Fire Victim Trust will be required to enter into a lock-up agreement in connection with this offering that will restrict it from selling the Fire Victim Trust Shares for a period of 90 days from the date of this prospectus supplement subject to certain exceptions. However, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. This agreement does not apply to any existing employee benefit plans and contains certain customary exceptions for transfers, including transfers:

(i)	as a bona fide gift,

(ii)	acquired in open market transactions after the completion of the offering,

(iii)	as required by applicable law or pursuant to an order of a court or regulatory agency of competent jurisdiction,

(iv)	by pledging, hypothecating or otherwise granting a security interest in shares or

(v)	to any direct or indirect wholly owned subsidiary.

However, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason.

In addition, under the terms of the Investment Agreement, the PIPE Investors are restricted from selling the PIPE Shares, until 90 days after the closing of the PIPE Transaction, subject to certain exceptions, some of which are significant. For example, PIPE Investors are permitted to engage in certain hedging activities and are permitted to pledge the PIPE Shares for a bona fide loan or other extension of credit. We have agreed pursuant to the underwriting agreement not to grant any release or waiver of these restrictions without the consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC. There are no restrictions on PIPE Investors selling shares that they acquired outside of the PIPE Transaction.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $2.6 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In particular, certain of the underwriters or their affiliates are acting or have acted as the underwriters for the HoldCo Notes Issuance and the FMB Issuance, will be lenders under the New Utility Credit Agreements and/or the New HoldCo Credit Agreements and are acting as underwriters of the Concurrent Equity Units Offering. In addition, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acted as placement agents in connection with the PIPE Transaction. In connection with these transactions, the underwriters or their affiliates have received, and may in the future receive, customary fees, commissions and reimbursement of expenses. Certain of the underwriters and/or their respective affiliates are also providing interim financing to us prior to our emergence from the Chapter 11 Cases, for which these underwriters and/or their respective affiliates are being paid customary fees. Certain of the underwriters or their affiliates are also lenders under the DIP Facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain others of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Reserved Allocation

At our request, as part of a reserved allocation program (the “Reserved Allocation”), the underwriters have reserved up to $1.25 billion of the shares of common stock being offered hereby (the “Reserved Allocation Shares”) that will be offered for sale at the public offering price to any investor who meets certain eligibility requirements (the “Eligibility Criteria”) outlined below as of 5:00 pm ET on June 19, 2020 (such date and time, the “Eligibility Date,” and each such investor who, in our determination, meets the Eligibility Criteria as of the Eligibility Date, an “Eligible Participant”). The number of shares of our common stock available for sale in this offering will be reduced by the number of Reserved Allocation Shares purchased by Eligible Participants. Any Reserved Allocation Shares not purchased will be offered by the underwriters on the same basis as all other shares offered in this offering. The Reserved Allocation Shares shall not be subject to any “lock-up” or similar transfer restrictions, and the terms of the purchases made by Eligible Participants in the Reserved Allocation will be the same as those for any other person in the offering, except that the underwriters will reserve up to the Reserved Allocation for purchase by the Eligible Participants.

Eligibility Criteria

In order to participate in the Reserved Allocation, an investor must demonstrate using the Reserved Allocation participation process outlined below that it, together with its affiliates, holds at least 1,000,000 shares of our common stock as of the Eligibility Date.

Reserved Allocation Participation Process

Any investor interested in participating in the Reserved Allocation should contact PG&E Investor Relations at (415) 972-7080 or invrel@pge-corp.com and request a copy of the Reserved Allocation Eligibility Form and then provide (i) a completed copy of such form (together with any attachments thereto), indicating their eligibility to participate in the Reserved Allocation representing that, as of the Eligibility Date, such investor and its affiliates own at least 1,000,000 shares of our common stock and providing such investor’s non-binding indication of interest, and (ii) evidence of share ownership as of the Eligibility Date, which in the case of beneficial owners may include one or more bank or brokerage account statements in the investor’s or its affiliate’s name showing the number of shares of common stock held by the investor or its affiliates on the

Eligibility Date or a letter from the investor’s broker, bank or other nominee certifying the amount of its beneficial ownership interest as of the Eligibility Date. Ownership will include (i) record ownership, (ii) beneficial ownership through DTC or a DTC participant and (iii) a combination of the foregoing. Investors must submit all required information by 5:00 pm ET on June 23, 2020 (such date and time, “the Eligibility Application Deadline”). Investors that do not submit all required information by the Eligibility Application Deadline will not be able to participate in the Reserved Allocation. PG&E Corporation will review the form for conformance with the Eligibility Criteria. All determinations of eligibility will be made by PG&E Corporation and, once made, will be final.

The submission of a Reserved Allocation Eligibility Form will create no obligation to purchase shares of our common stock in this offering. Likewise, no submission of any Reserved Allocation Eligibility Form will give rise to any obligation on our part or on the underwriters’ part to sell shares of our common stock. As such, the submission of a Reserved Allocation Eligibility Form creates no definitive agreement regarding the purchase of any Reserved Allocation Shares.

Following the Eligibility Application Deadline, we will provide the underwriters with a list of Eligible Participants and the other information solicited from Eligible Participants through the Reserved Allocation participation process outlined above. Eligible Participants must still submit orders in the customary manner even if they have provided indications of interest via the Reserved Allocation Eligibility Form. In order to purchase shares through the Reserved Allocation, Eligible Participants must have (or establish) an account with one of the underwriters.

If orders from Eligible Participants to purchase Reserved Allocation Shares exceed the maximum number of Reserved Allocation Shares, the Reserved Allocation Shares will be allocated among such Eligible Participants by the underwriters in accordance with their customary procedures and are not expected to be pro rata based on share ownership. Eligible Participants may elect to purchase additional shares in the offering through the ordinary course offering process. All Eligible Participants, whether purchasing the full amount of their orders in connection with the Reserved Allocation or a partial allocation thereof, shall at all times be subject to the Ownership Restrictions described in “Description of Common Stock and Preferred Stock—Ownership Restrictions” in the accompanying prospectus. Any Reserved Allocation Shares not allocated as part of the Reserved Allocation will be offered by the underwriters on the same terms as the other shares of common stock offered hereby.

Settlement

The Company expects that delivery of the shares of common stock in connection with this offering will be made to investors on or about July 1, 2020 (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such common stock prior to their date of delivery may be required, by virtue of the fact that such common stock initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of such common stock who wish to trade prior to their date of delivery should consult their own advisors.

Selling Restrictions

Notices to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common stock without disclosure to investors under Chapter 6D of the Corporations Act.

Our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common stock must observe such Australian on-sale restrictions. This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notices to Prospective Investors in Canada

The common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notices to Prospective Investors in European Economic Area and United Kingdom Retail Investors

The common stock is not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the common stock or otherwise making such common stock available to retail investors in the EEA or in the UK has been prepared, and therefore offering or selling the common stock or otherwise making such common stock available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of common stock in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of common stock. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notices to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notices to Prospective Investors in Japan

The common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notices to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the common stock. The common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the common stock constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notices to Prospective Investors in United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the common stock have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

The issue and/or sale of the common stock has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

Notices to Prospective Investors in United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the common stock offered hereby is not being made, and the contents of such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed or otherwise communicated to, and must not be passed on to, any person in the United Kingdom except in circumstances in which section 21(1) of FSMA will not apply. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to in this paragraph as “relevant persons”). In the United Kingdom, the common stock offered hereby is only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares of common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares of common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Cravath, Swaine & Moore LLP and/or Hunton Andrews Kurth LLP. Davis Polk & Wardwell LLP, New York, New York represents the underwriters.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of PG&E Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation and the Utility file annual, quarterly and current reports, proxy statements and other information with the SEC under File Nos. 001-12609 and 001-02348, respectively. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation and the Utility, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s and the Utility’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus supplement.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation has “incorporated by reference” into this prospectus supplement certain information that it files with the SEC. This means that PG&E Corporation can disclose important business, financial and other information in this prospectus supplement by referring you to the documents containing this information.

PG&E Corporation incorporates by reference the documents listed below and any future filings that it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus supplement until the termination of this offering:

•	PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2019;

•	PG&E Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•

PG&E Corporation’s Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January  23, 2020, January  31, 2020, February  4, 2020, February  7, 2020, March  2, 2020, March  6, 2020, March  10, 2020, March  23, 2020, April  22, 2020, May  1, 2020, May  12, 2020, May  27, 2020, May  27, 2020, June  3, 2020, June  8, 2020, June  9, 2020, June  10, 2020, June  12, 2020, June 19, 2020, June  23, 2020, June 24, 2020 and June 25, 2020; and

•

the description of the common stock of PG&E Corporation contained in its Registration Statement on Form S-4 filed with the SEC on February 21, 1996, and any amendment or report filed to update such description.

All information incorporated by reference is deemed to be part of this prospectus supplement except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

PROSPECTUS

PG&E Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

Securities Purchase Contracts

Securities Purchase Units

Depositary Shares

Subscription Rights

Pacific Gas and Electric Company

Debt Securities

Warrants to Purchase Debt Securities

Securities Purchase Contracts

Securities Purchase Units

PG&E Corporation and Pacific Gas and Electric Company may offer and sell up to $25,675,000,000 in the aggregate of securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities that PG&E Corporation or Pacific Gas and Electric Company may offer.

Each time PG&E Corporation or Pacific Gas and Electric Company offers and sells securities, PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide a supplement to this prospectus that contains specific information about the offering and the terms of the offered securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

The securities may be offered and sold on a delayed or continuous basis directly by PG&E Corporation or Pacific Gas and Electric Company, as applicable, through agents, underwriters, or dealers as designated from time to time, through a combination of these methods, or through any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The applicable prospectus supplement will list any agents, underwriters, or dealers that may be involved and the compensation they will receive.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities described in this prospectus.

PG&E Corporation’s common stock is listed on the New York Stock Exchange under the symbol “PCG.” On May 28, 2020, the last reported sale price of PG&E Corporation’s common stock on the New York Stock Exchange was $11.68 per share. PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide information in the applicable prospectus supplement for the trading market, if any, for any other securities that may be offered hereby.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

June 9, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. When we refer to the “Utility” in this prospectus, we refer to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus under the headings “Forward-Looking Statements” and “Our Company” we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus, we refer either to PG&E Corporation or the Utility, as the case may be, as the applicable issuer of securities and not to any of their respective direct or indirect subsidiaries or affiliates except as expressly provided. Capitalized terms used in this prospectus and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus.

Under this shelf registration process, we may from time to time offer and sell securities in one or more offerings up to a total dollar amount of $25,675,000,000 as described in this prospectus. This prospectus provides you with only a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus is a part.

Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties

i

described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We have not authorized any other person to provide you with information different from the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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OUR COMPANY

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

Our executive offices are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000.

RISK FACTORS

Investing in our securities involves risk. You are urged to carefully read and consider the risk factors described in PG&E Corporation’s and the Utility’s Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to liabilities subject to compromise, insurance receivable, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

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the risks and uncertainties associated with the Chapter 11 Cases, including, but not limited to, the ability to develop, consummate, and implement a plan of reorganization with respect to PG&E Corporation and the Utility that satisfies all applicable legal requirements; the ability to obtain applicable Bankruptcy Court, creditor or state or federal regulatory approvals; the effect of any alternative proposals, views or objections related to the Plan of Reorganization; potential complexities that may arise in connection with concurrent proceedings involving the Bankruptcy Court, the CPUC, and the FERC; increased costs related to the Chapter 11 Cases; the ability to obtain sufficient financing sources for ongoing and future operations and investment; the ability to satisfy the conditions precedent to financing under the Backstop Commitment Letters and the Debt Commitment Letters and the risk that such agreements may be terminated; the risk that the Noteholder RSA, the Subrogation RSA, the TCC RSA or the PSAs could be terminated; disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance;

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whether PG&E Corporation and the Utility will be able to emerge from Chapter 11 by June 30, 2020 with a plan of reorganization that is deemed to meet the requirements of AB 1054, and whether PG&E Corporation and the Utility will need to undertake significant changes in ownership, management and governance in connection therewith;

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if the Plan of Reorganization is determined not to meet the requirements of AB 1054 or the Utility does not otherwise participate in the Wildfire Fund under AB 1054, it could result in a significant delay in emergence from bankruptcy, as PG&E Corporation and the Utility may be required to make material modifications or amendments to their Plan of Reorganization, to develop and consummate a new consensual plan of reorganization or engage in a contested proceeding;

•	restrictions on PG&E Corporation’s and the Utility’s ability to pursue strategic and operational initiatives for the duration of the Chapter 11 Cases;

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PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and the potential financial and other restructuring currently contemplated by the Plan of Reorganization;

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the possibility that PG&E Corporation and the Utility will not be able to meet the conditions precedent to funding under the Backstop Commitment Letters and the Debt Commitment Letters, or that events or circumstances will occur that give rise to termination rights of the Backstop Parties or Commitment Parties under the Backstop Commitment Letters or Debt Commitment Letters, respectively, which could make raising funds to pay claims and exit Chapter 11 difficult or uneconomic;

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the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner and on acceptable terms in order to exit Chapter 11 and to raise financing for operations and investment after emergence;

•	the impact of AB 1054 on potential losses in connection with future wildfires, including the CPUC’s implementation of the procedures for recovering such losses;

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the impact of the 2018 Camp fire, 2017 Northern California wildfires and the 2015 Butte fire, including whether the Utility will be able to timely recover any costs incurred therewith in excess of insurance not disallowed from recovery in the Wildfire OII; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liability associated with these fires; the timing and amount of insurance recoveries; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action, including, if the Plea Agreement is terminated, a criminal proceeding, and determined that the Utility failed to comply with applicable laws and regulations (which actions could also adversely impact a timely emergence from Chapter 11);

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the ability of PG&E Corporation and the Utility to finance costs, expenses and other possible losses with respect to claims related to the 2018 Camp fire and the 2017 Northern California wildfires, through securitization mechanisms or otherwise, which potential financings are not addressed by the Wildfire Fund as it only applies to wildfires occurring after July 12, 2019;

•	the timing and outcome of any proceeding to recover 2015 Butte fire-related costs in excess of insurance through rates;

•	the risks and uncertainties associated with the 2019 Kincade fire;

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the timing and outcome of future regulatory and legislative developments in connection with SB 901, including future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility or its industry;

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the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer invoices, the ability of the Utility to offset these effects with spending reductions and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic through cost recovery, and the impact of workforce disruptions, if any;

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the outcome of the Utility’s Community Wildfire Safety Program that the Utility has developed in coordination with first responders, civic and community leaders, and customers to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with the targets and metrics set forth in the 2020-2022 Wildfire Mitigation Plan; and the cost of the program and the timing and outcome of any proceeding to recover such cost through rates;

•	whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery;

•	whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims;

•	increased employee attrition as a result of the filing of the Chapter 11 Cases and the challenging political and operating environment facing PG&E Corporation and the Utility;

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the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the PSPS OII and order to show cause, and whether any fines or penalties or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

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the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, future applications for FHPMA, FRMMA, and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings;

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the outcome of the probation and the monitorship imposed by the federal court after the Utility’s conviction in the federal criminal trial in 2017, the timing and outcomes of the debarment proceeding, potential reliability penalties or sanctions from the North American Electric Reliability Corporation, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas- and electric- related laws and regulations, and the ultimate amount of fines, penalties, and remedial costs that the Utility may incur in connection with the outcomes including the costs of complying with any additional conditions of probation imposed in connection with the Utility’s federal criminal proceeding, such as expenses associated with any material expansion of the Utility’s vegetation management program, including as a result of the probation proceedings before the U.S. District Court, as well as the impact of additional conditions of probation on PG&E Corporation’s and the Utility’s ability to make distributions to shareholders;

•	the effects on PG&E Corporation’s and the Utility’s reputations caused by matters such as the CPUC’s investigations and enforcement proceedings;

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the outcome of the Safety Culture OII proceeding, and future legislative or regulatory actions that may be taken, such as requiring the Utility to separate its electric and natural gas businesses, or restructure into separate entities, or undertake some other corporate restructuring, or transfer ownership of the Utility’s assets to municipalities or other public entities, or implement corporate governance changes;

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whether the Utility can control its operating costs within the authorized levels of spending, and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve project savings, the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

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whether the Utility and its third-party vendors and contractors are able to protect the Utility’s operational networks and information technology systems from cyber- and physical attacks, or other internal or external hazards;

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the timing and outcome in the Court of Appeals of the appeal of FERC’s order denying rehearing on September 19, 2019 of the complaint filed by the CPUC and certain other parties that the Utility provide an open and transparent planning process for its capital transmission projects that do not go through the CAISO’s Transmission Planning Process to allow for greater participation and input from interested parties; and the timing and outcome of FERC’s Order on Remand on July 18, 2019 granting the Utility a 50 basis point ROE incentive adder for continued participation in the CAISO;

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the outcome of current and future self-reports, investigations, or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion, or replacement of its electric and gas facilities, electric grid reliability, inspection and maintenance practices, customer billing and privacy, physical and cybersecurity, environmental laws and regulations; and the outcome of existing and future SED notices of violations;

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the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Utility’s known and unknown remediation obligations; and the extent to which the Utility is able to recover environmental costs in rates or from other sources;

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the impact of SB 100, signed into law on September 10, 2018, which increased the percentage from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030; and establishes state policy that 100% of all retail electricity sales must come from renewable portfolio standard-eligible or carbon-free resources by 2045;

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how the CPUC and the CARB implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Utility is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Utility is able to timely recover its associated investment costs;

•	the impact of the California governor’s executive order issued on January 26, 2018, to implement a new target of five million zero-emission vehicles on the road in California by 2030;

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the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

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the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of potential actions, such as legislation, taken by state agencies that may affect the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

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the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability;

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the outcome of future legislative developments in connection with the amendment to SB 350 introduced on May 18, 2020 that would implement the terms of the case resolution contingency process and purchase option to which PG&E Corporation and the Utility have committed by authorizing the creation of a non-profit public benefit corporation by the State of California for the purpose of acquiring the Utility’s assets and providing electric and gas service in the Utility’s territory in the event that the Plan of Reorganization is not confirmed or fails to go effective in accordance with certain required dates, or if the CPUC revokes the Utility’s certificate of public convenience and necessity;

•	whether the Utility’s climate change adaptation strategies are successful;

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the breakdown or failure of equipment that can cause damages, including fires, and unplanned outages; and whether the Utility will be subject to investigations, penalties, and other costs in connection with such events;

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the impact that reductions in Utility customer demand for electricity and natural gas, driven by customer departures to CCAs and DA providers, have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services;

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the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

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the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Utility can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

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the impact of the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the uncertainty in connection with the 2018 Camp fire and the 2017 Northern California wildfires, the ultimate outcomes of the CPUC’s pending investigations, and other enforcement matters will impact the Utility’s ability to make distributions to PG&E Corporation;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;

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whether PG&E Corporation undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) as a result of the implementation of the Plan of Reorganization;

•	changes in the regulatory and economic environment, including potential changes affecting renewable energy sources and associated tax credits, as a result of the current federal administration; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward- looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from the issuance of the securities offered by that prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Holding Company Structure

PG&E Corporation conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, PG&E Corporation’s cash flow and its ability to meet its obligations under its debt securities are largely dependent upon the earnings and cash flows of its subsidiaries and the distribution or other payment of these earnings and cash flows to PG&E Corporation in the form of dividends or loans or advances and repayment of loans and advances from the Utility. PG&E Corporation’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on its debt securities or to make any funds available for payment of amounts due on these debt securities.

Because PG&E Corporation is a holding company, its obligations under its debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries, including all the existing and future liabilities of the Utility. Therefore, the rights of PG&E Corporation and its creditors, including the rights of the holders of its debt securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that PG&E Corporation is itself a creditor with recognized claims against any of its subsidiaries, its claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by PG&E Corporation.

DESCRIPTION OF THE DEBT SECURITIES OF PG&E CORPORATION

SENIOR NOTES

Set forth below is a description of the general terms of the senior notes, which may be unsecured or secured (“senior notes”). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, (i) the unsecured senior note indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Unsecured Senior Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the unsecured senior notes of each series and (ii) the secured senior note indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Secured Senior Note Indenture Trustee,” and together with the Unsecured Senior Note Indenture Trustee, the “Senior Note Indenture Trustees”)), to be supplemented by supplemental indentures establishing the secured senior notes of each series. The unsecured senior note indenture, as amended or supplemented from time to time, is referred to herein as the “Unsecured Senior Note Indenture.” The secured senior note indenture, as amended or supplemented from time to time, is herein referred to as the “Secured Senior Note Indenture,” and together with the Unsecured Senior Note Indenture, the “Senior Note Indentures.”

There will be no requirement under either the Unsecured Senior Note Indenture or the Secured Senior Note Indenture that our future issuances of senior notes be issued exclusively under either indenture. We will be free to employ other indentures or documentation containing provisions different from those included in either indenture or applicable to one or more issuances of unsecured senior notes or secured senior notes, as the case may be, in connection with future issuances of other senior notes.

We have summarized selected provisions of the Senior Note Indentures and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Senior Note Indentures is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Senior Note Indentures, including the form of applicable senior notes attached thereto. You should consult the applicable form of the senior notes themselves and the applicable Senior Note Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The forms of the Senior Note Indentures are included as exhibits to the registration statement of which this prospectus is a part. The terms of the senior notes will include those stated in the Senior Note Indentures and those made a part of the Senior Note Indentures by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the applicable Senior Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The unsecured senior notes will be issued as unsecured senior debt securities under the Unsecured Senior Note Indenture and will rank equally with all other future unsecured and unsubordinated debt of the Company. The unsecured senior notes will be effectively subordinated to all secured debt of the Company, including the secured senior notes. The secured senior notes will be issued as secured senior debt securities under the Secured Senior Noted Indenture and will rank equally with all other future secured senior notes of the Company. As of December 31, 2019, we had no secured senior notes outstanding under the Secured Senior Note Indenture, and on an unconsolidated basis, we had no secured debt outstanding. As of December 31, 2019, we had no unsecured senior notes outstanding under the Unsecured Senior Note Indenture. Each Senior Note Indenture does not limit the aggregate principal amount of senior notes that may be issued under such Senior Note Indenture and provides that senior notes may be issued from time to time in one or more series pursuant to a supplemental indenture to such Senior Note Indenture. The Senior Note Indentures give us the ability to reopen a previous series of senior notes and issue additional senior notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of such senior notes;

•	any limit on the aggregate principal amount of such senior notes;

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the date or dates on which the principal of such senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

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the rate or rates at which such senior notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

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the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable, the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•	the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase or repay such senior notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which such senior notes shall be issuable;

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the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

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if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the applicable Senior Note Indenture pertaining to such senior notes;

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whether the senior notes of the series will be secured (including the terms of the collateral securing the senior notes of such series) or unsecured and the terms and provisions applicable to any such security arrangements with respect to the senior notes of such series; whether such senior notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;

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any non-applicability of Section 1007 of the applicable Senior Note Indenture (Limitation on Liens) to the senior notes of such series or any exceptions or modifications of such section with respect to the senior notes of such series; and

•	any other terms of such senior notes.

We may sell senior notes at par or at a discount below their stated principal amount or at a premium. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

The Senior Note Indentures do not contain provisions that afford holders of senior notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange senior notes of any series during a period of 15 days immediately preceding the date notice is given identifying the senior notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any senior notes so selected for redemption, in whole or in part, except the unredeemed portion of any senior note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any senior notes will be made only against surrender to the Paying Agent of such senior notes. Principal of and interest on senior notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the senior notes. Payment of interest on senior notes on any interest payment date will be made to the person in whose name the senior notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the applicable Senior Note Indenture Trustee will act as Paying Agent with respect to the senior notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal (and premium, if any) of or interest on the senior notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such senior notes will from that time forward look only to us for payment of such principal and interest.

Covenants

Any covenants pertaining to a series of senior notes will be set forth in a prospectus supplement relating to such series of senior notes.

Consolidation, Merger and Sale

We shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

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such other person is a corporation, partnership, limited liability company, association, company, joint stock company or business trust organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other person expressly assumes, by supplemental indenture executed and delivered to the applicable Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the senior notes and the performance of every covenant of the applicable Senior Note Indenture on the part of the Company to be performed or observed;

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immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

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we have delivered to the applicable Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the applicable Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the applicable Senior Note Indenture.

Modification

Each Senior Note Indenture contains provisions permitting us and the applicable Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior notes of each series that is affected, to modify the applicable Senior Note Indenture or the rights of the holders of the senior notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding senior note that is affected:

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change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or the rate of interest on any senior note or any premium payable upon the redemption of any senior note, or change the method of calculating the rate of interest of any senior note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any senior note (or, in the case of redemption, on or after the redemption date); or

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reduce the percentage of principal amount of the outstanding senior notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable Senior Note Indenture or certain defaults under such Senior Note Indenture and their consequences) provided for in such Senior Note Indenture; or

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modify any of the provisions of the applicable Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of such Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding senior note that is affected.

In addition, we and the applicable Senior Note Indenture Trustee may execute, without the consent of any holders of senior notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

Events of Default

Each Senior Note Indenture provides that any one or more of the following described events with respect to the senior notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the senior notes of such series:

•	failure for 30 days to pay interest on the senior notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the senior notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a senior note of such series; or

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failure to observe or perform any other covenant or warranty of ours in the applicable Senior Note Indenture (other than a covenant or warranty which has expressly been included in such Senior Note Indenture solely for the benefit of one or more series of senior notes other than such series) for 90 days after written notice to us from the applicable Senior Note Indenture Trustee or to us and such Senior Note Indenture Trustee from the holders of at least 33% in principal amount of the outstanding senior notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Senior Note Indenture Trustee with respect to the senior notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the senior notes of any series, then the applicable Senior Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the senior notes of such series may declare the principal amount of the senior notes due and payable immediately by notice in writing to us (and to such Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified in the last bullet above, the principal amount of all senior notes of that series then outstanding shall be due and payable immediately without any declaration or other action by such Senior Note Indenture Trustee or the holders of such series. At any time after such a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the applicable Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the senior notes of such series may rescind and annul such declaration and its consequences if all Events of Default with respect to such senior notes, other than the non-payment of the principal of such senior notes which has become due solely by such declaration of acceleration, have been cured or waived and the Company has paid or deposited with such Senior Note Indenture Trustee a sum sufficient to pay all overdue interest (including, to the extent such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such senior notes) and principal due otherwise than by acceleration and all sums paid or advanced by such Senior Note Indenture Trustee, including reasonable compensation and expenses of such Senior Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series may, on behalf of the holders of all the senior notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under the applicable Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding senior note of such series affected.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the applicable Senior Note Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the applicable Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by such Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the applicable Senior Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depositary receipt.

Information Concerning the Senior Note Indenture Trustees

The applicable Senior Note Indenture Trustee, prior to an Event of Default with respect to senior notes of any series, undertakes to perform, with respect to senior notes of such series, only such duties as are specifically set forth in such Senior Note Indenture and, in case an Event of Default with respect to senior notes of any series has occurred and is continuing, shall exercise, with respect to senior notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the applicable Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by such Senior Note Indenture at the request of any holder of senior notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by such Senior Note Indenture Trustee. The applicable Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if such Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the Senior Note Indenture Trustees. The Senior Note Indenture Trustees and certain of their affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

The applicable Senior Note Indenture Trustee may resign at any time with respect to the senior notes of one or more series upon written notice to us, and such Senior Note Indenture Trustee may be removed at any time by written notice delivered to it and us and signed by the holders of at least a majority in principal amount of outstanding senior notes. No resignation or removal of a Senior Note Indenture Trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the applicable Senior Note Indenture Trustee with respect to any series. We must give notice of resignation and removal of the applicable Senior Note Indenture Trustee with respect to a series or the appointment of a successor trustee as provided in the applicable Senior Note Indenture.

Governing Law

The Senior Note Indentures and the senior notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under any Senior Note Indenture to a direct or indirect wholly-owned subsidiary; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the applicable Senior Note Indenture will be binding upon and inure to the benefit of the parties to such Senior Note Indenture and their respective successors and assigns.

SUBORDINATED NOTES

Set forth below is a description of the general terms of the subordinated notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the subordinated note indenture to be entered into between us and a trustee to be named (the “Subordinated Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the subordinated notes of each series. The subordinated note indenture, as amended or supplemented from time to time, is referred to as the “Subordinated Note Indenture.” The form of the Subordinated Note Indenture was filed as Exhibit 4.2 to the Form 8-K we filed on March 9, 2009 (File No. 001-12609). We have summarized selected provisions of the Subordinated Note Indenture and the subordinated notes below. The information we are providing you in this prospectus concerning the subordinated notes and the Subordinated Note Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Subordinated Note Indenture, including the form of subordinated notes attached thereto. You should consult the form of the subordinated notes themselves and the Subordinated Note Indenture for more complete information on the subordinated notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The terms of the subordinated notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Subordinated Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The subordinated notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of subordinated notes that may be issued under the Subordinated Note Indenture and provides that subordinated notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives us the ability to reopen a previous issue of subordinated notes and issue additional subordinated notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of subordinated notes will specify, among other things:

•	the title of such subordinated notes;

•	any limit on the aggregate principal amount of such subordinated notes;

•

the date or dates on which the principal of such subordinated notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such subordinated notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such subordinated notes shall be payable, the methods by which registration of the transfer of subordinated notes and exchanges of subordinated notes may be effected, and by which notices and demands to or upon us in respect of such subordinated notes may be made, given, furnished, filed or served;

•

the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the subordinated notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemption;

•

our obligation, if any, to redeem, purchase or repay such subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the subordinated notes will be so redeemed, purchased or repaid;

•	the denominations in which such subordinated notes shall be issuable;

•

the currency or currencies in which the principal, premium, if any, and interest on the subordinated notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the amount of payments of principal of (and premium, if any) or interest (including Additional Interest (as defined below)) on such subordinated notes may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such subordinated notes;

•	whether such subordinated notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities; and

•	any other terms of such subordinated notes.

The Subordinated Note Indenture does not contain provisions that afford holders of subordinated notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the subordinated notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any subordinated notes will be made only against surrender to the Paying Agent of such subordinated notes. Principal of and interest on subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the subordinated notes. Payment of interest on subordinated notes on any interest payment date will be made to the person in whose name the subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the subordinated notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal of (and premium, if any) or interest on the subordinated notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such subordinated notes will from that time forward look only to us for payment of such principal (and premium, if any) and interest.

Consolidation, Merger and Sale

The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined below), unless:

•

in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture to the Subordinated Note Indenture, executed and delivered to the Subordinated Note Indenture Trustee, in form satisfactory to the Subordinated Note Indenture Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the subordinated notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

the Company has delivered to the Subordinated Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with Article Eight of the Subordinated Note Indenture and that all conditions precedent relating to such transaction in the Subordinated Note Indenture have been complied with.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under the Subordinated Note Indenture.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Subordination

The subordinated notes are subordinated and junior in right of payment to all of our Senior Indebtedness (as defined below). No payment of any principal, including redemption payments, if any, premium, if any, or interest on (including Additional Interest) the subordinated notes shall be made if:

•

any Senior Indebtedness is not paid when due whether at the stated maturity of any such payment or by call for redemption and any applicable grace period with respect to such default has ended, with such default remaining uncured and such default has not been waived or otherwise ceased to exist;

•	the maturity of any Senior Indebtedness has been accelerated because of a default; or

•	notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise.

Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the subordinated notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the subordinated notes are paid in full.

For purposes of this subsection, “assets of the Company” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in the Subordinated Note Indenture with respect to the subordinated notes to the payment of all Senior Indebtedness that may at the time be outstanding; provided, however, that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Subordinated Note Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this subsection if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Subordinated Note Indenture.

The term “Senior Indebtedness” means, with respect to us:

•

any payment due in respect of our indebtedness, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by us that, by their terms, are senior or senior subordinated debt securities;

•	all capital lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long- term purchase obligations);

•	all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the type referred to in first four bullet points above of other persons the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•

all obligations of the type referred to in the first four bullet points above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the subordinated notes and (2) any unsecured indebtedness between or among us or our affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue. At December 31, 2019, the outstanding Senior Indebtedness of PG&E Corporation totaled approximately $650 million. In addition, at December 31, 2019, we had $1.5 billion outstanding under our debtor-in-possession credit facility.

Additional Interest

“Additional Interest” is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of subordinated notes (if the holder is a Securities Trust (as defined in the Subordinated Note Indenture) formed to issue Trust Securities (as defined in the Subordinated Note Indenture), the proceeds of which are used to purchase subordinated notes of one or more series) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of subordinated notes, that:

•	if the Company shall have given notice of its election to extend an interest payment period for such series of subordinated notes and such extension shall be continuing;

•	if the Company shall be in default with respect to its payment or other obligations under the guarantee with respect to the Trust Securities, if any, related to such series of subordinated notes; or

•	if an Event of Default under the Subordinated Note Indenture with respect to such series of subordinated notes shall have occurred and be continuing;

(a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the guarantee with respect to the series of Trust Securities, if any, related to such series of subordinated notes) issued by the Company which rank equally with or junior to the subordinated notes.

None of the foregoing, however, shall restrict:

•

any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; or

•	the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification

The Subordinated Note Indenture contains provisions permitting us and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding subordinated note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note, or reduce the principal amount of any subordinated note or the rate of interest (including Additional Interest) of any subordinated note or any premium payable upon the redemption of any subordinated note, or change the method of calculating the rate of interest on any subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any subordinated note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture; or

•

modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding subordinated note that is affected; or

•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to such holder.

In addition, we and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of subordinated notes.

Events of Default

The Subordinated Note Indenture provides that any one or more of the following described events with respect to the subordinated notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the subordinated notes of such series:

•

failure for 30 days to pay interest on the subordinated notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture) on such unpaid interest, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

•	failure for 30 days to pay Additional Interest (as defined in clause (i) of the definition of Additional Interest in the Subordinated Note Indenture); or

•

failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the subordinated notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a subordinated note of such series; or

•

failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of subordinated notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or to the Company and the Subordinated Note Trustee from the holders of at least 33% in principal amount of the outstanding subordinated notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the subordinated notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the subordinated notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the subordinated notes of such series may declare the principal amount of the subordinated notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series may, on behalf of the holders of all the subordinated notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.

Satisfaction and Discharge

Any subordinated note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and our entire indebtedness in respect of the subordinated notes will be deemed to have been satisfied and discharged if certain conditions are satisfied, including an irrevocable deposit with the Subordinated Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the subordinated notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Subordinated Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated notes or portions thereof.

This discharge of the subordinated notes through the deposit with the Subordinated Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those subordinated notes. Prospective investors in the subordinated notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated subordinated notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Information Concerning the Subordinated Note Indenture Trustee

The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to subordinated notes of any series, undertakes to perform, with respect to subordinated notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to subordinated notes of any series has occurred and is continuing, shall exercise, with respect to subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Company and certain of its subsidiaries may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

Governing Law

The Subordinated Note Indenture and the subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of ours; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

DESCRIPTION OF THE DEBT SECURITIES OF PACIFIC GAS AND ELECTRIC COMPANY

UNSECURED SENIOR NOTES

This prospectus describes certain general terms of the unsecured senior notes (“senior notes”) that we may sell from time to time under this prospectus. We will describe the specific terms of each series of senior notes we offer in a prospectus supplement. The senior notes will be issued under an indenture dated as of August 6, 2018 between us and BOKF, N.A., as successor trustee (the “Senior Note Indenture Trustee”). The indenture, as amended or supplemented from time to time, is referred to as the “Indenture.” We have summarized selected provisions of the Indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the Indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours” and “us” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The senior notes are our unsecured general obligations and will rank equally in right of payment to all our other existing and future unsecured and unsubordinated obligations. The senior notes will be effectively subordinated to all our secured debt, including our first mortgage bonds to be issued from time to time under our mortgage indenture. Upon execution by us and the related mortgage trustee, the mortgage indenture will constitute a first lien, subject to permitted liens, on substantially all of our real property and certain tangible personal property related to our facilities. The senior notes will be entitled to the benefit of the Indenture equally and ratably with all other senior notes issued under the Indenture.

The Indenture does not limit the amount of debt we may issue under it or the amount of debt we or our subsidiaries may otherwise incur. We may issue senior notes from time to time under the Indenture in one or more series by entering into supplemental indentures or by resolution of our board of directors.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of the senior notes;

•	any limit on the aggregate principal amount of the senior notes;

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the date or dates on which the principal of the senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any extension;

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the interest rate or rates of the senior notes, if any, which may be fixed or variable, or the method or means by which the interest rate or rates will be determined, and our ability to extend any interest payment periods and the duration of any extension;

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the date or dates from which any interest will accrue, the dates on which we will pay interest on the senior notes and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable;

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the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

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any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemptions;

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any obligation of ours to redeem, purchase or repay the senior notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the senior notes to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the senior notes in the form of global securities and, if so, the name of the depositary for any global securities;

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if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or other fact or event ascertainable outside the Indenture, the manner in which such amount will be determined;

•	covenants for the benefit of the holders of that series;

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the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Indenture;

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if the principal of the senior notes is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for purposes of the Indenture; and

•	any other terms of the senior notes.

We may sell senior notes at par or at a discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any senior notes, the defaulted interest may be paid to the holders of the senior notes as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Senior Note Indenture Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of senior notes will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, senior notes will be redeemable by us only upon notice sent to the holders of senior notes not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the senior notes of a series are to be redeemed, the particular senior notes to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as defined herein), senior notes to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Senior Note Indenture Trustee or a paying agent on or before the redemption date or we have directed the Senior Note Indenture Trustee or paying agent not to apply money deposited with it for redemption of senior notes, we will not be required to redeem the senior notes on the redemption date.

Restrictions on Liens and Sale and Leaseback Transactions

The Indenture does not permit us or any of our Significant Subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any Debt (as defined below) secured by a Lien (as defined below) on any of our Principal Property (as defined below), whether that Principal Property was owned when the Indenture was executed (August 6, 2018) or thereafter acquired, unless we provide that the outstanding senior notes will be equally and ratably secured by such Liens for as long as any such Debt shall be so secured or (ii) incur or permit to exist any Attributable Debt (as defined below) in respect of Principal Property; provided, however, that the foregoing restriction will not apply to the following:

•	any Lien existing on August 6, 2018;

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to the extent we or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to or cover any such Principal Property;

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Liens on property acquired after August 6, 2018 and existing at the time of acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

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Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

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Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Code or any successor section of the Code;

•	Liens in favor of us, one or more of our Significant Subsidiaries, one or more of our wholly-owned Subsidiaries (as defined below) or any of the foregoing combination; and

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replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien or of any agreement referred to in the first six bullet points above or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

Notwithstanding the restriction described above, we or any Significant Subsidiary may (i) issue, incur or assume Debt secured by a Lien not described in the immediately preceding seven bullet points on any Principal Property owned on August 6, 2018 or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured such Lien and (ii) issue or permit to exist Attributable Debt (as defined below) in respect of Principal Property, in either case, so long as the aggregate amount of such secured debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens on Principal Property not described in the immediately preceding seven bullet points then outstanding and all other Attributable Debt in respect of Principal Property, does not exceed 10% of our Net Tangible Assets (as defined below), as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For purposes of this subsection, the following terms have the following meaning:

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“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principles, or GAAP.

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“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•	“Debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

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“debt” of a Significant Subsidiary means any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

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“Excepted Property” means any right, title or interest of us or any of our Significant Subsidiaries in, to or under any of the following property, whether owned on August 6, 2018 or thereafter acquired:

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all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004 (which is the date of the indenture governing certain of the Company’s outstanding senior notes)), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

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all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

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all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any Significant Subsidiary;

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all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

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all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

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all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

•	all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

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all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any Significant Subsidiary;

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all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any Significant Subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

•	real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of Principal Property; and

•	all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points.

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“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

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“Net Tangible Assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP as of a date determined in accordance with the Indenture, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets, determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

•	“Principal Property” means any property of ours or any of our Significant Subsidiaries, as applicable, other than Excepted Property.

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“Significant Subsidiary” has the meaning specified in Rule l-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any corporation or other entity substantially all the assets of which are Excepted Property.

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“Subsidiary” means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

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“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

We may not consolidate with or merge with or into any other Person (as defined below) or convey, or otherwise transfer, or lease, all or substantially all of our Principal Property to any Person unless:

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the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal properties and assets is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

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the Person executes and delivers to the Senior Note Indenture Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the Indenture to be performed or observed by us;

•	in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default under the Indenture;

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immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default under the Indenture shall have occurred and be continuing; and

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we have delivered to the Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly-owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the Indenture.

In the case of a conveyance or other transfer of all or substantially all of our principal properties and assets to any Person as contemplated under the Indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the Indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as such term is defined in the Indenture).

Additional Covenants

We have agreed in the Indenture, among other things:

•	to maintain a place of payment for any series of senior notes;

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	to deliver to the Senior Note Indenture Trustee an annual officer’s certificate with respect to our compliance with our obligations under the Indenture.

Modification of the Indenture; Waiver

We and the Senior Note Indenture Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, considered as one class, modify or amend the Indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

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change the stated maturity (except as provided by the terms of a series of senior notes) of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

•	reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

•	change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

•	impair the right to institute suit for the enforcement of any payment on the senior note;

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reduce the percentage in principal amount of outstanding senior notes of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of defaults;

•	reduce the quorum or voting requirements applicable to holders of the senior notes; or

•	modify the provisions of the Indenture with respect to modification and waiver, except as provided in the Indenture.

We and the Senior Note Indenture Trustee may, without the consent of any holder of senior notes, modify and amend the Indenture for certain purposes, including, but not limited to, the following:

•	to evidence the succession of another Person to the Company and the assumption by any such successor of our covenants in the Indenture and in the senior notes;

•	add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

•	establish the form or terms of senior notes of any series as contemplated by the Indenture;

•	cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with other provisions;

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make any other additions to, deletions from or changes to the provisions under the Indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

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change or eliminate any provision of the Indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect;

•	change any place or places for payment or surrender of senior notes and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; and

•	comply with the rules of any applicable securities depository.

The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Other Transfer” and with certain other covenants and restrictions that may apply to a series of senior notes as provided in the Indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the Indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the Indenture as of a specified date:

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the principal amount of a senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•	failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

•	failure to pay the principal of, or sinking fund installments or premium, if any, on, a senior note when due and payable;

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failure to perform or breach of any other covenant or warranty applicable to us in the Indenture continuing for 90 days after the Senior Note Indenture Trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the Senior Note Indenture Trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the Senior Note Indenture Trustee is directed by the holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice to agree in writing to an extension of the period prior to its expiration;

•	certain events of bankruptcy, insolvency or reorganization; and

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the occurrence of any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt, whether the Debt existed on August 6, 2018 or is thereafter created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the Debt prior to its express maturity, and, in each case, the principal amount of the Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150 million or more.

The $150 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2018 by the same percentage increase in the urban CPI Index (as defined in the Indenture) for the period commencing January 1, 2018 and ending on January 1 of the applicable calendar year. “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

For purposes of this subsection, the following terms have the following meaning:

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“Debt” means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

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“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

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“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Senior Note Indenture Trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

If an Event of Default occurs and is continuing, the Senior Note Indenture Trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the Senior Note Indenture Trustee if given by holders); provided, however, that if an Event of Default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the Senior Note Indenture Trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the Senior Note Indenture Trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the Indenture have been satisfied before a judgment or decree for payment has been obtained by the Senior Note Indenture Trustee as provided in the Indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

No holder of senior notes will have any right to enforce any remedy under the Indenture unless the holder has given the Senior Note Indenture Trustee written notice of a continuing Event of Default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the Senior Note Indenture Trustee in writing to institute proceedings in respect of the Event of Default in its own name as Senior Note Indenture Trustee under the Indenture and the holder or holders have offered the Senior Note Indenture Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Senior Note Indenture Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Senior Note Indenture Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

The Senior Note Indenture Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the Senior Note Indenture Trustee, or exercising any trust or power conferred upon the Senior Note Indenture Trustee; provided the direction could not conflict with any rule of law or with the Indenture, and could not involve the Senior Note Indenture Trustee in personal liability where indemnity would not, in the Senior Note Indenture Trustee’s sole discretion, be adequate.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the Senior Note Indenture Trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Transfer and Exchange

Subject to the terms of the Indenture, senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the Indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the Senior Note Indenture Trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any senior note selected for redemption.

Resignation or Removal of Trustee

The Senior Note Indenture Trustee may resign at any time upon written notice to us and the Senior Note Indenture Trustee may be removed at any time by written notice delivered to the Senior Note Indenture Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding senior notes. No resignation or removal of a trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the Senior Note Indenture Trustee. We must give notice of resignation and removal of the Senior Note Indenture Trustee or the appointment of a successor trustee to all holders of senior notes as provided in the indenture.

Trustees, Paying Agents and Registrars for the Senior Notes

BOKF, N.A. will act as the Senior Note Indenture Trustee, paying agent and registrar under the indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent.

Governing Law

The Indenture and the senior notes are governed by New York law.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

Set forth below is a description of the general terms of the first mortgage bonds. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the mortgage indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. (the “Mortgage Trustee”), to be supplemented by a supplemental indenture to the mortgage indenture establishing the first mortgage bonds of each series. The mortgage indenture, as amended or supplemented from time to time, is referred to as the “Mortgage Indenture.” The form of the Mortgage Indenture is filed as an exhibit hereto. The terms of the first mortgage bonds will include those stated in the Mortgage Indenture and those made a part of the Mortgage Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Mortgage Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided herein.

General

From and after the Lien Effective Date (as described below), the Mortgage Indenture will constitute a first lien, subject to Permitted Liens (as described below), on substantially all of our real property and certain tangible personal property related to our facilities. The Mortgage Indenture does not limit the amount of debt that we may issue under it. However, we may issue first mortgage bonds under the Mortgage Indenture only on the basis of, and to the extent we have available, Property Additions (as described below), retired first mortgage bonds and cash. See “— Issuance of Additional First Mortgage Bonds.” The first mortgage bonds will be entitled to the benefit of the Mortgage Indenture equally and ratably with all other first mortgage bonds issued under the Mortgage Indenture.

The prospectus supplement applicable to each issuance of first mortgage bonds will specify, among other things:

•	the title of the first mortgage bonds and, if other than the date of its authentication, the date of each first mortgage bond of such series;

•	any limitation on the aggregate principal amount of the first mortgage bonds;

•

the date or dates on which the principal of any of the first mortgage bonds is payable, including the maturity date, or how to determine those dates, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the first mortgage bonds, if any, which may be fixed or variable, or the method or means by which the interest rate or rates are to be determined, and our ability to extend any interest payment periods and the duration of any extension;

•

the date or dates from which any interest will accrue, the dates on which we will pay interest on the first mortgage bonds and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such first mortgage bonds shall be payable, the methods by which registration of transfer of first mortgage bonds and exchanges of first mortgage bonds may be effected, and by which notices and demands to or upon us in respect of such first mortgage bonds may be made, given, furnished, filed or served;

•

any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the first mortgage bonds may be redeemed, in whole or in part, at our option;

•

any obligation of ours to redeem, purchase or repay any of the first mortgage bonds pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the first mortgage bonds will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the first mortgage bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the first mortgage bonds in the form of global securities and, if so, the name of the depositary for any global securities;

•

if the amount payable in respect of principal of or any premium or interest on any first mortgage bonds may be determined with reference to an index or other fact or event ascertainable outside the Mortgage Indenture, the manner in which such amount will be determined;

•	any events of default applicable to that series of first mortgage bonds in addition to the events of default described under “— Events of Default”;

•	covenants for the benefit of the holders of that series;

•

the currency, currencies or currency units in which the principal, premium, if any, and interest on the first mortgage bonds will be payable if other than U.S. dollars and the manner for determining the equivalent principal amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Mortgage Indenture;

•

if the principal of the first mortgage bonds is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for all purposes of the Mortgage Indenture;

•

provisions, if any, for the exchange of certificates representing first mortgage bonds to reflect the effectiveness of the lien of the Mortgage Indenture on the Lien Effective Date, and any other changes necessary to reflect the effectiveness of the lien of the Mortgage Indenture on the Lien Effective Date; and

•	any other terms of the first mortgage bonds.

We may sell first mortgage bonds at par or at a substantial discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any first mortgage bonds we sell that are denominated in a currency or currency unit other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the first mortgage bonds payable on each interest payment date will be paid to the person in whose name that first mortgage bond is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any first mortgage bonds, the defaulted interest may be paid to the holders of the first mortgage bonds as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Mortgage Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of first mortgage bonds will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, first mortgage bonds will be redeemable by us only upon notice sent not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as described below), first mortgage bonds to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Mortgage Trustee or a paying agent on or before the redemption date or we have directed the Mortgage Trustee or paying agent not to apply money deposited with it for redemption of first mortgage bonds, we will not be required to redeem the first mortgage bonds on the redemption date.

Lien of the Mortgage Indenture

General

From and after the Lien Effective Date, the Mortgage Indenture will create a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities. We refer to property that is subject to the lien of the Mortgage Indenture as “Mortgaged Property” and property that is excepted from the lien of the Mortgage Indenture as “Excepted Property.”

The Mortgage Indenture provides that after-acquired property (other than after-acquired property qualifying as Excepted Property) located in the State of California will be subject to the lien of the Mortgage Indenture (subject to Permitted Liens); provided, however, that in the case of a consolidation or merger (whether or not we are the surviving corporation) or the transfer or lease of all or substantially all of the Mortgaged Property, the Mortgage Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of that transaction, to the extent not constituting Excepted Property, and improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts thereof. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens, and, in certain circumstances, liens attaching to the property prior to the recording or filing of an instrument specifically subjecting the property to the lien of the Mortgage Indenture.

The Mortgage Indenture provides that, from and after the Lien Effective Date, the Mortgage Trustee shall have a lien, prior to the first mortgage bonds, on the Mortgaged Property and on all other property and funds held or collected by the Mortgage Trustee, other than property and funds held in trust for the payment of principal, premium, if any, and interest on the first mortgage bonds, as security for the payment of the Mortgage Trustee’s reasonable compensation and expenses, and as security for the performance by us of our obligation to indemnify the Mortgage Trustee against certain liabilities.

Without the consent of the holders, we and the Mortgage Trustee may enter into supplemental indentures in order to subject additional property to the lien of the Mortgage Indenture (including property which would otherwise be Excepted Property). This property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of additional first mortgage bonds. See “— Issuance of Additional First Mortgage Bonds.”

“Lien Effective Date” means the date of delivery by the Company to the Trustee of each of the following:

•	an officer’s certificate stating that, prior to or concurrently with the Lien Effective Date:

•	the Effective Date (as defined in the Plan) has occurred; and

•	any further security documents required to create the lien in the Mortgaged Property will be executed and delivered (to the extent any such document is required to be delivered on such date):

•

a company order requesting execution and delivery by the Mortgage Trustee of a supplemental indenture (such company order to be accompanied by the documents required by Section 1.04 of the Mortgage Indenture), if deemed necessary or desirable by the Company to effectuate the lien of the Mortgage Indenture, and such other instruments (in form and substance reasonably satisfactory to the Mortgage Trustee) as the Company may deem necessary or desirable to effectuate the lien of the Mortgage Indenture; and

•	an officer’s certificate stating that, to the knowledge of the signer, no event of default has occurred and is continuing.

For purposes of this definition, the following terms have the following meaning:

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District Of California.

“Confirmation Order” means the confirmation order entered by the Bankruptcy Court confirming the Plan and approving the transactions contemplated thereby.

“DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor in Possession Credit, Guaranty and Security Agreement, dated as of February 1, 2019, among the Company, as borrower, PG&E Corporation, as guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as collateral agent.

“Plan” means the Debtors’ and Shareholder Proponents Joint Plan of Chapter 11 Reorganization Dated March 16, 2020 [Docket No. 6320] filed by the Company and PG&E Corporation with the Bankruptcy Court (as may be modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto).

Excepted Property

From and after the Lien Effective Date, the Mortgage Indenture will constitute a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities, located in the State of California, except for the Diablo Canyon nuclear power plant, our corporate offices, certain specified properties as set forth in the Mortgage Indenture and the following Excepted Property (unless otherwise indicated in any applicable prospectus supplement):

•

all money, investment property and deposit accounts and security entitlements (as those terms are defined in the California Commercial Code as in effect on the date of execution of the Mortgage Indenture), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, joint ventures, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, commodity accounts and policies of insurance on the lives of our officers and directors, of whatever kind and nature, in each case to the extent not paid or delivered to, deposited with or held by the Mortgage Trustee;

•

all accounts, chattel paper, commercial tort claims, documents, general intangibles (with certain exclusions such as licenses and permits to use the real property of others), instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code) and all contracts, leases (including, but not limited to, the lease of certain real property at our Diablo Canyon nuclear power plant), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by us;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances and greenhouse gas allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property;

•

all fuel, whether or not that fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures described in the granting clauses of the Mortgage Indenture as Mortgaged Property;

•	all personal property, the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

•

all property that is the subject of a lease agreement designating us as lessee and all our right, title and interest in and to that leased property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (including, but not limited to, certain real property leased at our Diablo Canyon nuclear power plant);

•

all property, real, personal and mixed, which subsequent to the execution date of the Mortgage Indenture, has been released from the lien of the Mortgage Indenture, and any improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any parts thereof;

•	all property, real, personal and mixed, that is stated in the Mortgage Indenture to not be subject to the lien of the Mortgage Indenture;

•	all Environmental Remediation Sites;

•	all General Office Property;

•	all Hydro Property;

•	all Mitigation Property;

•	all Surplus Property; and

•	all proceeds (as that term is defined in the California Commercial Code) of the foregoing Excepted Property;

provided, however, that Excepted Property shall not include the identifiable proceeds (as that term is defined in the California Commercial Code) of any Mortgaged Property that we have disposed of in violation of the terms of the Mortgage Indenture.

If an Event of Default occurs under the Mortgage Indenture, certain of the Excepted Property may become subject to the lien of the Mortgage Indenture.

The Mortgage Indenture permits us to create or allow to exist certain “Permitted Liens,” such as mortgages, deeds of trust, pledges, security interests, leases, reservations, restrictions, charges, encumbrances, or other liens on the Mortgaged Property which rank senior to the lien of the Mortgage Indenture.

“Permitted Liens” include:

•

to the extent we consolidate with, or merge into, another entity, liens on the assets of such entity in existence on the date of the consolidation or merger and securing debt of such entity, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and do not extend to any other Mortgaged Property in existence immediately prior to the consolidation or merger;

•

as to property acquired by us after the date of execution of the Mortgage Indenture, liens existing or placed thereon at the time of the acquisition thereof, provided that the liens do not extend to any other Mortgaged Property;

•	liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

•

mechanics’, workmen’s, vendors’, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, inchoate liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including, without limitation, liens for workers’ compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•

liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) $10 million to the extent in existence in calendar year 2020; provided, that, with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the consumer price index for all urban consumers, U.S. City average, or urban CPI, for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year and (B) three percent of the principal amount of the first mortgage bonds then outstanding or (ii) with respect to which we shall (x) in good faith be prosecuting an appeal or other proceeding for review and with respect to which we shall have secured a stay of execution pending the appeal or other proceeding or (y) have the right to prosecute an appeal or other proceeding for review;

•

easements, encumbrances, leases, reservations, restrictions or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that the easements, encumbrances, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations (A) do not, in our opinion, materially impair the use by us of such Mortgaged Property for the purposes for which it is held by us or (B) have been insured over by a lender’s policy of title insurance in favor of the Mortgage Trustee, as mortgagee;

•

conservation easements in accordance with our Settlement Agreement as modified and approved by the Public Utilities Commission of the State of California in its Opinion and Order of December 18, 2003 and the Stipulation Resolving Issues Regarding the Land Conservation Commitment, dated September 25, 2003, as filed with the Public Utilities Commission of the State of California;

•

defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of us or used or to be used by us primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) we obtain from the apparent owner or owners of the real property a sufficient right, by the terms of the instrument granting the right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which we acquired it, (ii) such defects, irregularities, exceptions or limitations are subordinated to our interest in such real property, (iii) we have power under eminent domain or similar statutes to remove the defects, irregularities, exceptions or limitations to the extent such defects, irregularities, exceptions or limitations affect our interest therein or (iv) the defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

•

liens upon real property or rights in or relating to real property for the purpose of the distribution of electricity or gas, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way, which liens secure or evidence indebtedness or other obligations neither created, assumed nor guaranteed by us nor on account of which it customarily pays interest;

•

leases, licenses, or occupancy agreements existing at the date of execution of the Mortgage Indenture affecting Mortgaged Property owned by us at that time, and renewals and extensions thereof; and leases, licenses, or occupancy agreements affecting that Mortgaged Property entered into after the date of execution of the Mortgage Indenture, or affecting mortgaged properties acquired by us after that date which, in either case, (i) have terms of not more than 10 years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by us of the properties for the purposes for which they are held by us;

•

liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of the rent or other amounts or the performance of the other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

•

controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon us with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

•

rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate our property and business; and any and all our obligations correlative to any of these rights;

•

liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable us to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers’ compensation, unemployment insurance, social security or any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

•	liens on the Mortgaged Property or any part thereof which are granted by us to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

•

rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by us or by others on our property;

•

rights and interests of persons other than us arising out of contracts, agreements and other instruments to which we are a party and which relate to the common ownership or joint use of property and all liens on the interests of persons other than us in property owned in common by those persons and us if and to the extent that the enforcement of those liens would not adversely affect our interests in that property in any material respect;

•	any restrictions on transfer or assignment and/or requirements of any assignee to qualify as a permitted transferee or assignee and/or a public utility or public service corporation;

•	any liens (A) which have been bonded over for the full amount in dispute or (B) for the payment of which other adequate security arrangements have been made;

•

easements, ground leases or right-of-way in, upon, over and/or across our property or rights-of-way in our favor for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that the grant does not materially impair the use of the property or rights-of-way for the purposes for which the property or rights-of-way are held by us;

•	prepaid liens and purchase money liens, as more particularly described in the Mortgage Indenture;

•	liens contemplated by the Plan;

•	any lien incurred in connection with the issuance of Qualified Securitization Bonds (as such term is defined in the Mortgage Indenture);

•	any other liens which are in existence on the date of execution of the Mortgage Indenture and the aggregate principal amount thereof does not exceed $30 million;

•

any other liens which then outstanding principal amounts do not, in the aggregate, exceed $65 million to the extent in existence in calendar year 2020, provided that with respect to any of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the urban CPI for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year; and

•	the lien under the Mortgage Indenture in favor of the Mortgage Trustee with respect to the compensation and other amounts payable by us to the Mortgage Trustee in its capacity as Mortgage Trustee.

Issuance of Additional First Mortgage Bonds

We may issue first mortgage bonds of any series from time to time against Property Additions, Retired Securities (as described below) and cash deposited with the Mortgage Trustee, in an aggregate principal amount not exceeding:

•	70% of the aggregate of the net amounts of Property Additions which constitute Unfunded Property (as described below);

•

the aggregate principal amount of previously issued first mortgage bonds that have been canceled or that we have delivered to the Mortgage Trustee for cancellation or previously issued first mortgage bonds deemed to have been paid under the Mortgage Indenture, each of which we refer to as “Retired Securities”; or

•	the amount of cash deposited with the Mortgage Trustee.

“Property Additions” generally include any item, unit or element of property which is owned by us and is subject to the lien of the Mortgage Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts at the time of such acquisition or construction.

The Mortgage Indenture includes limitations on the issuance of first mortgage bonds against property subject to liens and upon the increase of the amount of any senior liens on Funded Property.

“Funded Property” generally means Mortgaged Property which has been used as the basis for the issuance of first mortgage bonds or as the basis for the release or substitution of Mortgaged Property under the Mortgage Indenture.

“Retired Securities” means, generally, first mortgage bonds which are no longer outstanding under the Mortgage Indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of first mortgage bonds, the release of property or the withdrawal of cash.

“Unfunded Property” generally means Mortgaged Property which has not previously been used as the basis for the issuance of first mortgage bonds (not otherwise retired) or as the basis for the release or substitution of Mortgaged Property.

Release of Mortgaged Property

We may release property from the lien of the Mortgage Indenture if we deliver to the Mortgage Trustee cash equal to the Funded Property Basis (as described below) of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. Any of the following or any combination of the following will be applied as a credit against the cash we will be required to deliver to the Mortgage Trustee:

•	the aggregate principal amount of obligations secured by a Purchase Money Lien on the property to be released, subject to certain limitations described below;

•

an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of certified Property Additions constituting Unfunded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the Property Additions were acquired, made or constructed within 90 days before our request for release);

•

an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds we would be entitled to issue on the basis of retired first mortgage bonds (with that entitlement being waived by operation of such release); and

•	an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds delivered to the Mortgage Trustee.

For purposes of this subsection, the following terms have the following meaning:

•	“Funded Property Basis” generally means the Net Cost of Funded Property or the Net Fair Value to us of the Funded Property at the time it became Funded Property, whichever is less.

•

“Net Cost” means, as of the date of calculation, the cost of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the cost of the property.

•

“Net Fair Value” means, as of the date of calculation, the fair value of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the fair value of the property.

•

“Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property to secure all or part of its purchase price or granted to one or more other persons in connection with the transfer or release thereof, or granted to or held by a Mortgage Trustee or agent for any such persons, and may include liens which cover property in addition to the property being released and/or which secure additional indebtedness.

We will be permitted to release from the lien of the Mortgage Indenture Unfunded Property without depositing any cash with the Mortgage Trustee or providing any other credits if either (i) the lower of the Net Cost or Net Fair Value to us of all Unfunded Property (excluding the property to be released), after making certain adjustments, is at least zero, or (ii) the lower of the Net Cost or Net Fair Value to us of the Unfunded Property to be released, after making certain adjustments, does not exceed the lower of the Net Cost or Net Fair Value of all property acquired, made or constructed on or after 90 days before our request, after making certain adjustments. If neither (i) or (ii) in the immediately preceding sentence applies, we will be required to deliver a “make-up” amount in cash. We may apply as a credit against the cash we will be required to deliver to the Mortgage Trustee any of the items described under the bullet points in this section.

We also will be permitted to release in a calendar year property up to the lesser of $10 million (increased yearly by the urban CPI) or 3% of the aggregate principal amount of first mortgage bonds then outstanding without complying with the other release provisions in the Mortgage Indenture. However, if, upon reliance on this release provision, we release Funded Property, we are required to deposit with the Mortgage Trustee, by the end of the calendar year, cash equal to 70% of the Funded Property Basis of the property released, net of certain credits.

The Mortgage Indenture provides simplified procedures for the release of property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Mortgage Trustee.

The provisions described above permitting the release of property (except property taken by eminent domain) will be operable only if no Event of Default has occurred and is continuing under the Mortgage Indenture.

Withdrawal of Cash

Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Mortgage Trustee may, generally,

•

be withdrawn by us (i) to the extent of an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of Property Additions constituting Unfunded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired or made within 90 days before our request for withdrawal) or (ii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds (with the entitlement to that issuance being waived by operation of the withdrawal) or (iii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee; or

•

upon our request, applied to (i) the purchase of first mortgage bonds or (ii) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for redemption) of any first mortgage bonds which are redeemable.

Evidence to be Furnished to the Mortgage Trustee Under the Mortgage Indenture

We will demonstrate compliance with Mortgage Indenture provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released or counsel regarding compliance with the Mortgage Indenture generally. In certain major matters, applicable law requires that an accountant, engineer or other expert must be independent. We must file a certificate each year with respect to our compliance with the conditions and covenants under the Mortgage Indenture.

Consolidation, Merger, Transfer of Mortgaged Property

We may not consolidate with or merge with or into any other Person (as described below) or convey, otherwise transfer or lease all or substantially all of our Mortgaged Property to any Person unless:

•

the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Mortgaged Property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the first mortgage bonds then outstanding, contains an assumption by the successor Person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all first mortgage bonds then outstanding and the performance and observance of every covenant and conditions under the Mortgage Indenture to be performed or observed by us;

•

that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that contains a grant, conveyance, transfer and mortgage by the successor Person confirming the lien of the Mortgage Indenture on the Mortgaged Property and subjecting to the lien all property (other than Excepted Property) thereafter acquired by the successor Person that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of the successor Person, subjecting to the lien of the Mortgage Indenture the other property, real, personal and mixed, then owned or thereafter acquired by the Person as the person shall specify in its sole discretion;

•

in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default and by the purchaser of the property so leased at any sale of the property under the Mortgage Indenture, whether under the power of sale conferred by the Mortgage Indenture or pursuant to judicial proceedings;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default shall have occurred and be continuing; and

•

we have delivered to the Mortgage Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Mortgage Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between us and any of our wholly-owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further, that the successor assumes all of our obligations under the Mortgage Indenture.

In the case of a conveyance or other transfer of all or substantially all of the Mortgaged Property to any other Person as contemplated under the Mortgage Indenture, upon the satisfaction of all the conditions described above we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations under the Mortgage Indenture and on the first mortgage bonds then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection:

•

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as defined in the Mortgage Indenture).

Additional Covenants

We have agreed in the Mortgage Indenture, among other things:

•	to maintain a place of payment for any series of first mortgage bonds; and

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations).

Modification of the Mortgage Indentures; Waiver

We and the Mortgage Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, considered as one class, modify or amend the Mortgage Indenture, including the provisions relating to the rights of the holders of first mortgage bonds of that series. However, no modification or amendment may, without the consent of each holder of affected first mortgage bonds:

•

change the stated maturity of, the principal of, reduce the principal amount or any premium payable on, reduce the interest rate of, or change the method of calculating the interest rate with respect to that first mortgage bond;

•	reduce the amount of principal payable upon acceleration of the maturity of that first mortgage bond;

•	change the type of consideration (coin, currency or other property) used to pay the principal of, or interest or premium on that first mortgage bond;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, that first mortgage bond;

•	reduce the percentage in principal amount of outstanding first mortgage bonds of any series the consent of whose holders is required for modification or amendment of the Mortgage Indenture;

•	reduce the percentage of principal amount of outstanding first mortgage bonds necessary for waiver of compliance with certain provisions of the Mortgage Indenture or for waiver of certain defaults;

•	modify the provisions with respect to modification and waiver, except as provided in the Mortgage Indenture;

•	reduce the quorum or voting requirements applicable to holders of the first mortgage bonds; or

•

permit the creation of any lien (not otherwise permitted by the Mortgage Indenture) ranking prior to the lien of the Mortgage Indenture, with respect to all or substantially all of the Mortgaged Property or, except as otherwise expressly permitted under the Mortgage Indenture, release the lien of the Mortgage Indenture, terminate the lien of the Mortgage Indenture on all or substantially all of the Mortgaged Property or deprive the holders of the first mortgage bonds of the benefit of the lien of the Mortgage Indenture.

The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, voting as a single class, may waive compliance by us with certain provisions of the Mortgage Indenture benefiting holders of first mortgage bonds of that series or the applicable first mortgage bonds. The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of any series outstanding under the Mortgage Indenture may, on behalf of the holders of all of the first mortgage bonds of that series, waive any past default under the Mortgage Indenture with respect to that series and its consequences, except defaults in the payment of the principal of or any premium or interest on any first mortgage bonds of that series and defaults in respect of a covenant or provision in the Mortgage Indenture which cannot be modified, amended or waived without the consent of each holder of affected first mortgage bonds.

We and the Mortgage Trustee may, without the consent of any holder of first mortgage bonds, amend the Mortgage Indenture and the first mortgage bonds for certain reasons, including, but not limited to, the following:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Mortgage Indenture and in the first mortgage bonds;

•	add covenants or other provisions applicable to us and for the benefit of the holders of first mortgage bonds or one or more specified series thereof;

•	establish the form or terms of first mortgage bonds of any series as contemplated by the Mortgage Indenture;

•	cure any ambiguity;

•	correct or amplify the description of the Mortgaged Property, or to subject to the lien of the Mortgage Indenture additional property (including property of persons other than us);

•	specify any additional Permitted Liens with respect to that additional property;

•

add, change or eliminate any provision of the Mortgage Indenture so long as the addition, change or elimination does not adversely affect the interest of holders of first mortgage bonds of any series in any material respect;

•	change any place or places for payment or surrender of first mortgage bonds and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	comply with the rules of any applicable securities depository.

In order to determine whether the holders of the requisite principal amount of the outstanding first mortgage bonds have taken an action under the Mortgage Indenture as of a specified date:

•

the principal amount of a discount bond that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	first mortgage bonds owned by us or any other obligor upon the first mortgage bonds or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•

failure to pay interest on a first mortgage bond 60 days after such interest becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the interest payment period with respect to the first mortgage bonds of such series, of which such first mortgage bond is a party;

•

failure to pay the principal of or sinking fund installment, if any, or premium, if any, on, any first mortgage bond within 3 Business Days after the same becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the maturity of the first mortgage bonds of the series of which such first mortgage bond is a party;

•

failure to perform any other covenant or warranty applicable to us in the Mortgage Indenture continuing for 90 days after the Mortgage Trustee, or the holders of at least 25% in aggregate principal amount of the first mortgage bonds then outstanding, give us notice of the default and require us to remedy the default, unless the Mortgage Trustee, or the Mortgage Trustee and holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave that notice agree in writing to an extension of the period prior to its expiration; provided, however, that the Mortgage Trustee, or the Mortgage Trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, mortgage indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt (as defined below), whether the Debt exists on the date of execution of the Mortgage Indenture, or shall thereafter be created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the Debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”), or (ii) results in the acceleration of the Debt prior to its express maturity, and in each case, the principal amount of any of that Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $200 million or more, provided, however, that if the Event of Default under that mortgage, Mortgage Indenture or instrument is cured or waived or the acceleration is rescinded or the Debt is repaid, within a period of 20 days from the continuation of that Event of Default beyond the applicable grace period or the occurrence of the acceleration, as the case may be, the Event of Default described in this bullet point shall be automatically cured; provided, further, that with respect to any mortgage, mortgage indenture or instrument that exists on the date of execution of the Mortgage Indenture, this provision only applies to the extent that the obligations to pay amounts thereunder are enforceable after the effective date of the Plan.

The $200 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2020 by the same percentage increase in the urban CPI Index (as defined in the Mortgage Indenture) for the period commencing January 1, 2020 and ending on January 1 of the applicable calendar year.

For purposes of this subsection, “Debt” means any debt of us for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Lease Obligations or Swap Agreements. “Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Mortgage Trustee deems it to be in the interest of the holders of the first mortgage bonds, it may withhold notice of default, except defaults in the payment of principal, premium or interest with respect to any first mortgage bond.

If an Event of Default occurs, the Mortgage Trustee or the holders of at least 25% in aggregate principal amount of the first mortgage bonds outstanding, considered as one class, may declare all principal (or, if any of the first mortgage bonds are Discount Bonds (as such term is defined in the Mortgage Indenture), such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) immediately due and payable, provided, however, that if an Event of Default occurs with respect to certain events of bankruptcy, insolvency or reorganization, then the principal amount (or, if any of the first mortgage bonds are Discount Bonds, such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) of first mortgage bonds outstanding shall be due and payable immediately without further action by the Mortgage Trustee or holders. If the default has been cured and other specified conditions in the Mortgage Indenture have been satisfied before any Mortgaged Property has been sold and before a judgment or decree for payment has been obtained by the Mortgage Trustee as provided in the Mortgage Indenture, the event or events of default giving rise to the acceleration will be deemed to have been cured and the declaration of acceleration and its effect will be deemed to have been rescinded and annulled.

No holder of first mortgage bonds will have any right to institute any proceeding, judicial or otherwise, or for any other remedy under the Mortgage Indenture unless the holder has given the Mortgage Trustee written notice of the Event of Default, the holders of at least 25% of the first mortgage bonds have requested the Mortgage Trustee in writing to institute proceedings with respect to the Event of Default in its own name as Mortgage Trustee under the Mortgage Indenture and have offered the Mortgage Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Mortgage Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Mortgage Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of first mortgage bonds then outstanding.

The Mortgage Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of a majority in principal amount of the first mortgage bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee.

Discharge

Any first mortgage bond, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Mortgage Indenture, and, at our election, our entire indebtedness in respect of the first mortgage bonds will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Mortgage Trustee or any paying agent (other than us), in trust of:

•	money (including funded cash not otherwise applied pursuant to the Mortgage Indenture) in an amount which will be sufficient, or

•

in the case of a deposit made prior to the maturity of the first mortgage bonds or portions thereof, Eligible Obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Mortgage Trustee or the paying agent, will be sufficient, or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the first mortgage bonds or portions thereof.

For purposes of this subsection, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and depositary receipts or other instruments with respect to the obligations or any specific interest or principal payments due in respect thereof.

Transfer and Exchange

Subject to the terms of the Mortgage Indenture, first mortgage bonds of any series may be exchanged for other first mortgage bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Mortgage Indenture and the limitations applicable to global securities, first mortgage bonds may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the Mortgage Trustee, us or the registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

If we provide for any redemption of a series of first mortgage bonds in a prospectus supplement, we will not be required to execute, register the transfer of or exchange any first mortgage bond of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any first mortgage bond selected for redemption.

Resignation or Removal of Mortgage Trustee

The Mortgage Trustee may resign at any time upon written notice to us but the Mortgage Trustee’s resignation will not take effect until a successor Mortgage Trustee accepts appointment. The Mortgage Trustee may be removed at any time by written notice delivered to the Mortgage Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding first mortgage bonds. In addition, under certain circumstances, we may remove the Mortgage Trustee, or any holder who has been a bona fide holder of a first mortgage bond for at least six months may seek a court order for the removal of the Mortgage Trustee and the appointment of a successor trustee. We must give notice of resignation and removal of the Mortgage Trustee or the appointment of a successor trustee to all holders of first mortgage bonds as provided in the Mortgage Indenture.

Mortgage Trustee, Paying Agents and Registrars for the First Mortgage Bonds

The Bank of New York Mellon Trust Company, N.A. will serve as Mortgage Trustee under the Mortgage Indenture. We may change either the paying agent or registrar without prior notice to the holders of the first mortgage bonds, and we may act as paying agent. The Mortgage Trustee serves as trustee under our senior note Indenture. We and our parent company maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The Mortgage Indenture and the first mortgage bonds shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable, provided that the law of the jurisdiction in which the Mortgaged Property consisting of real property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the lien of the Mortgage Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock and preferred stock (together, the “capital stock”). The following description is only a summary and is qualified in its entirety by reference to applicable law, our restated articles of incorporation and bylaws and the Amended Articles (as defined below) and the Amended Bylaws (as defined below). In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

In connection with PG&E Corporation’s and the Utility’s emergence from the Chapter 11 Cases, we expect to amend our restated articles of incorporation (the “Amended Articles”) and bylaws (the “Amended Bylaws”) to reflect certain changes in connection with the development and implementation of a plan of reorganization. The Amended Articles and the Amended Bylaws are subject to the approval of the Bankruptcy Court, and are therefore not in final form. Accordingly, the terms summarized below remain subject to change. In the event that the terms of the Amended Articles and/or the Amended Bylaws change after the effective date of this registration statement, we will update the following description in a prospectus supplement or post-effective amendment to this registration statement, in which case, the following description would be superseded by the description provided in such prospectus supplement or post-effective amendment to this registration statement. Copies of our current restated articles of incorporation and bylaws and the form of the Amended Articles and the Amended Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our restated articles of incorporation authorize the issuance of 800,000,000 shares of common stock and 85,000,000 shares of preferred stock, and the Amended Articles will authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. As of April 27, 2020, there were approximately 529,785,896 shares of our common stock, no par value, outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our restated articles of incorporation or the Amended Articles (once effective) will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

The Amended Articles (once effective) will restrict our ability to issue non-voting shares of our capital stock to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code for so long as such Section is in effect and applicable to us (the “Voting Restrictions”). Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights. Additionally, the rights of holders of common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

The transfer agent and registrar for our common stock is EQ Shareowner Services, P. O. Box 64874, St. Paul, MN, 55164-0874.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series up to the aggregate amounts authorized by our restated articles of incorporation or the Amended Articles (once effective) and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of our preferred stock outstanding.

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	voting rights, if any, of the preferred stock (in accordance with the Voting Restrictions, if applicable);

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Until our board of directors determines the rights of the holders of a series of preferred stock, we cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock. However, the effect could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

Rank

If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Ownership Restrictions

The Amended Articles will impose certain restrictions on the transferability and ownership of our capital stock and any other interests designated as “stock” of PG&E Corporation by the Board as disclosed in an SEC filing by PG&E Corporation (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years for Federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid. The Ownership Restrictions may be waived by our board of directors on a case-by-case basis.

Subject to certain exceptions, the Ownership Restrictions will restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of our outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of our Equity Securities from increasing their proportionate interest in our Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The Ownership Restrictions will remain in effect until the earliest of (i) the repeal, amendment or modification of Section 382 (and any comparable successor provision) of the Code, in such a way as to render the restrictions imposed by Section 382 of the Code no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which our board of directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by our board of directors if it determines that the limitation amount imposed by Section 382 of the Code as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Code and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation and (iv) the date selected by our board of directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities and, solely in the case of PG&E Corporation, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

PG&E Corporation may issue warrants for the purchase of its preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between PG&E Corporation and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Ownership of equity warrants and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

PG&E Corporation may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to it, and obligating it to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts.

The stock purchase contracts may require PG&E Corporation to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances PG&E Corporation may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Ownership of stock purchase contracts and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase the securities under the debt purchase contracts.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the purchase contracts;

•	the collateral, depositary and custodial arrangements, if applicable, relating to such purchase contracts or purchase units; and

•	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The depositary shares may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subscription right. The accompanying prospectus supplement may add, update or change the terms and conditions of the subscription rights as described in this prospectus.

In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into backstop commitment letters or other standby purchase arrangements with one or more parties pursuant to which such parties will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the number of the subscription rights issuable to each rightholder;

•	the extent to which the subscription rights will be transferable;

•	the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•	the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any backstop commitment letters or other standby purchase arrangements that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. The prospectus supplement for any issuance of subscription rights will describe the procedures for payment of the applicable subscription price and the settlement of the subscription rights that are exercised, including the terms of any applicable escrow arrangements. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to backstop commitment letters or other standby purchase arrangements, as set forth in the applicable prospectus supplement.

Ownership of subscription rights and exercise by holders thereof may also be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the debt securities, common stock, preferred stock, warrants, securities purchase contracts, securities purchase units or depositary shares initially will be issued in book entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will send an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to one or more purchasers, shareholders or holders of subscription rights;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise; or

•	through a combination of any of these methods or any other method permitted by law.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of our securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. The prospectus supplement with respect to the securities we may sell will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights may or may not be listed on a national securities exchange.

To facilitate a securities offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP and/or Hunton Andrews Kurth LLP. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the PG&E Corporation’s and the Utility’s Annual Reports on Form 10-K, and the effectiveness of PG&E Corporation’s and the Utility’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation and the Utility file annual, quarterly and current reports, proxy statements and other information with the SEC under File Nos. 001-12609 and 001-02348, respectively. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation and the Utility, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s and the Utility’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation and the Utility have “incorporated by reference” into this prospectus certain information that they file with the SEC. This means that PG&E Corporation and the Utility can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

PG&E Corporation and the Utility incorporate by reference the documents and information listed below and any future filings that they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus until the termination of each offering of securities under this prospectus:

•	PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 on Form 10-K/A;

•	PG&E Corporation’s and the Utility’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•

PG&E Corporation’s and the Utility’s Current Reports on Form 8-K filed with the SEC on January  23, 2020, January 31, 2020, February 4, 2020, February 7, 2020, March 2, 2020, March 6, 2020, March 10, 2020, March 23, 2020, April 22, 2020, May 1, 2020, May 12, 2020, May 27, 2020, May 27, 2020, June  3, 2020, June 8, 2020 and June 9, 2020 ; and

•

the description of the common stock of PG&E Corporation contained in its Registration Statement on Form S-4 filed with the SEC on February 21, 1996, and any amendment or report filed to update such description.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

423,372,629 Shares

Common Stock

Prospectus Supplement

June 25, 2020

Joint Book-Running Managers

Goldman Sachs & Co. LLC

J.P. Morgan

Barclays

Citigroup

BofA Securities

Co-Managers

BNP PARIBAS

Credit Suisse

Mizuho Securities

MUFG

Wells Fargo Securities

BMO Capital Markets

Wolfe Capital Markets and Advisory

BNY Mellon Capital Markets, LLC

Academy Securities

CastleOak Securities, L.P.

Loop Capital Markets

Ramirez & Co., Inc.

Siebert Williams Shank